UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

DANAHER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DANAHER CORPORATION

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2007

To the Shareholders:

Notice is hereby given that the 2007 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (“Danaher”), will be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C., on May 15, 2007 at 3:00 p.m., local time, for the following purposes:

1.	To elect three directors to hold office for a term of three years and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2007.

3.	To approve an amendment to Danaher’s Certificate of Incorporation to increase the number of authorized shares of common stock of Danaher to a total of one billion (1,000,000,000) shares, $.01 par value per share.

4.	To approve the 2007 Stock Incentive Plan.

5.	To approve the 2007 Executive Cash Incentive Compensation Plan.

6.	To approve an amendment to Danaher’s Amended and Restated Executive Deferred Incentive Program

7.	To act upon a shareholder proposal, if properly presented at the meeting.

8.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2007 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. O’REILLY

Secretary

April 10, 2007

PROXY STATEMENT

DANAHER CORPORATION

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006

2007 ANNUAL MEETING OF SHAREHOLDERS

MAY 15, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Danaher Corporation, a Delaware corporation (“Danaher”), of proxies for use at the 2007 Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. on May 15, 2007 at 3:00 p.m., local time, and at any and all adjournments thereof. Danaher’s principal address is 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The date of mailing of this Proxy Statement is on or about April 10, 2007. The purpose of the meeting is to: elect three directors to hold office for a term of three years and until their successors are elected and qualified; ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2007; approve an amendment to Danaher’s Certificate of Incorporation to increase the number of authorized shares of common stock of Danaher to a total of one billion (1,000,000,000) shares, $.01 par value per share; approve the 2007 Stock Incentive Plan; approve the 2007 Executive Cash Incentive Compensation Plan; approve an amendment to Danaher’s Amended and Restated Executive Deferred Incentive Program; act upon a shareholder proposal, if properly presented at the meeting; and consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with Danaher’s Bylaws, the Board has fixed the close of business on March 19, 2007 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (1) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board, (2) FOR ratification of the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2007, (3) FOR approval of an amendment to Danaher’s Certificate of Incorporation to increase the number of authorized shares of Danaher common stock to a total of one billion (1,000,000,000) shares, $.01 par value per share, (4) FOR approval of the 2007 Stock Incentive Plan, (5) FOR approval of the 2007 Executive Cash Incentive Compensation Plan, (6) FOR approval of an amendment to Danaher’s Amended and Restated Executive Deferred Incentive Program, (7) AGAINST the shareholder proposal, and (8) in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment thereof. The Board has selected Steven Rales and Mitchell Rales to act as proxies with full power of substitution.

The proxies being solicited hereby are being solicited by Danaher’s Board. The total expense of the solicitation will be borne by Danaher, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Danaher, who will receive no additional compensation for their services. We have retained Georgeson Shareholder, 17 State Street, New York, New York 10004, to aid in the solicitation of proxies. For these services, we expect to pay Georgeson a fee of less than $15,000 and reimburse it for certain out-of-pocket disbursements and expenses.

The only outstanding securities of Danaher entitled to vote at the Annual Meeting are shares of common stock, $.01 par value. As of the close of business on March 19, 2007, the record date for determining the shareholders of Danaher entitled to vote at the Annual Meeting, 309,098,673 shares of Danaher common stock were outstanding, excluding shares held by or for the account of Danaher. Each outstanding share of Danaher common stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Danaher common stock entitled to vote at the Annual Meeting as of the record date. Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. With respect to Proposals 4, 6 and 7, brokers or other nominees that are New York Stock Exchange member organizations are prohibited from voting unless they receive specific instructions from the beneficial owner of the shares.

If a quorum is present, the vote required to approve each of the proposals is as follows. For Proposal 1, the three nominees who receive the most votes “For” will be elected. In the election of directors, each shareholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For Proposal 3, which provides for an amendment to our certificate of incorporation, the affirmative vote of a majority of the outstanding shares of Danaher common stock entitled to vote thereon is required for approval. For each of the other proposals, the affirmative vote of a majority of the shares of Danaher common stock represented in person or by proxy and entitled to vote on the proposal is required for approval. In addition, in order for Proposals 4 and 6 to be approved, the New York Stock Exchange listing standards require that (1) the total votes cast must represent more than 50% of the Danaher common stock issued, outstanding and entitled to vote at the Annual Meeting (with abstentions counting as votes cast and broker non-votes not counting as votes cast) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast). As a result, the failure to give your broker instructions for how to vote on Proposals 4 or 6 could, depending on the number of votes cast, result in the proposal not being adopted. Broker non-votes will not affect the required vote with respect to Proposal 7.

For purpose of Proposal 1, votes that are withheld do not affect the required vote. For purposes of each of the other proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval of a particular proposal and, accordingly, have the effect of a vote against the proposal.

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”) you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the meeting by submitting your instructions by telephone, over the Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided (each of which means is valid under Delaware law). Most Danaher stockholders hold their shares through a broker, bank, trustee or another nominee, rather than registered directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, trustee or nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Danaher a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

If you and other residents at your mailing address own shares of Danaher common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials, known as “householding,” is designed to reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Your broker will send one copy of Danaher's annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or telephoning 1-800-542-1061. The revocation of your consent to householding will be effective 30 days after its receipt. If you did not receive an individual copy of this proxy statement or Danaher’s annual report, we will send a copy to you if you address your written request to Danaher Corporation, Attn: Investor Relations, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, or call Danaher at 202-828-0850.

If you participate in the Danaher Stock Fund through the Danaher Corporation & Subsidiaries Retirement and Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan (collectively, the “Savings Plans”), your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of common stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 10, 2007, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

BENEFICIAL OWNERSHIP OF DANAHER COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth as of March 19, 2007, the number of shares and percentage of Danaher common stock beneficially owned by (1) each person who owns of record or is known to Danaher to beneficially own more than five percent of Danaher’s common stock, (2) each of Danaher’s directors and nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and (3) all executive officers and directors of Danaher as a group. As of March 19, 2007, 309,098,673 shares of Danaher common stock were outstanding, excluding shares held by or for the account of Danaher. Except as otherwise indicated, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 19, 2007.

Name	Number of Shares Beneficially Owned (1)		Percent Of Class (1)
Mortimer M. Caplin	382,948	(2)	*
H. Lawrence Culp, Jr.	2,402,312	(3)	*
Donald J. Ehrlich	126,000	(4)	*
Linda P. Hefner	4,000	(5)	*
Walter G. Lohr, Jr.	383,000	(6)	*
Mitchell P. Rales	42,211,755	(7)	13.7%
Steven M. Rales	42,955,914	(8)	13.9%
John T. Schwieters	14,000	(9)	*
Alan G. Spoon	36,000	(10)	*
A. Emmet Stephenson, Jr.	404,240	(11)	*
Daniel L. Comas	170,272	(12)	*
Philip W. Knisely	698,557	(13)	*
Steven E. Simms	1,215,499	(14)	*
James A. Lico	102,576	(15)	*
FMR Corp.	18,203,253	(16)	5.9%
T. Rowe Price Associates, Inc.	17,725,548	(17)	5.7%
All executive officers and directors as a group (19 persons)	68,001,253	(18)	21.6%

(1)	Pursuant to the definition of beneficial ownership, balances credited to an officer’s account under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program (the “EDIP”), which could under the terms of the EDIP be converted into shares of Danaher common stock within 60 days of March 19, 2007, are reflected in the table. EDIP participants generally have the right to terminate employment at any time and at their election receive an immediate distribution of their vested EDIP balance in the form of Danaher common stock. For purposes of the table, the number of shares of Danaher common stock attributable to a person’s EDIP account is equal to (all amounts rounded to the next lowest whole share) (1) the person’s outstanding EDIP balance as of March 19, 2007 (to the extent such balance is vested or will become vested within 60 days of March 19, 2007), divided by (2) the closing price of Danaher common stock as reported on the New York Stock Exchange on March 19, 2007 ($71.58 per share). For purposes of the table, the number of shares attributable to each executive officer’s 401(k) account is equal to (all amounts rounded to the next lowest whole share) (a) the officer’s balance, as of March 19, 2007, in the Danaher stock fund included in the executive officer’s 401(k) account (the “401(k) Danaher Stock Fund”), divided by (b) the closing price of Danaher common stock as reported on the New York Stock Exchange on March 19, 2007 ($71.58 per share). The 401(k) Danaher Stock Fund consists of a unitized pool of Danaher common stock and cash, and as such does not allocate a specific number of shares of Danaher common stock to each participant. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of March 19, 2007.

(2)	Includes options to acquire 36,000 shares and 72,800 shares, in each case owned by a revocable trust of which Mr. Caplin and his spouse are the sole trustees, 260,000 shares owned by grantor retained annuity trusts of which Mr. Caplin is trustee and the sole annuitant, and 14,148 shares held by a charitable foundation of which Mr. Caplin is director and president. The 72,800 shares owned outright by the revocable trust are pledged as security. Mr. Caplin disclaims beneficial ownership of the shares held by the charitable foundation.
(3)	Includes options to acquire 2,270,000 shares, 1,815 shares attributable to Mr. Culp’s 401(k) account and 112,497 shares attributable to Mr. Culp’s EDIP account.
(4)	Includes options to acquire 44,000 shares, 16,000 shares owned by Ripple Creek Limited Partnership, of which Mr. Ehrlich is a general partner, 6,400 shares owned by an IRA for the benefit of Mr. Ehrlich, and 59,600 shares owned jointly by Mr. Ehrlich and his former spouse.
(5)	Includes options to acquire 4,000 shares.
(6)	Includes options to acquire 44,000 shares. Also includes 35,000 shares held by a charitable foundation of which Mr. Lohr is president, and 80,000 shares held by Mr. Lohr as trustee of a trust for his children, as to each of which Mr. Lohr disclaims beneficial ownership.
(7)	The aggregate holdings for Mitchell Rales include (i) all of the 23,692,482 shares owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 12,000,000 shares owned by a limited liability company of which Mitchell Rales is the sole member, 4,980,931 shares owned directly by Mitchell Rales, 1,000,000 shares held by a grantor retained annuity trust as to which Mitchell Rales is trustee and the sole annuitant, 41,302 shares attributable to Mitchell Rales’ 401(k) account, 422,040 shares owned by an IRA for the benefit of Mitchell Rales and 75,000 shares owned by a charitable foundation of which Mitchell Rales is a director. Mitchell Rales disclaims beneficial ownership of those shares that are owned by Steven Rales, and also disclaims beneficial ownership of all shares held through the charitable foundation. All of the shares of Danaher common stock held by Equity Group Holdings LLC and Equity Group Holdings II LLC, and 10,000,000 of the shares held by Mr. Rales’ limited liability company are pledged to secure lines of credit with certain banks and each of these entities is in compliance with these lines of credit. 4,012,284 of the shares of Danaher common stock held directly by Mitchell Rales are pledged as collateral to secure a loan of shares to him by Capital Yield Corporation, an entity owned by Messrs. Steven Rales and Mitchell Rales. The business address of Mitchell Rales, and of Equity Group Holdings LLC and Equity Group Holdings II LLC is 2099 Pennsylvania Avenue, N.W., Washington, D.C. 20006. Combined, Steven Rales and Mitchell Rales beneficially own 61,475,187 shares, or 19.9% of the Danaher common stock.

Effective March 29, 2007, all of the 20,000,000 shares previously held by Equity Group Holdings LLC were distributed as follows: (i) 10,000,000 shares to limited liability companies of which Mitchell Rales is the sole member, and (ii) 10,000,000 shares to limited liability companies of which Steven Rales is the sole member. In addition, all of the 3,692,482 shares previously held by Equity Group Holdings II LLC were distributed equally between Mitchell Rales (1,846,241 shares) and Steven Rales (1,846,241 shares). The shares held by the limited liability companies of which Mr. Rales is the sole member are pledged as security. The combined holdings of Mitchell Rales and Steven Rales remain unchanged at 61,475,187 shares.

(8)

The aggregate holdings for Steven Rales include (i) all of the 23,692,482 shares owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 12,000,000 shares owned by a limited liability company of which Steven Rales is the sole member, 7,161,129 shares owned directly Steven Rales, 2,303 shares attributable to Steven Rales’ 401(k) account, and 100,000 shares owned by a charitable foundation of which Steven Rales is a director. Steven Rales disclaims beneficial ownership of those shares that are owned by Mitchell Rales, and also disclaims beneficial ownership of all shares held through the charitable foundation. All of the shares of Danaher common stock held by Equity Group Holdings LLC and Equity Group Holdings II LLC, and 10,000,000 of the shares held by Mr. Rales’ limited liability company are pledged to secure lines of credit with certain banks and each of these entities is in compliance with these lines of credit. 4,000,000 of the shares of Danaher common stock held directly by Steven Rales are pledged as collateral to secure a loan of shares to him by Capital Yield Corporation, an entity owned by Messrs. Steven Rales and Mitchell Rales. The business address of Steven Rales, and of Equity Group Holdings LLC and Equity Group Holdings II LLC is 2099 Pennsylvania Avenue, N.W., Washington, D.C. 20006. Combined, Steven Rales and Mitchell Rales beneficially own 61,475,187 shares, or 19.9% of the Danaher common stock.

Effective March 29, 2007, all of the 20,000,000 shares previously held by Equity Group Holdings LLC were distributed as follows: (i) 10,000,000 shares to limited liability companies of which Mitchell Rales is the sole member, and (ii) 10,000,000 shares to limited liability companies of which Steven Rales is the sole member. In addition, all of the 3,692,482 shares previously held by Equity Group Holdings II LLC were distributed equally between Mitchell Rales (1,846,241 shares) and Steven Rales (1,846,241 shares). The shares held by the limited liability companies of which Mr. Rales is the sole member are pledged as security. The combined holdings of Mitchell Rales and Steven Rales remain unchanged at 61,475,187 shares.

(9)	Includes options to acquire 12,000 shares.
(10)	Includes options to acquire 32,000 shares.
(11)	Includes 360,240 shares and options to acquire 44,000 shares, in each case held in the name of Stephenson Ventures, a limited partnership of which Mr. Stephenson is the sole general partner.
(12)	Includes options to acquire 161,000 shares, 3,119 shares attributable to Mr. Comas’ 401(k) account, 3,889 shares attributable to Mr. Comas’ EDIP account and 2,264 shares held by Mr. Comas’ spouse. Mr. Comas disclaims beneficial ownership of the shares held by his spouse.
(13)	Includes options to acquire 690,000 shares, 1,125 shares attributable to Mr. Knisely’s EDIP account and 5,008 shares held jointly by Mr. Knisely and his spouse. Also includes 2,424 shares held in trust for the benefit of Mr. Knisely’s daughter, for which Mr. Knisely’s spouse serves as trustee, and as to which Mr. Knisely disclaims beneficial ownership.
(14)	Includes options to acquire 1,080,000 shares, 7,318 shares attributable to Mr. Simms’ 401(k) account, 123,781 shares attributable to Mr. Simms’ EDIP account, 2,000 shares held jointly by Mr. Simms and his spouse, and 2,400 shares held in an IRA for the benefit of Mr. Simms.
(15)	Includes options to acquire 86,400 shares and 4,494 shares attributable to Mr. Lico’s EDIP account.
(16)	The amount shown and the following information is derived from Schedule 13G dated February 14, 2007 filed by FMR Corp. and Edward C. Johnson 3d, which sets forth their respective beneficial ownership as of December 31, 2006. Pursuant to the Schedule 13G, 17,372,386 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment adviser to various investment companies (collectively, the “Fidelity Funds”), and with respect to these shares, FMR Corp., Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise investment power and the Fidelity Funds’ Boards of Trustees exercises voting power; 16,900 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has investment and voting power; 2,388 shares are beneficially owned by Strategic Advisors, Inc., an investment advisor and wholly owned subsidiary of FMR Corp.; 25,000 shares are owned by Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Pyramis Global Advisors, LLC, has investment and voting power; 557,551 shares are owned by Pyramis Global Advisors Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Pyramis Global Advisors Trust Company, has investment power and voting power with respect to 538,751 of such shares; and the remaining 229,028 shares reported are beneficially owned by Fidelity International Limited, an investment adviser and an entity independent of FMR Corp., as to which shares Fidelity International Limited exercises sole investment and voting power. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(17)	The amount shown and the following information is derived from Schedule 13G dated February 14, 2007 filed by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2006. According to the Schedule 13G, Price Associates has sole voting power over 5,924,055 shares and sole dispositive power over 17,647,448 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. In the Schedule 13G, Price Associates expressly disclaims that it is the beneficial owner of any securities covered by the Schedule 13G.

(18)	Includes options to acquire 4,773,932 shares, 126,980 shares attributable to executive officers' 401(k) accounts and 347,833 shares attributable to executive officers’ EDIP accounts. In addition to the shares identified in the footnotes above as being pledged as security, an additional 128,318 of the aggregate shares beneficially owned by directors and executive officers are pledged as security.
*	Represents less than 1% of the outstanding Danaher common stock.

PROPOSAL 1.

ELECTION OF DIRECTORS OF DANAHER

Danaher’s Certificate of Incorporation provides that the Board is divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors at ten. At the 2007 Annual Meeting, shareholders will elect three directors to serve until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified. The Board has nominated Steven M. Rales, John T. Schwieters and Alan G. Spoon to serve as directors in the class whose term expires in 2010. Messrs. H. Lawrence Culp, Jr., Mitchell P. Rales and A. Emmet Stephenson, Jr. will continue to serve as directors in the class whose term expires in 2008. Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. and Ms. Linda P. Hefner will continue to serve as directors in the class whose term expires in 2009.

The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms are scheduled to expire are set forth below. In the event a nominee shall decline or be unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

NOMINEES FOR ELECTION AT THIS YEAR’S ANNUAL MEETING

TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2010

Name	Age	Principal Occupation	Director Since
Steven M. Rales (a,b,c)	55	Chairman of the Board of Danaher since 1984; for more than the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983

John T. Schwieters (d,e)	67	Vice Chairman of Perseus, LLC, a merchant bank and private equity fund management company, since April 2000; director of Manor Care, Inc., Smithfield Foods, Inc., Choice Hotels International, Inc. and Union Street Acquisition Corp.	2003

Alan G. Spoon (f)	55	Managing General Partner of Polaris Venture Partners, a company which invests in private technology firms, since May 2000; director of InterActiveCorp (IAC) and Getty Images, Inc.	1999

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

Name	Age	Principal Occupation	Director Since	Term Expires

H. Lawrence Culp, Jr. (a,b)	43	President and Chief Executive Officer of Danaher since May 2001; Director of GlaxoSmithKline plc.	2001	2008

Mitchell P. Rales (a,b,c)	50	Chairman of the Executive Committee of Danaher since 1990; for more than the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983	2008

A. Emmet Stephenson, Jr. (f)	61	General partner of Stephenson Ventures, a private investment company, for more than five years; President of Stephenson and Co., a private investment firm, from 1971 until December 2005; director and Chairman of the Board of Startek, Inc., a provider of process management services, from 1987 until May 2006.	1986	2008

Mortimer M. Caplin (d,f)	90	Member of Caplin & Drysdale, a law firm in Washington, D.C., for over five years; director of Presidential Realty Corporation.	1990	2009

Donald J. Ehrlich (d,f)	69	Chief Executive Officer of Schwab Corp., a manufacturer of fire-protective safes, files, cabinets and vault doors, since January 2003; consultant to Wabash National Corp., a manufacturer of standard and customized truck trailers, from July 2001 to July 2004.	1985	2009

Linda P. Hefner (e)	47	Executive Vice President, Global Strategy and Business Development for Kraft Foods Inc., a company that manufactures and sells branded foods and beverages, from May 2004 to December 2006; served in various Management positions with Sara Lee Corporation from 1989 to May 2004, most recently as Chief Executive Officer, Underwear, Socks and Latin America Group.	2005	2009

Walter G. Lohr, Jr. (b,e)	63	Partner of Hogan & Hartson, a law firm a law firm in Baltimore, in Baltimore, Maryland for over five years.	1983	2009

(a)	Member of the Executive Committee of the Board of Directors.
(b)	Member of the Finance Committee of the Board of Directors.
(c)	Mitchell Rales and Steven Rales are brothers.
(d)	Member of the Audit Committee of the Board of Directors.
(e)	Member of the Nominating and Governance Committee of the Board of Directors
(f)	Member of the Compensation Committee of the Board of Directors.

CORPORATE GOVERNANCE

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the New York Stock Exchange. The Board has affirmatively determined that other than Messrs. Steven Rales, Mitchell Rales and H. Lawrence Culp, Jr., each of whom is an executive officer of Danaher, all of the remaining seven members of the Board, consisting of Mr. Caplin, Mr. Ehrlich, Ms. Hefner, Mr. Lohr, Mr. Schwieters, Mr. Spoon and Mr. Stephenson, are independent within the meaning of the listing standards of the New York Stock Exchange. The Board concluded that none of the seven independent directors possesses any of the bright-line relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, or except as discussed below, any other relationship with Danaher other than Board membership.

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With respect to Mr. Lohr, the Board considered the fact that during 2006 Danaher and its subsidiaries received legal services from the firm of Hogan & Hartson, of which Mr. Lohr is a partner, and that Mr. Lohr and other attorneys at Hogan & Hartson provided legal services to Messrs. Steven Rales and Mitchell Rales and entities controlled by them. The Board concluded that neither relationship constitutes a material relationship because neither relationship has in the past impaired, or presently impairs, Mr. Lohr’s independent judgment in connection with his duties and responsibilities as a director of Danaher. The aggregate amount of legal services provided by Hogan & Hartson in 2006 to the Rales’ and their affiliates, and to Danaher, was in each case less than one percent of Hogan & Hartson’s annual revenues, and the amount of legal services provided to Danaher in 2006 was less than one percent of Danaher’s annual revenues.

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With respect to Ms. Hefner, the Board considered the fact that certain of Danaher’s subsidiaries sold products to Kraft Foods Inc. in 2006 on commercial terms while Ms. Hefner was an Executive Vice President of Kraft. The Board concluded that none of these transactions constitutes a material relationship because all of the sales were conducted in the ordinary course of business and on an arms’-length basis, Ms. Hefner had no role in the decision-making at Kraft with respect to such transactions, and because Ms. Hefner is no longer employed by Kraft. The amount of sales in 2006 was less than one percent of the annual revenues of each of Danaher and Kraft.

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With respect to Ms. Hefner and Mr. Ehrlich, the Board considered the fact that certain immediate family members of these directors were during 2006 employed by businesses that on a commercial basis purchased products from and/or sold products to certain of Danaher’s subsidiaries in 2006. The Board concluded that none of these transactions constitute a material relationship because all of the sales and purchases were conducted in the ordinary course of business and on an arms’-length basis. In each case, the amount of sales and amount of purchases in 2006 was less than one percent of the annual revenues of each of Danaher and the other company.

Board of Directors and Committees of the Board

General. The Board had a total of 11 meetings during 2006. All directors attended at least 75% of the meetings of the Board and of the Committees of the Board on which they served during 2006.

Executive Committee. The Executive Committee is authorized to act on behalf of the Board between meetings of the Board. The Executive Committee did not meet in 2006.

Audit Committee. The Audit Committee assists the Board in overseeing the integrity of Danaher's financial statements, Danaher's compliance with legal and regulatory requirements, the qualifications and independence of Danaher's independent auditors, and the performance of Danaher’s internal audit function and independent auditors. The Committee reports to the Board on its actions and recommendations at each regularly scheduled Board meeting. The Board has determined that all of the members of the Audit Committee are independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange, that Mr. Schwieters and Mr. Ehrlich each qualify as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K, that at least one member of the Audit Committee has accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange, and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the New York Stock Exchange. Mr. Schwieters currently serves on the audit committees of three other public companies, in addition to serving on Danaher’s Audit Committee. The Board has determined that Mr. Schwieters’ simultaneous service on these three other audit committees does not impair his ability to serve effectively on Danaher’s Audit Committee. The Audit Committee met eight times during 2006.

Compensation Committee. The Compensation Committee consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and independent under the New York Stock Exchange listing standards. The Committee administers our executive compensation program, including:

•	annually evaluating the performance of our CEO and overseeing the annual evaluation of our other executive officers;

•	reviewing and approving the annual compensation for our executive officers;

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reviewing the Compensation Discussion and Analysis (“CD&A”) included in Danaher’s annual meeting proxy statement and recommending to the Board the inclusion of the CD&A in the annual meeting proxy statement; and

•	reviewing and overseeing the administration of our cash incentive compensation and equity compensation plans.

The Compensation Committee met nine times during 2006. While the Committee’s charter authorizes it to delegate its powers to sub-committees, the Committee did not do so during 2006.

The Committee reports to the Board on its actions and recommendations at each regularly scheduled Board meeting. The Chairman of the Committee, Mr. Ehrlich, works with our CEO to schedule the Committee’s meetings and set the agenda for each meeting. Our CEO, Senior Vice President and General Counsel, and Associate General Counsel and Secretary generally attend the Committee meetings and support the Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters, information regarding specific retention concerns, his evaluation of the performance of the other executive officers and his compensation recommendations as to the other executive officers. Representatives from PricewaterhouseCoopers, the Committee’s independent compensation consultant (“PWC”), also attend Committee meetings from time to time. The Committee typically meets in executive session, without the presence of management, in conjunction with each regularly scheduled meeting.

Under the terms of its charter, the Committee has the authority to engage the services of outside advisors and experts to assist the Committee. The Committee has engaged PWC as its independent compensation consultant. PWC takes its direction solely from the Chairman of the Committee and does not perform any executive compensation work for Danaher management. PWC’s primary responsibilities have been to assist the Committee in determining which companies should comprise our peer group for purposes of comparing executive compensation data; providing comparative data regarding the compensation paid to each of our executive officers in relation to the compensation paid to officers in comparable positions within our peer group; and advising the Committee regarding the design of our cash incentive compensation program for executives.

Finance Committee. The Finance Committee oversees the financial affairs and policies of Danaher, including matters relating to Danaher’s capital structure and the policies and practices relating to Danaher’s retirement and pension plans. The Finance Committee met once in 2006.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board, determining the size and composition of the Board and its committees, overseeing the operation of Danaher's corporate governance guidelines (including the annual Board and committee self-assessment process), evaluating the overall effectiveness of the Board and its committees, and reviewing and making recommendations to the Board regarding director compensation. The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Governance Committee met four times in 2006.

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the Committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate.

Once a prospective nominee has been identified, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Danaher’s Corporate Governance Guidelines, including:

•	personal and professional integrity and character;

•	prominence and reputation in the prospective nominee’s profession;

•	skills, knowledge and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of Danaher’s business;

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the extent to which the interplay of the prospective nominee’s skills, knowledge, expertise and background with that of the other Board members will help build a Board that is effective in collectively meeting Danaher’s strategic needs and serving the long-term interests of the shareholders;

•	the capacity and desire to represent the interests of the shareholders as a whole; and

•	availability to devote sufficient time to the affairs of Danaher.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Committee also reviews and makes recommendations to the Board regarding non-management director compensation. In connection with its periodic evaluations of non-management director compensation, the Committee reviews the compensation practices for non-management directors within Danaher’s peer group, and also reviews more comprehensive survey data covering a broader group of companies in a variety of industries. For a description of the annual cash compensation paid to each non-management director, please see “Director Compensation—Director Summary Compensation Table.” Each non-management director receives an annual stock option grant under Danaher’s Amended and Restated 1998 Stock Option Plan. The annual stock option grants for non-management directors are typically awarded at the Compensation Committee’s regularly scheduled July meeting. The exercise price for stock option awards under the plan is equal to the closing price of Danaher’s common stock on the date of grant (or a specified later date), and all options awarded to non-management directors are immediately exercisable.

Executive Sessions of Non-Management Directors

In accordance with the listing standards of the New York Stock Exchange, the non-management directors (all of whom are independent within the meaning of the listing standards of the NYSE) meet at least twice per year in regularly scheduled executive sessions. The sessions are scheduled and chaired by the chair of the Nominating and Governance Committee.

Director Attendance at Annual Meetings

Danaher typically schedules a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting. In 2006, nine members of the Board attended the annual meeting.

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the Non-Management Directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The letter should indicate whether the sender is a Danaher shareholder.

Code of Ethics

We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Standards of Conduct. The Standards of Conduct are available in the Investor section of our website at www.danaher.com. Shareholders may request a free copy of the Standards of Conduct from:

Danaher Corporation

Attention: Investor Relations

2099 Pennsylvania Avenue, N.W.

12th Floor

Washington, D.C. 20006

We intend to disclose any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the Investor section of our website, at www.danaher.com, within four business days following the date of such amendment or waiver.

Corporate Governance Guidelines and Committee Charters

We have adopted Corporate Governance Guidelines, which are available in the Investor—Corporate Governance section of our website at www.danaher.com. The charters of each of the Audit Committee, the

Compensation Committee and the Nominating and Governance Committee of the Board are also available in the Investor—Corporate Governance section of our website at www.danaher.com. Shareholders may request a free copy of these committee charters and the Corporate Governance Guidelines from the address set forth above under “—Code of Ethics.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section discusses and analyzes the compensation provided to each of the executive officers set forth in the Summary Compensation Table below, also referred to as the “named executive officers.”

Overview and Objectives

The goal of our compensation program for named executive officers is to build long-term value for our shareholders. Toward this goal, under the direction of the Compensation Committee (“Committee”) of our Board of Directors we have developed an executive compensation program designed to:

•	attract talented executives capable of performing at the levels we expect;
•	retain and motivate executives who continue to perform at or above the levels that we expect;
•	tie compensation to the achievement of short-term and long-term corporate goals and individual performance objectives; and
•	compensate executive officers in a way that advances the long-term interests of shareholders.

To achieve these objectives we have developed a compensation program that combines short-term and long-term components, cash and equity, and fixed and variable payments, with a strong bias toward compensation that is dependent on company and individual performance, particularly long-term, equity-based compensation. Our executive long-term compensation is in the form of equity. The higher-level the position, the larger are the long-term, equity-based portions of compensation as a percentage of total compensation. Consistent with the performance-oriented nature of our executive compensation program, we believe that our long-term compensation is more at-risk than the long-term compensation awarded by many of our peers, because we pay none of our long-term compensation in cash and the vesting terms for our equity awards are longer than typical for our peer group. All short-term, fixed compensation is paid in cash (or in-kind, in the case of benefits and perquisites).

Determining Executive Compensation

The Committee exercises its judgment in making executive compensation decisions. Within the overall framework of the objectives and principles discussed above, the factors that generally shape particular executive compensation decisions are:

•	the executive’s performance, tenure with Danaher, long-term potential and ability to assume additional responsibility;
•	Danaher’s operational and financial performance, including achievement of specific operational or strategic goals;
•	the executive’s level of responsibility within Danaher and the impact of his or her position on Danaher’s performance; and
•	our assessment of the competitive marketplace.

We are particularly mindful of the competitive market for our executive talent. As a result of our history of operating performance and shareholder value creation, our history of successfully applying the Danaher Business System and the significant resources we devote to training our executives in the Danaher Business System, we believe that our executive officers are particularly valued by other companies. In addition, given our expectations regarding future growth, our Board and Committee deem it essential to have a corps of executive leaders, including a CEO, capable of leading a significantly larger company. The Board and Committee believe that each of our named executive officers has the ability to play an executive leadership role at a larger company and as a result they are attractive to other companies, including larger companies with greater resources. Although assessing peer group compensation practices is an important component of our compensation decision-making process, we do not attempt to maintain particular target percentiles within our peer group.

Components of Our Executive Compensation Program

Our executive compensation program consists of four components:

•	base salary;
•	annual cash incentive compensation;
•	long-term equity awards; and
•	other compensation.

Each element of compensation fulfills one or more of the objectives set forth above under “ –Overview and Objectives.” We use base salary and annual cash incentive compensation to encourage and reward achievement of short-term corporate goals. We use long-term, equity-based compensation (with time-based vesting terms that are longer than typical within our peer group) to encourage and reward loyalty to Danaher, long-term operational and financial performance, and long-term shareholder returns. Most of our executive compensation components also take into account and reward individual performance.

In determining the appropriate mix of compensation elements and the size of each element, the Committee generally considers the factors referred to above under “ – Determining Executive Compensation.” Our executive compensation is strongly biased toward compensation that is dependent on company and individual performance, particularly long-term, equity-based compensation, although we typically do not adhere to hard formulas in determining the amount and mix of compensation elements. We generally seek to pay only enough short-term, fixed compensation to be competitive in the marketplace for skilled executives.

Base Salary

Base salary is the guaranteed element of an executive officer’s annual cash compensation. In setting base salary levels for executives, we seek to strike a balance between minimizing competitive disadvantage and minimizing the percentage of an executive’s compensation that is not dependent on company and/or individual performance.

The Committee reviews base salaries for executive officers in February of each year or in connection with promotions. In determining whether and how much to adjust base salaries for executive officers, the Committee considers the individual factors described above under “—Determining Executive Compensation,” within the overall framework of seeking to keep executive salaries competitive within our peer group and larger marketplace. For the same individual performance, an executive officer will receive larger salary increases when his or her salary is below average for the peer group than if his or her salary is above average for the peer group.

The 2006 salaries for each of the named executive officers are set forth in the Summary Compensation Table. In February 2007, the Committee set the 2007 annual salary for each of the named executive officers as follows: Mr. Culp, $1,100,000; Mr. Comas, $500,000; Mr. Knisely, $635,000; Mr. Simms, $635,000; Mr. Lico, $450,000.

Annual Cash Incentive Compensation.

Annual cash incentive compensation is the at-risk element of an executive’s annual compensation. The Committee uses annual cash incentive compensation primarily to motivate executives to achieve period-to-period improvement in key areas of operational and financial performance, and also to attract, motivate and retain skilled executives.

Our shareholders approved our executive annual cash incentive compensation plan in 2003. The plan formula approved by our shareholders sets forth the maximum amount of cash incentive compensation payable to an executive for a particular year based on period-to-period diluted earnings per share (“EPS”) performance, subject to an annual $5 million cap for each officer. The plan formula amplifies the maximum amount payable (subject to the $5 million cap) if EPS performance exceeds the EPS level achieved for the comparison period, and diminishes the maximum amount payable if EPS performance falls short of the level achieved in the comparison period. Subject to this maximum amount, the Committee determines the amount actually awarded to each executive by applying a performance-based formula that is similar to the shareholder-approved formula described above, but which also takes into account individual performance. The committee’s formula always yields a number that is equal to or less than the number generated by the shareholder-approved formula. Please see “—Employee Benefit Plans” for a full description of our annual executive cash incentive compensation plan.

Each February, the Committee sets the baseline annual bonus percentage and personal performance objectives for each named executive officer. The Committee assesses the executive’s actual performance against these objectives in determining the individual performance element of the annual cash incentive formula. In establishing performance objectives and assessing actual performance, the Committee relies substantially on the CEO’s input and recommendations, except with respect to his own performance.

The Committee assesses our CEO’s performance based on the degree of year-over-year improvement in specified areas. For 2006, the Committee established the following personal performance criteria for our CEO:

•	Danaher’s financial performance, measured by year-over-year increases in sales, earnings per share and cash flow;
•	leadership in the development and application of the Danaher Business System;
•	the performance and development of Danaher’s newest segment, Medical Technologies;
•	technology innovation and organic growth; and
•	expansion of Danaher’s organizational capacity in anticipation of future growth.

With respect to the other named executive officers, personal performance is generally assessed based on achievement against established targets. The 2006 personal performance objectives for the other named executive officers covered both quantitative and qualitative goals related to critical business objectives at both the Danaher and business unit levels, including goals related to organic revenue and operating profit growth, operating profit margin improvement, on-time delivery performance, implementation of processes to drive technology innovation, new product introductions and technology development, Danaher Business System leadership and implementation, low-cost region production and sourcing and global product development initiatives, execution and integration of acquisitions, organizational goals and goals related to specific departmental functions. The Danaher Business System philosophy is built upon the concept of continuous improvement and requires that we raise the performance bar each year for our executive team. As a result, the personal performance objectives for our executives are set at levels that the Committee and management believe are achievable, but that would require personal performance appreciably above the level of personal performance achieved by the executive in the prior year.

Our Board, at the Committee’s recommendation, has proposed that shareholders approve a revised executive cash incentive compensation plan at the 2007 Annual Meeting. For a summary of and the reasons for proposing approval of the new plan, please see “Proposal 5. Approval of 2007 Executive Cash Incentive Compensation Plan.” The Committee continues to believe that period-to-period EPS performance is currently the appropriate performance goal to be used in determining annual cash incentive awards for executives, because of the strong correlation between EPS growth and shareholder returns. However, the Committee also believes that the revised plan would give it flexibility to apply different performance goals in the future in the event that circumstances change.

2006 Cash Incentive Compensation. In determining 2006 cash incentive compensation for the named executive officers, the Committee followed the process described above and awarded the amounts described in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

2007 Cash Incentive Compensation. In March 2007, the Committee adopted a performance formula for 2007 pursuant to the terms of the 2007 Executive Cash Incentive Compensation Plan. The formula consists of the same components as the formula used by the Committee under the 2003 plan except that instead of assessing Danaher’s EPS performance based on either year-over-year growth or growth for the cumulative period since inception of the plan (whichever yields the greatest difference), the 2007 performance formula assesses Danaher’s EPS performance by averaging the year-over-year growth rate with a rolling three-year compounded annual growth rate. The Committee changed the formula to ensure it is weighted toward year-over-year performance, but also to ensure that it takes into account a three-year timeframe that encourages a longer-term growth perspective and promotes consistent, sustainable growth. For a description of the specific terms of the 2007 performance formula under the 2007 Executive Cash Incentive Compensation Plan, please see “Proposal 5. Approval of 2007 Executive Cash Incentive Compensation Plan – New Plan Benefits.”

The Committee has also adopted a contingent performance formula under the 2003 plan in the event that Danaher’s shareholders do not approve the 2007 Executive Cash Incentive Compensation Plan. This formula is identical to the Committee formula described under “—Employee Benefit Plans — 2003 Executive Cash Incentive Compensation Plan,” and the 2007 baseline annual bonus percentages and personal performance objectives for each named executive officer under such formula are as described in “Proposal 5. Approval of 2007 Executive Cash Incentive Compensation Plan – New Plan Benefits.” If Danaher’s shareholders approve the 2007 plan, no further amounts will be paid under the 2003 plan. If Danaher’s shareholders do not approve the 2007 plan, the 2003 plan will remain in effect in accordance with its terms.

Equity Awards.

Philosophy. We use stock options and performance-based restricted stock units (“RSUs”) to attract skilled executives and encourage and reward loyalty to Danaher, long-term operational and financial performance, and long-term shareholder returns. Long time-based vesting periods are a hallmark of our executive equity awards. Many of the options held by our named executive officers do not vest at all until the third, fourth and/or fifth anniversary of the grant. The time-based vesting terms of our executive RSU grants typically provide for fifty percent vesting on each of the fourth and fifth anniversaries of the grant date, and the time-based vesting for both of Mr. Culp’s RSU grants provide for full vesting in the sixth year after the date of grant. The Committee believes that these extended vesting terms benefit shareholders in two ways: by encouraging executive officers to take a long-term view of our performance, and by encouraging stability within our executive ranks, which reduces disruption and facilitates realization of our long-term corporate objectives.

In addition, the Committee believes that awards of stock options are inherently performance-based, as the recipient does not receive any benefit unless our stock price rises after the date the option is granted. The same attribute also directly links stock option compensation with shareholder value creation. We believe our stock option award program has contributed significantly to our overall, historical operational and financial performance. In turn, we believe that as a result of such performance, stock options have historically been our most effective compensation tool in recruiting, motivating and retaining skilled executive officers.

Beginning in 2003, we also began to award RSUs to our executive officers in part because of their inherent retention and recruitment value, and in part to compete with the increasing number of other public companies that have added RSUs to their compensation mix. The Committee is mindful that some executives perceive RSUs as having more immediate value than stock options (and thus more retention and recruitment value), and that the higher intrinsic value of RSUs allows the Committee to make awards with fewer shares, thereby reducing shareholder dilution. The Committee is also aware that RSUs may not offer the same level of performance motivation as stock options because RSUs may retain some value even in the face of a declining stock price. Accordingly, the Committee requires satisfaction of certain performance criteria in order for RSUs to vest, although the Committee views the performance criteria as ancillary in importance to the time-based vesting requirement.

Taking into account these considerations, the Committee awards stock options and RSUs to executives in proportions that it believes most effectively promote the objectives set forth above. The Committee continues to believe that options remain the most effective compensation tool for both aligning management’s interests with those of shareholders and motivating skilled executive talent to join us and remain with us. As a consequence, approximately 60% of the value of recent, annual equity grants to executives has been granted in stock options and the balance in RSUs.

Determining amount of equity award. In determining specific equity awards the Committee first identifies the dollar value it intends to deliver to the named executive officer (subject to satisfaction of vesting terms). This dollar value also represents the accounting expense associated with the equity grant. The factors that the Committee considers in determining the dollar value of equity awards to deliver to each executive officer are generally the factors referred to above under “ – Determining Executive Compensation.” As noted above, the higher-level the position, the larger are the equity-based portions of compensation as a percentage of total compensation. In making equity award determinations, the Committee also reviews the officer’s prior equity awards primarily to determine whether the total value of unvested awards is providing sufficient retention incentives. Once the dollar value is determined, it is divided between stock options and RSUs, currently on approximately a 60/40 basis, respectively. The dollar amount attributable to stock options is translated into a number of stock options using the same Black-Scholes valuation methodology that we use to determine the accounting expense of option grants under FAS 123R. The dollar amount attributable to RSUs is translated into a number of RSUs based on our stock price.

Other than Mr. Culp, all of the named executive officers are currently on an annual cycle for equity awards. The Committee believes that the annual cycle helps the Committee better take into account annual performance in setting equity grant levels. Since Mr. Culp was appointed President and CEO in 2000, the Committee has awarded him equity awards every third year, with vesting terms that are generally longer than the vesting terms applied to the other named executive officers. The Committee believes that this approach enhances the retention effect of Mr. Culp’s equity awards.

Grant practices. The Committee grants equity awards under Danaher’s Amended and Restated 1998 Stock Option Plan. Our Board has recommended that our shareholders approve the 2007 Stock Incentive Plan to replace the 1998 Plan. For a description of the 1998 Plan please see “ – Employee Benefit Plans” and for a description of the proposed 2007 Stock Incentive Plan and a summary of the differences between the plans, please see “Proposal 4. Approval of the Danaher Corporation 2007 Stock Incentive Plan.”

The exercise price for stock option awards under the 1998 Plan equals the closing price of Danaher’s common stock on the date of grant (or on a specified later date). The Committee does not permit and has not permitted back-dating or re-pricing of equity awards. Executive equity awards are granted at a regularly scheduled Committee meeting, or at the time of an executive promotion or identification of a specific retention concern; the timing of equity awards is not coordinated with the release of material non-public information. The Committee’s general practice is to grant annual equity awards to executives at the Committee’s regularly scheduled meeting in February, and to non-executives and directors in conjunction with the Committee’s regularly scheduled meeting in July. The Committee awards equity grants to its executive leadership team early in the year because the timing coincides with:

•	Danaher’s calendar-year based performance management cycle, which helps reinforce the link between pay and performance; and
•	the Committee’s annual determination of the other components of executive compensation, which makes clear how the equity awards interrelate with the other compensation components.

The Committee approves equity grants to non-executives and directors at a different time of year than it awards equity grants to executives and directors (1) because our annual assessment of the long-term potential of non-executive management associates concludes in June each year, and granting equity awards in July allows us to take into account these assessments in making equity award determinations, and (2) in order to spread out the practical demands of determining and administering the awards.

2006 equity awards. In 2006, the Committee made equity grants to all of the named executive officers except for Mr. Comas, who had received equity grants in 2005 in connection with his promotion to CFO. Messrs. Culp, Knisely and Simms had not received equity grants since 2003. Mr. Lico’s 2006 equity grant was intended to serve as both his annual grant and a promotional grant. The equity awards granted to each of the named executive officers in 2006 are described in the “Grants of Plan-Based Awards for Fiscal 2006” table.

2007 equity awards. On February 22, 2007, the Committee granted to each of Messrs. Knisely and Simms options to purchase an aggregate of 70,850 shares of Danaher common stock at an exercise price of $74.14 per share. Each of the options granted expires on the tenth anniversary of the grant date, and one-half of the options granted become exercisable on each of the fourth and fifth anniversaries of the grant date. On the same date, the Committee also granted to each of Messrs. Knisely and Simms an aggregate of 18,900 performance-based restricted stock units. Each RSU award is subject to both time-based vesting and performance-based vesting. Pursuant the time-based vesting provisions, one-half of the RSUs will vest on each of the fourth and fifth anniversaries of the grant date. The grantee will not vest in any of the RSUs however unless we complete four consecutive calendar quarters starting after February 22, 2007 and ending prior to February 22, 2017 in which our total diluted earnings per share (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after February 22, 2007) exceeds $3.56 per share.

On February 22, 2007, the Committee also granted to each of Messrs. Comas and Lico options to purchase an aggregate of 50,600 shares of Danaher common stock at an exercise price of $74.14 per share. Each of the options granted expires on the tenth anniversary of the grant date, and one-half of the options granted become exercisable on each of the fourth and fifth anniversaries of the grant date. On the same date, the Committee also granted to each of Messrs. Comas and Lico an aggregate of 13,500 performance-based RSUs. Each RSU award is subject to the same time-based and performance-based vesting conditions applicable to the RSU grants awarded to Messrs. Knisely and Simms.

Other Compensation

Severance and Change-of-Control Benefits. We have entered into an employment agreement with Mr. Culp dated as of July 18, 2000, and amended as of November 19, 2001, that provides for payments upon certain events of termination, including in connection with a change-of-control. In addition, the terms of Mr. Culp’s 2003 and 2006 option grants provide for an accelerated vesting schedule in the event he dies, is terminated without cause or for disability or resigns for good reason, the terms of his 2003 RSU award provide for an accelerated vesting schedule if he dies or is terminated for disability, and his 2003 and 2006 option grants and 2003 RSU award vest fully upon a change-of-control. The amounts that Mr. Culp would have been entitled to had one of the termination or change-of-control events mentioned above occurred on December 31, 2006, are set forth in “— Potential Payments upon Termination or Change-of-Control.” Mr. Culp has agreed to post-employment non-competition, non-solicitation and confidentiality obligations in his employment agreement, which are described in “—Employment Agreements.”

In adopting the severance and change-of-control provisions in these arrangements, our Board focused on three key objectives: ensuring that Mr. Culp has sufficient security such that he is not discouraged from taking appropriate risks in seeking to maximize value for shareholders (and in the context of a change-of-control, ensuring that Mr. Culp is not deterred from pursuing, and actively supports, change-of-control opportunities that may arise that would maximize value for shareholders); tying most of the potential value of his severance arrangements to the degree to which Danaher’s stock price has increased over his tenure; and ensuring that Mr. Culp’s total compensation package is competitive as compared to other potential opportunities that may be available to him. If Danaher were to pursue a change-of-control transaction beneficial to Danaher shareholders, the Committee believes that Mr. Culp’s active support of the transaction through closing would be critical in ensuring the success of such a transaction. Though the non-equity amounts payable to Mr. Culp in connection with a change-of-control are subject to a “double trigger,” the Board adopted a “single trigger” for the equity awards that vest upon a change-of-control to provide a more powerful retention incentive during change-of-control discussions.

We have also entered into non-competition agreements with each of our other named executive officers which provide for severance payments under certain circumstances as consideration for post-employment non-competition, non-solicitation and confidentiality obligations. We believe that these post-employment restrictive covenants are critical in protecting our human resources and other proprietary assets.

Other than as described above, we do not have any formal employment agreements with any of the named executive officers, although certain severance arrangements were set forth in the offer letter that we extended to Mr. Simms when he joined us in 1996 (see “—Employment Agreements” for a summary). We believe that this severance protection was an important component in helping us recruit Mr. Simms to join our executive team.

Benefits and Perquisites. All of our executives are eligible to participate in our employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance and 401(k) plans. These plans are generally available to all salaried employees and do not discriminate in favor of executive officers.

In addition to the benefits described above, the perquisites provided to the named executive officers as a group consist primarily of reimbursement for club dues and tax preparation and financial planning services, parking, car allowance or car lease, annual physical, and, with respect to Mr. Culp, term life insurance and personal use of the Danaher plane when not in use for business purposes. Not every named executive officer receives each of the perquisites listed above. The Committee annually reviews and approves all perquisites provided to our named executive officers. The Committee believes that the nature and level of perquisites provided to each of the named executive officers is generally commensurate with what our peers provide to persons in similar positions, and helps make our total executive compensation plan competitive.

In addition, each named executive officer participates in the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management; for a summary of the plan, please see “Proposal 6. Approval of Amendment to the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program.” We use the EDIP to contribute amounts to executives’ retirement accounts on a tax effective basis, and to give our executives a tax effective way to save for retirement. The amount we contribute annually to the executives’ EDIP accounts is set at a level that we believe is competitive with comparable plans offered by other companies in our industry. EDIP participants may defer on a tax-free basis all or any portion of their salary and bonus in a given year. Given that the EDIP is intended as a vehicle for retirement savings, the earnings rates we offer for EDIP balances are the same as the funds offered under our 401(k) plan. All amounts deferred under the EDIP are unfunded and unsecured obligations of Danaher, receive no preferential standing and are subject to the same risks as any of Danaher’s other general obligations.

Peer Group Compensation Analysis

Given the importance of compensating our executive officers in a manner that is competitive with the other businesses vying for their services, the Committee has worked with its compensation consultant, PricewaterhouseCoopers, to develop a relevant peer group for purposes of assessing competitive compensation practices. The Committee periodically reviews compensation data for this peer group derived from publicly filed proxy statements. Companies were chosen for inclusion in the peer group based on the extent to which they compete with us in one or more of our various businesses and/or compete with us for executive talent. We rank approximately between the median and 75th percentile of the group with respect to key business metrics such as market capitalization and net income, and approximately in the median in terms of revenue. For 2006, the companies comprising the peer group were:

Tyco International Ltd	Illinois Tool Works, Inc.	Agilent Technologies
3M Company	Textron Inc.	ITT Industries, Inc.
General Dynamics	Eaton Corp.	Black & Decker Corp.
Emerson Electric Co.	Nortel Networks Corp.	Dover Corp.
Xerox Corp.	Ingersoll Rand Co. Ltd.	Thermo Fisher Scientific Inc.
Eastman Kodak Co.	Cummins Inc.	Rockwell Automation Inc.
Masco Corp.	Parker-Hannifin Corp.	Deere & Co.

Our peer group compensation data is limited to publicly available information and sometimes does not provide precise comparisons by position, or information regarding target levels for incentive compensation. Accordingly, the Committee also reviews more comprehensive, proprietary survey data compiled by independent consulting firms covering a broader group of companies that operate in a variety of industries.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. The statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Committee has taken the steps it believes are necessary to preserve the deductibility of all annual cash incentive compensation awards and equity awards made to each of the named executive officers. In determining base salary, benefits, perquisites and other compensation, the Committee also considers tax treatment but its primary goal is to offer compensation that is competitive within our peer group. As a result, for 2006 approximately $188,000 of Mr. Culp’s compensation is not deductible under 162(m). The 2006 compensation for all of the other named executive officers is fully deductible under 162(m).

The Committee also takes into account the accounting treatment for each component of executive compensation, and as described above applies a methodology for determining equity compensation that clearly identifies the amount of accounting expense associated with each grant.

Stock Ownership Guidelines

To further align management and shareholder interests, our Board has adopted stock ownership requirements to memorialize its long-standing expectation that executive officers and directors have a substantial equity stake in Danaher. Under the requirements, executive officers and directors must achieve these ownership levels within five years of the adoption of the policy (or, going forward, within five years of their election or appointment to the specified position). Each director is required to beneficially own shares with a market value of at least five times his or her annual retainer and our CEO is required to own shares with a market value of at least five times his base salary. The requirement for Executive Vice Presidents is three times base salary; for Senior Vice Presidents, two times base salary; and for Vice Presidents, one time base salary. Under the policy, beneficial ownership includes shares in which the director/officer or his or her spouse or child has a direct or indirect interest, notional shares of Danaher stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs, but does not include shares subject to unexercised stock options. Danaher policy also prohibits Danaher directors and employees from engaging in any transactions involving a derivative of a Danaher security, including hedging transactions.

Treatment of Awards in the Event of Misconduct

Under the terms of the 1998 Plan, no associate can exercise any outstanding equity award after the time he or she is terminated, if the termination is for gross misconduct. Similarly, under the proposed 2007 Stock Incentive Plan, upon an associate’s termination for gross misconduct all outstanding equity awards granted under the plan would terminate immediately.

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Compensation Committee of Danaher Corporation’s Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Donald J. Ehrlich (Chairman)

Mortimer M. Caplin

Alan G. Spoon

A. Emmet Stephenson, Jr.

Summary Compensation Table

The following table sets forth information regarding compensation earned in 2006 by our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2006, also known as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)
H. Lawrence Culp, Jr., President and CEO	2006	$1,100,000	$8,288,324	$6,264,637	$3,525,000	$5,421	$424,746	(4)	$19,608,128
Daniel L. Comas, Executive Vice President and CFO	2006	$440,000	$518,916	$1,245,227	$650,000	$6,982	$96,964	(5)	$2,958,089
Phillip W. Knisely, Executive Vice President	2006	$610,000	$219,403	$1,876,352	$1,000,000	$2,204	$71,300	(6)	$3,779,259
Steven E. Simms, Executive Vice President	2006	$610,000	$219,403	$1,876,352	$900,000	$8,826	$96,944	(7)	$3,711,525
James A. Lico, Executive Vice President	2006	$425,000	$486,587	$1,105,602	$600,000	$7,772	$77,451	(8)	$2,702,412

(1)	The amounts reflected in these columns represent the compensation cost recognized by Danaher during 2006 under FAS 123R for equity grants made in 2006 and prior years. With respect to stock options, the compensation cost recognized under FAS 123R has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Year of grant	Risk-free interest rate	Stock price volatility rate	Dividend yield	Option life
2006	4.6%	22.0%	0.1%	9.5 years
2005	4.5%	22.0%	0.1%	7.0 years
2004	3.5%	25.0%	0.1%	6.8 years
2003	3.4%	25.0%	0.1%	7.5 years
2002	3.9%	25.0%	0.1%	8.0 years
2001	5.05%	35.95%	0.1%	10.0 years

With respect to restricted stock units, the amount recognized under FAS 123R is calculated based on the number of shares of common stock underlying the RSU, times the closing price of Danaher common stock on the date of grant.

(2)	Messrs. Culp, Simms and Lico deferred $881,250, $750,000 and $90,000, respectively, of their non-equity incentive plan compensation for 2006 into the EDIP. Each of the named executive officers also contributed a portion of his 2006 salary to the Danaher 401(k) plan.

(3)	For each named executive officer, the amount set forth represents the aggregate change in the actuarial present value of the officer’s accumulated benefit under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan between the September 30, 2005 plan measurement date and the September 30, 2006 plan measurement date. The material assumptions used in quantifying the present value of the accrued benefit at each of September 30, 2005 and September 30, 2006 are as follows: an interest crediting rate (applied from the plan measurement date until normal retirement age) of 4.00% for the plan measurement date of September 30, 2005 and 4.75% for the plan measurement date of September 30, 2006; a retirement age of 65, which is normal retirement age under the Cash Balance Plan; payment of the accrued obligations in a lump sum upon retirement; and the discount rates as set forth in Note 8 to Danaher’s consolidated financial statements included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2006. We do not provide any above-market or preferential earnings on compensation that is deferred on a basis that is not tax qualified.

(4)	Includes $15,000 in Danaher contributions to Mr. Culp’s account in the Danaher 401(k) plan; $160,000 in contributions to his account in the EDIP; $5,180 in term life insurance premiums; and an aggregate of $244,366 in perquisites consisting of the following: $149,825 relating to personal use of Danaher’s plane; $62,196 relating to club memberships; amounts relating to personal car; tax preparation and financial planning services; and parking expenses. For purposes of the Summary Compensation Table, personal use of the Danaher plane is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for our aircraft for the year. Since the plane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease cost of the aircraft, exterior paint and other maintenance costs that cover a multiple-year period. The amount related to club memberships is calculated based on the club membership fees paid by Danaher for 2006.

(5)	Includes $15,000 in Danaher contributions to Mr. Comas’ account in the Danaher 401(k) plan; $51,200 in contributions to his account in the EDIP; and an aggregate of $30,564 in perquisites consisting of amounts relating to personal car; tax preparation and financial planning services; parking expenses; and club membership.

(6)	Includes $15,000 in Danaher contributions to Mr. Knisely’s account in the Danaher 401(k) plan and $56,100 in contributions to his account in the EDIP. No perquisites are included because the total value of all perquisites is less than $10,000.

(7)	Includes $15,000 in Danaher contributions to Mr. Simms’ account in the Danaher 401(k) plan; $56,100 in contributions to his account in the EDIP; and an aggregate of $25,644 in perquisites consisting of amounts relating to personal car; an annual physical; and tax preparation and financial planning services.

(8)	Includes $15,000 in Danaher contributions to Mr. Lico’s account in the Danaher 401(k) plan; $40,811 in contributions to his account in the EDIP; and perquisites relating to personal car.

Grants of Plan-Based Awards for Fiscal 2006

The following table summarizes the awards made to our named executive officers under any plan in 2006.

Name	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Target ($)	Maximum ($)	Target (#)
H. Lawrence Culp, Jr.	2/27/2006	$3,250,000	$5,000,000	—		—		—	—
	2/27/2006	—	—	—		810,500	(5)	$61.69	$21,178,365
	2/27/2006	—	—	324,000	(6)	—			$19,987,560

Daniel L. Comas	2/27/2006	$582,000	$5,000,000	—		—		—	—

Phillip W. Knisely	2/27/2006	$850,000	$5,000,000			—		—	—
	2/23/2006	—	—	—		78,580	(7)	$61.46	$2,046,223
	2/23/2006	—	—	20,960	(8)	—		—	$1,288,202

Steven E. Simms	2/27/2006	$1,000,000	$5,000,000	—		—		—	—
	2/23/2006	—	—	—		78,580	(7)	$61.46	$2,046,223
	2/23/2006	—	—	20,960	(8)	—		—	$1,288,202

James A. Lico	2/27/2006	$425,000	$5,000,000	—		—		—	—
	2/23/2006	—	—	—		49,000	(9)	$61.46	$1,275,960
	2/23/2006	—	—	13,000	(8)	—		—	$798,980

(1)	These columns relate to awards granted in 2006 under Danaher’s 2003 executive cash incentive compensation plan. The payouts under these awards were based on the degree of period-to-period increase or decline in Danaher’s earnings per share (as adjusted for specified items), rather than based on achievement of a target, and subject to the Committee’s negative discretion. As such there was no “threshold” or “target” specified for these awards. See “—Employee Benefit Plans” for a full description of Danaher’s 2003 executive cash incentive compensation plan. Because there was no “target” specified for these awards, pursuant to Instruction 2 of Item 402(d) under Regulation S-K promulgated under the Securities Exchange Act of 1934 the amounts set forth in the “Target” column are the amounts of non-equity incentive compensation actually paid to each named executive officer in 2005. Because there was no “threshold” specified for these awards, the “Threshold” column has been omitted.

(2)	These columns relate to awards granted under the Amended and Restated Danaher Corporation 1998 Stock Option Plan, the terms of which apply to all of the equity awards described in this table. Please see “—Employee Benefit Plans” for a description of the 1998 Plan.

(3)	Reflects performance-based restricted stock unit (“RSU”) awards.

(4)	Reflects the grant date fair value of RSU awards and stock option awards, as applicable, calculated in accordance with FAS 123R. For the assumptions used in determining the grant date fair value under FAS 123R, please see Footnote 1 to the Summary Compensation Table.

(5)	For a description of the terms of the award, please see Footnote 2 to the Outstanding Equity Awards at 2006 Fiscal Year-End Table.

(6)	For a description of the terms of the award, please see Footnote 4 to the Outstanding Equity Awards at 2006 Fiscal Year-End Table.

(7)	For a description of the terms of the award, please see Footnote 10 to the Outstanding Equity Awards at 2006 Fiscal Year-End Table.

(8)	For a description of the terms of the award, please see Footnote 11 to the Outstanding Equity Awards at 2006 Fiscal Year-End Table.

(9)	For a description of the terms of the award, please see Footnote 9 to the Outstanding Equity Awards at 2006 Fiscal Year-End Table.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2006. Except as indicated in Footnote 5 below, all of the option awards set forth in the table have a term of ten years from the date of grant and therefore the grant date is ten years prior to the option expiration date. Except for the RSUs awarded to Mr. Culp in 2003, all of the awards set forth in the table below are governed by the terms and conditions of the 1998 Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)
H. Lawrence Culp, Jr.	—		810,500	(2)	$61.6900	2/27/2016	777,200	(3)	$56,300,368	324,000	(4)	$23,470,560
	57,500		230,000	(5)	$41.4950	3/26/2013	—		—
	57,500		230,000	(5)	$37.1650	3/26/2013	—		—	—		—
	57,500		230,000	(5)	$34.1750	3/26/2013	—		—	—		—
	57,500		230,000	(5)	$33.4550	3/26/2013	—		—	—		—
	2,000,000		—		$23.3125	7/18/2010	—		—	—		—
	40,000		—		$24.5938	12/1/2009	—		—	—		—

Daniel L. Comas	20,000	(6)	80,000	(6)	$51.7000	5/4/2015	40,000	(7)	$2,897,600	—		—
	—		100,000	(8)	$51.7000	5/4/2015	—		—	—		—
	—		100,000	(9)	$45.2550	3/2/2014	—		—	—		—
	21,000	(6)	14,000	(6)	$34.8900	7/23/2013	—		—	—		—
	20,000	(6)	5,000	(6)	$30.4600	7/16/2012	—		—	—		—
	20,000		—		$22.9250	9/21/2011	—		—	—		—
	50,000		—		$23.3125	7/18/2010	—		—	—		—
	10,000		—		$24.5938	12/1/2009	—		—	—		—
	12,000		—		$22.6875	11/30/2008	—		—	—		—

Phillip W. Knisely	—		78,580	(10)	$61.4600	2/23/2016	—		—	20,960	(11)	$1,518,342
	—		150,000	(12)	$41.4950	12/2/2013	—		—	—		—
	—		150,000	(12)	$37.1650	9/26/2013	—		—	—		—
	—		150,000	(12)	$34.1750	6/27/2013	—		—	—		—
	—		150,000	(12)	$31.8750	3/4/2013	—		—	—		—
	840,000		—		$24.0313	4/14/2010	—		—	—		—

Steven E. Simms	—		78,580	(10)	$61.4600	2/23/2016	—		—	20,960	(11)	$1,518,342
	—		150,000	(12)	$41.4950	12/2/2013	—		—	—		—
	—		150,000	(12)	$37.1650	9/26/2013	—		—	—		—
	—		150,000	(12)	$34.1750	6/27/2013	—		—	—		—
	—		150,000	(12)	$31.8750	3/4/2013	—		—	—		—
	200,000		—		$23.3125	7/18/2010	—		—	—		—
	800,000		—		$23.3125	7/18/2010	—		—	—		—
	40,000		—		$24.5938	12/1/2009	—		—	—		—
	40,000		—		$11.9375	5/14/2007	—		—	—		—

James A. Lico	—		49,000	(9)	$61.4600	2/23/2016	40,000	(13)	$2,897,600	13,000	(11)	$941,720
	—		200,000	(10)	$45.2550	3/2/2014	—		—	—		—
	50,000	(9)	50,000	(9)	$30.6350	12/3/2012	—		—	—		—
	16,000	(6)	4,000	(6)	$30.4600	7/16/2012	—		—	—		—
	8,000		—		$22.9250	9/21/2011	—		—	—		—
	12,400		—		$34.1563	12/5/2010	—		—	—		—

(1)	Market value is calculated based on the closing price of Danaher’s common stock on December 29, 2006 as reported on the NYSE ($72.44 per share), times the number of shares.

(2)	100% of the options will become exercisable on February 27, 2011. If we terminate Mr. Culp’s employment for disability or without cause, or if he terminates his employment for good reason or dies, the vesting schedule for the options will change so that twenty percent of the options will vest on February 27, 2007 and on each of the next four anniversaries of that date. If we undergo a change-of-control while Mr. Culp is still employed with us, all of the options will vest upon the change-of-control. The terms “change-of-control,” “disability,” “cause” and “good reason” have the meanings set forth in Mr. Culp’s employment agreement, except that the term “good reason” only includes the circumstances described below under “—Employment Agreements — H. Lawrence Culp, Jr. 2003 Stock Option Agreement.”

(3)	For a description of the terms of this award, please refer to “Employment Agreements — 2003 Share Award Agreement with H. Lawrence Culp, Jr.”

(4)	The RSU award is subject to both time-based and performance-based vesting criteria. Pursuant to the time-based vesting provisions, 100% of the RSUs will vest on the sixth anniversary of the grant date, which was February 27, 2006. The grantee will not vest in any of the RSUs however unless Danaher completes four consecutive calendar quarters starting after March 31, 2006 and ending prior to February 27, 2016 in which total diluted earnings per share (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after February 27, 2006) exceeds $3.07 per share.

(5)	In 2003, Mr. Culp received four grants of 287,500 shares each on grant dates of March 26, 2003, June 27, 2003, September 26, 2003 and December 2, 2003, respectively. All of these grants expire on March 26, 2013. For a description of the other terms of these grants, please refer to “Employment Agreements — 2003 Non-Qualified Stock Option Agreement with H. Lawrence Culp, Jr.”

(6)	Under the terms of the award, twenty percent of the options granted become exercisable on each of the first five anniversaries of the grant date.

(7)	The RSU award is subject to both time-based vesting and performance-based vesting criteria. Pursuant to the time-based vesting provisions, one-half of the RSUs will vest on each of the fourth and fifth anniversaries of the grant date, which was July 28, 2005. Pursuant to the performance-based vesting criteria, however, the grantee would not have vested in any of the RSUs unless Danaher completed four consecutive calendar quarters starting after July 1, 2005 and ending prior to July 28, 2015, in which total diluted earnings per share (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after July 1, 2005) exceeded $2.827 per share. Danaher’s Compensation Committee has certified that this performance criteria has been satisfied, leaving only the time-based vesting criteria to be satisfied.

(8)	Under the terms of the award, 100% of the options granted become exercisable on the fifth anniversary of the grant date.

(9)	Under the terms of the award, 50% of the options granted become exercisable on each of the fourth and fifth anniversaries of the grant date.

(10)	Under the terms of the award, one-third of the options granted become exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(11)	The RSU award is subject to both time-based vesting and performance-based vesting criteria. Pursuant to the time-based vesting provisions, one-half of the RSUs will vest on each of the fourth and fifth anniversaries of the grant date, which was February 23, 2006. The grantee will not vest in any of the RSUs however unless Danaher completes four consecutive calendar quarters starting after March 31, 2006 and ending prior to February 23, 2016 in which total diluted earnings per share (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after February 23, 2006) exceeds $3.07 per share.

(12)	In 2003, the officer received four grants of 150,000 shares each on grant dates of March 4, 2003, June 27, 2003, September 26, 2003 and December 2, 2003, respectively. For each grant, one-half of the options granted will become exercisable on each of the fourth and fifth anniversaries of the grant date. If the officer is terminated as a result of death or disability, the vesting schedule for these stock option grants will be revised such that twenty percent of the options in each grant will be deemed to have vested on each of the first five anniversaries of the respective grant date.

(13)	The RSU award is subject to both time-based vesting and performance-based vesting criteria. Pursuant to the time-based vesting provisions, one-third of the RSUs will vest on each of the third, fourth and fifth anniversaries of the grant date, which was May 4, 2004. Pursuant to the performance-based vesting criteria, however, the grantee would not have vested in any of the RSUs unless Danaher completed four consecutive calendar quarters starting after March 31, 2004 and prior to May 4, 2014, in which total diluted earnings per share (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after March 31, 2004) exceeded $2.00 per share. Danaher’s Compensation Committee has certified that the performance criteria has been satisfied, leaving only the time-based vesting criteria to be satisfied.

Option Exercises and Stock Vested During Fiscal 2006

The following table summarizes stock option exercises by our named executive officers in 2006. No RSUs vested in 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
H. Lawrence Culp, Jr.	400,000	$21,272,217
Daniel L. Comas	64,000	$3,352,845
Phillip W. Knisely	—	—
Steven E. Simms	328,000	$14,527,564
James A. Lico	—	—

(1) Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Danaher common stock at the time of exercise.

2006 Pension Benefits

The table below shows as of September 30, 2006, the present value of accumulated benefits payable to each of the named executive officers under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan (the “Cash Balance Plan”), which is the only defined benefit pension plan in which any of the named executive officers participates. The Cash Balance Plan is part of the Danaher Corporation & Subsidiaries Pension Plan, a funded pension plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. Prior to the inception of the Cash Balance Plan in 1997, Danaher made annual contributions to the defined contribution retirement plans of substantially all of its United States salaried employees, in an amount equal to 3% of the employee’s annual, eligible base salary. From 1997 through 2003, in lieu of these contributions, Danaher credited the same level of contributions into the Cash Balance Plan for each covered employee. As of December 31, 2003, the plan was "frozen" with respect to substantially all participants under the plan (including all of the named executive officers) and no further contributions will be made with respect to such participants under the plan. All accrued benefits under the plan for these participants became 100% vested as of such date. All account balances under the plan with respect to these participants (including all of the named executive officers) now increase each year at the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of the applicable plan year. Upon termination of employment, a participant receives his or her vested accrued benefit in cash or as an annuity (based on the participant’s election).

The material assumptions used in quantifying the present value of the accrued benefit at September 30, 2006 are as follows: an interest crediting rate (applied from the plan measurement date until normal retirement age) of 4.75%; a retirement age of 65, which is normal retirement age under the Cash Balance Plan; payment of the accrued obligations in a lump sum upon retirement; and the discount rates as set forth in Note 8 to Danaher’s consolidated financial statements included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2006.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)
H. Lawrence Culp, Jr.	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	8.0	$35,563
Daniel L. Comas	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	8.0	$44,945
Phillip W. Knisely	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	3.5	$19,005
Steven E. Simms	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	8.0	$71,815
James A. Lico	Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan	6.4	$47,530

(1)	Represents the number of years the named executive officer participated in the Cash Balance Plan before it was frozen with respect to new Danaher contributions.
(2)	Calculated as of September 30, 2006, the pension plan measurement date used in Danaher’s financial statements as of and for the year ended December 31, 2006.

2006 Nonqualifed Deferred Compensation

The table below sets forth for each named executive officer information regarding participation in the EDIP, the only plan offered by Danaher with respect to the named executive officers that provides for the deferral of compensation on a basis that is not tax-qualified. For a description of the material terms of the EDIP, please see “Proposal 6. Approval of Amendment to the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program.”

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Balance at Last FYE ($)
H. Lawrence Culp, Jr.	$812,500	$160,000	$1,060,870	$7,611,220
Daniel L. Comas	—	$51,200	$74,346	$420,628
Phillip W. Knisely	—	$56,100	$78,972	$406,169
Steven E. Simms	$800,000	$56,100	$1,363,052	$8,705,256
James A. Lico	$42,500	$40,811	$162,635	$990,028

(1)	Represents non-equity incentive plan compensation that the named executive officer earned with respect to the 2005 fiscal year but deferred in 2006. These amounts do not appear in the Summary Compensation Table because they relate to 2005.

(2)	The amounts set forth in this column are included as 2006 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)	None of the amounts set forth in this column are included as compensation in the Summary Compensation Table. The earnings rates available for EDIP balances are the same as the earnings rates of the investment options offered under Danaher’s 401(k) plan (except that the EDIP does not make available any of the 401(k) investment options that may only be offered under a tax qualified plan). Participants may elect the earnings rates that apply to their EDIP balances (except that all Danaher contributions to the EDIP are subject to the Danaher Stock Fund earnings rate). The table below shows the investment options available under the EDIP and the rate of return for each option for the calendar year ended December 31, 2006:

EDIP Investment Option	Rate of Return from January 1, 2006 through December 31, 2006 (%)	EDIP Investment Option	Rate of Return from January 1, 2006 through December 31, 2006 (%)
American Beacon Small Cap Value Fund—Institutional Class	15.69	Spartan® U.S. Equity Index Fund—Investor Class	15.72
American Funds® Growth Fund of America®—Class R4	10.91	Templeton World Fund—Class A	20.89
Cohen & Steers Realty Shares, Inc.	37.13	Fidelity Freedom 2010 Fund®	9.46
Danaher Stock Fund	31.19	Fidelity Freedom 2020 Fund®	11.61
Fidelity Diversified International Fund	22.52	Fidelity Freedom 2030 Fund®	12.90
Fidelity Equity-Income Fund	19.81	Fidelity Freedom 2040 Fund®	13.49
Fidelity Low-Priced Stock Fund	17.76	Fidelity Freedom Income Fund®	6.37
Fidelity Magellan® Fund	7.22	Managed Income Portfolio II—Class 3	4.33
Franklin Small-Mid Cap Growth Fund—Advisor Class	7.77	PIMCO Total Return Fund—Institutional Class	3.99
Legg Mason Value Trust, Inc.— Institutional Class	6.92	Fidelity Retirement Money Market Portfolio	4.82

Employment Agreements

Employment Agreement with H. Lawrence Culp, Jr.

We entered into an employment agreement with Mr. Culp, our President and CEO, dated as of July 18, 2000, and amended the agreement as of November 19, 2001. The original three-year term of the agreement was scheduled to expire on July 18, 2003. The agreement provides however that as of July 18, 2002, and on every subsequent anniversary of that date, the term of the agreement is automatically extended for an additional one year period. If either we or Mr. Culp provides notice, at least 90 days prior to the next anniversary date of the employment agreement, that Mr. Culp’s employment will terminate as of the end of the then-current term of the employment agreement, the agreement will terminate at the end of the then-current term of the agreement. The expiration date of the agreement is currently July 18, 2008.

Under the agreement, Mr. Culp is entitled to (1) a base salary that is no less than the highest base salary paid to him at any time during the term of the agreement; (2) an annual, target bonus opportunity of at least 100% of his base salary; (3) all benefit and fringe benefit plans in which our other executives participate; (4) term life insurance equal to six times his base salary (decreasing to four times his base salary once he reaches age 55, with the amount of required coverage decreasing 10% per year after that); and (5) a club membership, tax and financial planning advice, an annual physical examination and a car allowance. During any period that Mr. Culp cannot perform his duties as a result of a physical or mental illness (a “disability”) he is entitled to continue receiving all of the elements of compensation described above, until his employment is terminated.

The agreement prohibits Mr. Culp from disclosing Danaher confidential information during or after his employment. The agreement also prohibits Mr. Culp, at any time during his employment and for three years after his employment ends, from competing with us in the United States or anywhere else in the world where we are doing business or have reasonably firm plans to do business, and from soliciting any of our employees away from us.

We may terminate Mr. Culp’s employment if as a result of disability, he is absent from his duties for 6 consecutive months and within thirty days of notice of termination has not returned to his duties on a full-time basis. We may also terminate his employment either for cause or without cause. “Cause” means that Mr. Culp willfully fails to perform his duties (other than because of disability) after he has received notice of the failure and has had an opportunity to correct it, willfully engages in misconduct that materially injures Danaher, or is convicted of a felony.

Mr. Culp may terminate his employment at any time, with or without good reason. “Good reason” means that Danaher:

•	has materially breached Mr. Culp’s employment agreement and has not corrected the breach after receiving notice and the opportunity to correct it;
•	attempts to terminate Mr. Culp without complying with the notice provisions required under the employment agreement;
•	assigns Mr. Culp duties inconsistent with his position as President and Chief Executive Officer;
•	relocates Mr. Culp outside the Washington, D.C. area;
•

discontinues any material compensation or benefit plan that Mr. Culp participated in as of July 18, 2000 without providing an equitable substitute, or provides Mr. Culp with benefits materially less favorable than the level of benefits he enjoyed under those plans as of July 18, 2000;

•	undergoes a change-of-control, merger or acquisition with another entity and Mr. Culp does not continue as the President and CEO of the most senior entity that results from the transaction; or
•	does not obtain a satisfactory agreement from its successor to assume Mr. Culp’s employment agreement.

The agreement defines a “change-of-control” as (a) the acquisition by an individual, entity or group of the greater of (i) thirty percent or more of either the outstanding Danaher common stock, or of the combined voting power of outstanding Danaher securities entitled to vote generally in the election of directors (“Danaher voting securities”), or (ii) the lowest whole-number percentage of outstanding Danaher common stock or Danaher voting securities, as applicable, that is greater than the percentage owned on a combined basis by Steven Rales, Mitchell Rales and their affiliates; (b) individuals who as of July 18, 2000 constituted a majority of our Board (“incumbent directors”) no longer constituting a majority of our Board (although individuals who are elected, or whose nomination for election is approved by, a majority of the incumbent directors are (with certain exceptions) also considered “incumbent directors”); (c) consummation of a reorganization, merger or consolidation or sale of all or substantially all of Danaher’s assets (“business combination”), unless following the business combination, the persons who beneficially owned more than fifty percent of the Danaher common stock and who beneficially owned more than fifty percent of the voting power of the Danaher voting securities, respectively, immediately prior to the business combination continue to own more than fifty percent of the outstanding common stock and more than fifty percent of the voting power of the outstanding voting securities, respectively, of the entity resulting from the business combination, in substantially the same proportions as their ownership prior to the business combination; or (d) approval by our shareholders of a complete liquidation or dissolution of Danaher.

If Mr. Culp’s employment ends for any reason, he is entitled to receive within 14 days after termination his base salary through the date of termination, the balance of any annual or long-term cash incentive awards earned but not yet paid and any deferred compensation allocated to his account as of the later of the date of termination or date of payment, and any other amounts or benefits required to be paid to him according to the terms of any other Danaher plan (at the time such payments are due under the plan). Mr. Culp is also entitled to receive the following, additional amounts upon certain events of termination:

•

If Mr. Culp dies, or at least 90 days prior to the next anniversary date of the employment agreement provides notice that his employment will terminate as of the end of the then-current term of the employment agreement, he is entitled to a pro rata portion of his target annual bonus for the year in which his employment terminates, paid at the time annual bonuses are paid (this is referred to as the “pro rated bonus”).

•

If we terminate Mr. Culp’s employment on account of disability, he is entitled to receive the pro rated bonus at the time annual bonuses are paid and have his employee welfare benefit plans and programs continued for 12 months following the termination.

•

If we terminate Mr. Culp’s employment without cause, or if he terminates his employment for good reason, Mr. Culp is entitled to (1) receive his pro rated bonus at the time annual bonuses are paid, (2) receive an amount equal to two times the sum of his base salary and target annual bonus for the year of termination (paid out over twenty four months according to the normal payroll cycle); (3) reimbursement for reasonable legal fees and expenses that he incurs in connection with the termination; (4) have health and welfare benefits continued for himself and his family for 24 months following the termination; and (5) if any amount that Mr. Culp receives from us or a party that acquires us would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or related penalties or interest, an additional payment equal to the amount of such excise tax, penalties and interest, as well as a further sum that would have the effect of making Mr. Culp whole for any taxes applicable to such payment.

2003 Non-Qualified Stock Option Agreement with H. Lawrence Culp, Jr.

We entered into a Non-Qualified Stock Option Agreement with Mr. Culp dated as of March 26, 2003. Under the agreement, we agreed to award to Mr. Culp options to purchase 1,150,000 shares of Danaher common stock (on a split-adjusted basis). Under the terms of the award, 287,500 options were granted to Mr. Culp on each of March 26, 2003, June 27, 2003, September 26, 2003 and December 2, 2003. The exercise price for each grant of options is equal to the closing price of Danaher’s common stock on the date of grant.

Twenty percent of each grant of options vested on December 1, 2006, an additional thirty percent of each grant vests on December 1, 2007 and the remainder of the options vests on December 1, 2008. If we terminate Mr. Culp’s employment for disability or without cause, or if Mr. Culp terminates his employment for good reason or dies, the vesting schedule for the options will change so that twenty percent of the options in each grant will be deemed to vest on March 26, 2004 and on each of the next four anniversaries of that date. If we undergo a change-of-control while Mr. Culp is still employed with us, all of the options will vest upon the change-of-control. The terms “change-of-control,” “disability,” “cause” and “good reason” have the meanings described in Mr. Culp’s employment agreement, except that the term “good reason” only includes circumstances where Danaher (1) has materially breached Mr. Culp’s employment agreement and has not corrected the breach after receiving notice and the opportunity to correct it, (2) assigns Mr. Culp duties inconsistent with his position as President and CEO, or (3) undergoes a change-of-control, merger or acquisition with another entity and Mr. Culp does not continue as the president and CEO of the most senior entity that results from the transaction. All of the options terminate on March 26, 2013. If we terminate Mr. Culp’s employment without cause or if Mr. Culp resigns for good reason, all exercisable options covered by the agreement will remain exercisable for six months after the termination date.

2003 Share Award Agreement with H. Lawrence Culp, Jr.

On May 6, 2003, our shareholders approved a Share Award Agreement with Mr. Culp dated as of March 26, 2003. Under the agreement, we agreed to award to Mr. Culp 777,200 shares of Danaher common stock on January 2, 2010 if (1) Mr. Culp remains our Chief Executive Officer as of December 1, 2009, and (2) Danaher completes four consecutive calendar quarters starting after March 31, 2003 in which total diluted EPS (excluding amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, amounts related to discontinued operations and changes in accounting methods after March 31, 2003) exceeds EPS for the four calendar quarters ended March 31, 2003 by at least 10%. Our Compensation Committee has certified that the performance criteria have been satisfied, leaving only the time-based vesting condition to be satisfied. If we undergo a change-of-control (as defined in Mr. Culp’s employment agreement) before December 1, 2009 while Mr. Culp is still employed with Danaher, he will receive all 777,200 shares upon the change-of-control. If we terminate Mr. Culp’s employment for disability (as defined in Mr. Culp’s employment agreement) or if he dies before December 1, 2009, in either case he will receive a number of shares equal to 129,532 times the number of whole years elapsed between March 26, 2003 and the date of termination.

Please see the footnotes to the Outstanding Equity Awards at Fiscal Year-End table for a description of the terms applicable to Mr. Culp’s other outstanding equity awards.

Named Executive Officer Noncompetition Agreements

We have entered into noncompetition agreements with each of Messrs. Comas, Knisely, Simms and Lico (Mr. Culp’s noncompetition and similar obligations are set forth in his employment agreement, which is described above). The terms of these named executive officer noncompetition agreements are all the same. The agreement prohibits the executive from competing with us while he is employed with us. For one year after the executive’s employment with us ends, the agreement prohibits him from (a) competing with us anywhere in the United States; (b) selling to or soliciting purchases from our customers, involving products or services similar to those the executive worked with while we employed him; (c) hiring or soliciting any of our current or recent employees, or otherwise assisting or encouraging any of our employees to leave us; (d) disclosing or improperly using any of our confidential information; or (e) making any disparaging comments about us. Each executive also agrees that all intellectual property that he develops in connection with his employment with us belongs to us, and assigns us all rights he may have in any such intellectual property.

Each executive is entitled to an amount equal to nine months of his base salary if we terminate his employment without cause, plus an amount equal to an additional three months salary if he signs our standard form of release at the time of termination. These amounts would be paid out over twelve months according to the normal payroll cycle. Under the agreement, “cause” is defined as the executive’s (a) fraud or other willful misconduct or gross negligence; (b) conviction of a felony, misdemeanor related to his employment or other crime that impairs his ability to perform his duties; (c) willful refusal to perform his duties or comply with our policies; (d) breach of the noncompetition agreement; (e) death; or (f) termination because of physical or mental illness that prevents him from working for twelve consecutive months. If an executive violates any of his post-employment obligations under the agreement, he is required to repay to us any payments he has received under the agreement and he gives up all rights to any further payments under the agreement.

Offer Letters

Other than as described above, we do not have any formal employment agreements with any of the named executive officers, but certain employment and compensation arrangements were set forth in the offer letters that we extended to Mr. Simms and Mr. Knisely when they joined us. Since the respective dates of these offer letters, the compensation paid to each of these officers has increased and additional equity awards have been granted to them.

In March 1996, we provided Mr. Simms an offer letter that recited his initial title, base salary and target bonus percentage. It also provided for an initial grant of 400,000 Danaher stock options and 60,000 shares of Danaher common stock (all of which have vested), as well as participation in the EDIP and other executive benefit plans and programs, a company car and country club membership. The letter also provides that if we terminate Mr. Simms for any reason other than malfeasance, he will receive one year continuation of his base salary, medical benefits and company car benefits. These payments and benefits would be provided pro rata over the course of the year on the same timetable as they are provided now.

In May 2000, we provided Mr. Knisely an offer letter that recited his initial title, base salary and target bonus percentage. It also provided for an initial grant of 1,000,000 Danaher stock options (all of which have vested), as well as participation in the EDIP and other employee and executive benefit plans and programs, a company car, country club membership and financial and tax planning services. As a condition to the offer of employment, Mr. Knisely was required to execute an employment agreement with obligations relating to noncompetition, nonsolicitation of customers, nonpiracy of company employees and confidentiality.

Potential Payments upon Termination or Change-of-Control

The following tables describe the payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Danaher. The amounts set forth below assume that the triggering event occurred on December 31, 2006. Where benefits are based on the market value of Danaher’s common stock, we have used the closing price of Danaher’s common stock as reported on the New York Stock Exchange on December 29, 2006 ($72.44 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, unused vacation and 401(k) plan distributions, as well as all accrued balances under the EDIP and the Cash Balance Plan (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all Danaher contributions is zero). The accrued balances under the Cash Balance Plan and the EDIP for each named executive officer as of December 31, 2006 are set forth above under “— 2006 Pension Benefits” and “—2006 Nonqualified Deferred Compensation,” respectively, and the terms of these plans are described in “— Pension Benefits” and “Proposal 6. Approval of Amendment to the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program,” respectively.

Severance and Change-of-Control Arrangements for H. Lawrence Culp, Jr.

Benefit	Termination/Change-of-Control Event
	Termination by executive without good reason	Termination of executive without cause/ termination by executive for good reason (other than in connection with a change- of-control)	Death of executive	Termination of executive as a result of disability	Change-of-Control		Change-of- Control + termination of executive without cause or termination by executive for good reason
Value of equity awards that would be accelerated (1):
Stock options	—	$16,499,050	$16,499,050	$16,499,050	$41,710,975		$41,710,975
RSUs	—	—	$28,149,894	$28,149,894	$56,300,368	(2)	$56,300,368	(2)
Benefits continuation (3)	—	$19,791	—	$9,896	—		$19,791
Cash severance payment (3)	—	$4,400,000	—	—	—		$4,400,000
Pro rated bonus for year of termination (3)	(4)	$1,100,000	$1,100,000	$1,100,000	—		$1,100,000
Tax reimbursement and related gross- up (3)	—	—	—	—	$20,472,431	(2)(5)	$23,320,437	(2)(5)

Total:	(4)	$22,018,841	$45,748,944	$45,758,840	$118,483,774		$126,851,571

(1)	Mr. Culp’s 2003 Non-Qualified Stock Option Agreement, 2003 Share Award Agreement and the terms of his 2006 option award each provide for certain accelerated vesting terms in the event of certain types of termination or upon a change-of-control. Each of these arrangements are described above under “—Employment Agreements.” The amounts indicated reflect the intrinsic value (that is, the value based on the price of Danaher’s common stock, and in the case of stock options minus the exercise price) of the options and RSUs that would have vested had the specified event of termination or change-of-control occurred as of December 31, 2006.

(2)	For a description of the treatment upon a change-of-control of outstanding equity awards granted under the 1998 Plan, please see “ —Employee Benefit Plans.” The amounts indicated in the table assume that upon a change-of-control of Danaher (as defined in the 1998 Plan), Danaher’s Board precludes the accelerated vesting of Mr. Culp’s unvested RSUs that are not required to be accelerated pursuant to contractual agreements with Mr. Culp. If Danaher’s Board were to allow these unvested RSUs to accelerate upon a change-of-control, the RSU acceleration value in each of the Change-of-Control columns would increase by $23,470,560 in each column; and the “Tax reimbursement and related gross-up” value in each of the Change-of-Control columns would increase by $10,397,921 in each column.

(3)	Amounts reflected are payable pursuant to Mr. Culp’s employment agreement, which is described above under “—Employment Agreements.” The amounts set forth in “Cash severance payment” and “Pro rated bonus for year of termination” assume that the “target bonus amount” referenced in Mr. Culp’s employment agreement is equal to the baseline annual bonus percentage established annually under Danaher’s executive cash incentive compensation plan.

(4)	Under Mr. Culp’s employment agreement, if he provides notice, at least 90 days prior to the next anniversary date of his employment agreement, that he intends to terminate his employment as of the end of the then-current term of his employment agreement, he is entitled to receive a pro rata portion of his target annual bonus for the year in which he is terminated. If Mr. Culp were to have provided notice on December 31, 2006 that his employment would terminate as of the end of the current term of his employment contract (July 18, 2008), upon the termination he would be entitled to receive a pro rated bonus based on his target bonus amount for 2008 and the number of days worked in 2008 prior to termination.

(5)	Calculation of the 280G excise tax and related gross-up includes the following assumptions: a 280G excise tax rate of 20% and a combined federal, state and Medicare tax rate of 41.24%; each of the equity awards was made in the normal course of business; and that as of December 31, 2006 it was substantially certain that the performance criteria for the RSUs awarded in February 2006 would be met.

Severance and Change-of-Control Arrangements for Messrs. Comas, Simms, Knisely and Lico

Named Executive Officer	Benefit	Termination/Change-of-Control Event
		Termination of executive without cause	Death of executive	Termination of executive as a result of disability	Change- of- Control
Daniel L. Comas	Cash severance payment (1)	$440,000	—	—	—

	Total:	$440,000	—	—	—	(2)

Philip W. Knisely	Value of stock options that would be accelerated (3)	—	$13,054,500	$13,054,500	—
	Cash severance payment (1)	$610,000	—	—	—

	Total:	$610,000	$13,054,500	$13,054,500	—	(2)

Steven E. Simms	Value of stock options that would be accelerated (3)	—	$13,054,500	$13,054,500	—
	Benefits continuation (4)	$32,722	—	—	—
	Cash severance payment (1)	$1,220,000	—	—	—

	Total:	$1,252,722	$13,054,500	$13,054,500	—	(2)

James A. Lico	Cash severance payment (1)	$425,000	—	—	—

	Total:	$425,000	—	—	—	(2)

(1)	Under the terms of the Noncompetition Agreements that each of Messrs. Comas, Simms, Knisely and Lico have executed with Danaher, each is entitled to certain payments if Danaher terminates his employment without cause. The amounts set forth in the table assume that the officer would have executed Danaher’s standard release in connection with any termination without cause. With respect to Mr. Simms, the amount reflected in this row reflects both his cash severance rights under the Noncompetition Agreement as well as his cash severance rights under his offer letter dated March 8, 1996.

(2)	For a description of the treatment upon a change-of-control of outstanding equity awards granted under the 1998 Plan, please see “—Employee Benefit Plans.” The tabular disclosure assumes that upon a change-of-control of Danaher (as defined in the 1998 Plan), Danaher’s Board precludes the accelerated vesting of the unvested stock options and RSUs held by these officers. If a change-of-control had occurred as of December 31, 2006 and Danaher’s Board had allowed unvested stock options and RSUs to vest upon such change-of-control, the intrinsic value of the stock options and RSUs held by these officers that would have been accelerated would have been as follows: Mr. Comas, $10,084,900; Mr. Knisely, $24,138,651; Mr. Simms, $24,138,651; and Mr. Lico, $12,072,510.

(3)	Under the terms of the stock option grants awarded in 2003 to each of Messrs. Knisely and Simms, one-half of the options in each grant vest on each of July 1, 2007 and July 1, 2008. If either Mr. Knisely or Mr. Simms, respectively, dies or is terminated as a result of disability, the vesting schedule for his 2003 stock option grants will be revised such that twenty percent of the options in each grant will be deemed to have vested on each of the first five anniversaries of the respective grant date.

(4)	Reflects the one-year continuation of medical benefits and company car benefits (based on the value of company car benefits Mr. Simms actually received in 2006) that Mr. Simms would be entitled to under the terms of his offer letter dated March 8, 1996.

DIRECTOR COMPENSATION

Summary of Director Compensation

Our non-management directors receive:

•	an annual cash retainer of $40,000, paid in four, equal installments following each quarter of service;

•	$2,500 for each board meeting they attend (whether by telephone or in person);

•	$1,000 for each committee meeting they attend (whether by telephone or in person);

•	an annual grant of options to purchase 4,000 shares of Danaher common stock with a ten-year term, which grant is fully vested as of the date of grant; and

•	reimbursement for Danaher-related out-of-pocket expenses, including travel expenses.

Director Summary Compensation Table

The table below summarizes the compensation paid by Danaher to non-employee directors for the year ended December 31, 2006. Each of Steven Rales and Mitchell Rales serves as a director and executive officer of Danaher but does not receive any additional compensation for services provided as a director. Neither Steven Rales nor Mitchell Rales is a named executive officer. Details regarding the 2006 executive compensation provided to each of Steven Rales and Mitchell Rales is set forth under “Certain Relationships and Related Transactions.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Mortimer M. Caplin (2)	$84,500	$97,160	$200	(3)	$181,860
Donald J. Ehrlich (2)	$84,500	$97,160	$200	(3)	$181,860
Linda P. Hefner (2)	$63,000	$97,160	$200	(3)	$160,360
Walter G. Lohr, Jr. (2)	$67,500	$97,160	$200	(3)	$164,860
John T. Schwieters (2)	$79,500	$97,160	$200	(3)	$176,860
Alan G. Spoon (2)	$65,500	$97,160	$200	(3)	$162,860
A. Emmet Stephenson, Jr. (2)	$76,500	$97,160	$200	(3)	$173,860

(1)	Since all options granted to non-employee directors are immediately exercisable, the full grant date fair value of the award is recognized in the year of grant under FAS 123R. The amount set forth in the column therefore represents both the total grant date fair value for all equity awards granted to the director in 2006, as well as the total dollar amount recognized for the director for 2006 under FAS 123R. The amount recognized in 2006 pursuant to FAS 123R has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): a 7.5 year option life, a risk-free interest rate of 5.09%; a stock price volatility rate of 22%; and a dividend yield of 0.1% per share.

(2)	The table below sets forth the total number of outstanding options to purchase Danaher common stock beneficially owned by each non-management director as of December 31, 2006. All of the options set forth in the table below are fully vested.

Name of Director	Aggregate Number of Danaher Stock Options Held as of December 31, 2006
Mortimer M. Caplin	36,000
Donald J. Ehrlich	44,000
Linda P. Hefner	4,000
Walter G. Lohr, Jr.	44,000
John T. Schwieters	12,000
Alan G. Spoon	32,000
A. Emmet Stephenson, Jr.	44,000

(3)	Represents a donation made by Danaher to a charitable organization in the director’s name.

Employee Benefit Plans

2003 Executive Cash Incentive Compensation Plan.

In 2003, Danaher’s shareholders approved the 2003 executive cash incentive compensation plan, which governs non-equity incentive compensation awards granted to Danaher’s named executive officers. Under the plan, the maximum amount of cash incentive compensation payable to a named executive officer for a particular year (subject to an annual $5 million cap for each officer) equals the product of:

•	the officer’s base salary;

•	a percentage applicable to the officer’s particular position (i.e., 300% for the president; 150% for an executive vice president; and 100% for senior vice presidents and vice presidents); and

•

a company performance factor calculated as follows. First, Danaher’s diluted earnings per share (excluding material items that the Compensation Committee (the “Committee”) deems extraordinary or non-recurring) (“EPS”) for the performance year is measured against Danaher’s EPS for the prior fiscal year, and Danaher’s EPS for the cumulative period beginning January 1, 2003 and ending at the end of the performance year is compared to Danaher’s EPS for 2002, and the comparison yielding the greater percentage difference is used in the formula. The period-to-period percentage increase or decrease is multiplied by a factor of four (4) if EPS increased compared to the relevant period, and negative two (-2) if EPS decreased compared to the relevant period. The resulting product is added to a figure of .9 to yield the company performance factor. If EPS in the performance year declines by more than 15% over prior year EPS, however, the company performance factor equals zero and no bonus is awarded.

After calculating the maximum amount payable to each named executive officer according to the shareholder-approved formula, the Committee exercises its negative discretion to determine the amount actually awarded to each officer for the year. The Committee exercises its negative discretion by applying a formula that is similar to the shareholder-approved formula described above. The Committee’s formula uses the same components as the shareholder-approved formula, except that it replaces the position-specific percentage with two components: a baseline bonus percentage, and a personal factor of between zero and 1.5 (between zero and 2.0 for the CEO). At the beginning of each year, the Committee determines the baseline bonus amount for each named executive officer, and establishes measurable performance criteria for each named executive officer to help determine his or her personal factor for the year. The Committee always sets a named executive officer’s baseline bonus percentage at a level such that the product of the baseline bonus percentage and the maximum personal factor cannot exceed the officer’s position-specific percentage, and as a result the Committee’s formula always yields a number that is equal to or below the number generated by the shareholder-approved formula.

Danaher’s Board, at the Committee’s recommendation, has proposed that shareholders approve a revised executive cash incentive compensation plan at the 2007 Annual Meeting. The terms of the proposed, revised plan are described under “Proposal 5. Approval of 2007 Executive Cash Incentive Compensation Plan.”

1998 Stock Option Plan

General. Our Board and shareholders approved the Amended and Restated 1998 Option Plan (the “1998 Plan”) in 1998 and subsequently approved various amendments to the plan. Under the 1998 Plan, we may grant to employees and non-employee directors of Danaher and its eligible subsidiaries stock options, RSUs and any other awards that are based on or related to Danaher common stock. Our Board has delegated to our Compensation Committee the authority to administer the plan, including the authority to determine award terms such as exercise price, the number of shares subject to the award, vesting terms and the expiration date of the award. As of February 28, 2007, 24,612,440 shares were subject to awards outstanding under the plan, and 12,231,250 shares were available for future issuance under the 1998 Plan. If an award under the plan expires, is canceled, or terminates for any other reason without being exercised, the shares of common stock available under the award become available again for issuance under the plan. No participant may receive awards under the 1998 Plan with respect to more than 10,000,000 shares of Danaher common stock in the aggregate during the term of the plan.

Vesting. If the Committee does not specify otherwise, awards granted under the 1998 Plan become exercisable as to one-fifth of the covered shares on each of the first five anniversaries of the date of grant, and options granted to non-management directors are exercisable in full as of the grant date. All unexpired awards become fully exercisable when the employee reaches age 65 while still employed by Danaher, except for awards covered by performance criteria for purposes of Section 162(m).

Stock options. All stock options issued under the 1998 Plan are nonqualified stock options. The price at which an option may be exercised for a share of Danaher common stock may not be less than the closing price per share of Danaher common stock on the New York Stock Exchange on the date the option is granted. Except for adjustments related to changes in capital structure or a substantial corporate change, the Committee may not reduce the exercise price of any outstanding options. Unless otherwise specified the term of an option granted under the 1998 Plan is ten years, and the term of any option granted under the plan may not exceed ten years. Unless the Committee provides otherwise in granting an award, any options that are exercisable as of a participant’s termination date will terminate on the earlier of the expiration of the award’s term or:

•

the fifth anniversary of the date of termination, if the participant voluntarily terminates employment (1) at or after reaching retirement age (age 65), or (2) before reaching age 65, if the Compensation Committee determines that the termination constitutes an “early retirement”;

•	12 months after termination, if the termination results from the participant’s death;

•	the earlier of (1) 12 months after termination, or (2) 60 days after the participant no longer has a disability, if the participant is terminated on account of disability;

•	the date of termination, if the participant’s employment is terminated for gross misconduct; or

•	30 days following the termination date, in all other situations.

If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant. Termination of employment does not include circumstances where Danaher immediately rehires the employee as an independent contractor.

Restricted Stock Units. Restricted stock units granted under the 1998 Plan represent a right to receive shares of Danaher common stock at a future date determined according to the participant’s award statement. The award statement issued in connection with the RSU sets forth the terms and conditions, which need to be satisfied in order for the recipient to receive the shares of Danaher common stock represented by the RSU. The Committee may grant RSUs subject to the attainment of performance criteria of the nature described below, and/or may make the awards subject to vesting conditions based on service.

162(m) Performance Objectives. The Committee may grant awards under the 1998 Plan that will become exercisable only if specified performance goals are satisfied during a specified period. The performance goals must be based on one or more of the financial measures enumerated in the plan. The financial measures are, to the extent applicable, determined according to GAAP, excluding extraordinary or non-recurring items in accordance with GAAP, changes in accounting and the effect of discontinued operations (unless in each case the Committee decides otherwise within the period required under Section 162(m)). The Committee determines whether the specified performance objectives have been attained. The provisions governing grants of options and other awards that are subject to performance goals, are intended to qualify these awards as “qualified performance based compensation” under Section 162(m), although the Committee also has discretion to grant awards that do not so qualify. No award that the Committee determines is subject to performance objectives for purposes of Section 162(m) of the Code may pay or cover in excess of 10,000,000 shares of Danaher common stock or the equivalent value in cash.

Substantial Corporate Changes. Upon a substantial corporate change, the 1998 Plan and any outstanding, forfeitable awards will terminate unless provision is made for the assumption or substitution of the outstanding awards. Unless our Board determines otherwise, if an award would otherwise terminate upon a substantial corporate change, the Committee will either (1) provide holders of options with a right before the substantial corporate change to exercise any unexercised option, whether or not previously exercisable, or (2) cancel each award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of Danaher common stock under the transaction (minus the applicable exercise price for options). Under the 1998 Plan, a “substantial corporate change” means (a) a dissolution or liquidation of Danaher, (b) a merger, consolidation or reorganization of Danaher with one or more other corporations where Danaher is not the surviving corporation, (c) the sale of substantially all of Danaher’s assets to another corporation, or (d) any transaction approved by Danaher’s Board that results in any person unaffiliated with Danaher owning 100% of the combined voting power of all classes of Danaher stock.

Transfers, Adjustments, Amendments and Termination. Awards may not be assigned, pledged or transferred, except by will, by the laws of descent and distribution or as provided by the Committee. In the event of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other increase or decrease in the Danaher common stock for which Danaher does not receive compensation, the Committee will ratably adjust the number of shares underlying outstanding awards and reserved for issuance under the 1998 Plan. The Board may amend, suspend or terminate the 1998 Plan at any time, but only with the approval of Danaher’s shareholders if so required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Committee may not modify, amend or cancel, prospectively or retroactively, any grant made under the 1998 Plan without the written consent of the participant if the action would adversely affect the participant. No further grants will be made under the 1998 Plan after May 4, 2008.

Executive Deferred Incentive Program

For a description of Danaher’s Executive Deferred Incentive Program, please see “Proposal 6. Approval of Amendment to the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program.”

EQUITY COMPENSATION PLAN INFORMATION

All data set forth in the table below is as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	26,505,500	(2)	$39.65	(3)	12,877,000	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	26,505,500	(2)	$39.65	(3)	12,877,000	(4)

(1)	Consists of Amended and Restated Danaher Corporation 1998 Stock Option Plan, Danaher Corporation 1987 Stock Option Plan, EDIP and the performance-based restricted stock units awarded to H. Lawrence Culp, Jr. in 2003 (“Culp 2003 RSUs”). No additional options are issuable under the 1987 Stock Option Plan.
(2)	949,500 shares in column (a) above are attributable to the EDIP. Under the terms of the EDIP, there are no limitations on the amounts that can be credited to participants’ balances under the EDIP, but no more than 1,000,000 shares of Danaher common stock in the aggregate can be issued to participants upon distribution of such balances, with any additional amounts owed distributable only in cash. As of March 19, 2007, approximately 50,500 shares of Danaher common stock have been issued under the EDIP. The number of securities set forth in this column also includes the shares of Danaher common stock underlying the Culp 2003 RSUs.
(3)	With respect to the EDIP, if a participant receives their EDIP distribution in shares of Danaher common stock, the participant’s EDIP balance is converted into shares and distributed to the participant at no additional cost. As such, there is no exercise price for EDIP units and these units are not included in the weighted average exercise price calculation. With respect to the Culp 2003 RSUs and RSUs granted under the 1998 Plan, upon satisfaction of the vesting criteria that apply to the award the shares of Danaher common stock underlying such award will be issued at no additional cost. As such, there is no exercise price for the Culp 2003 RSUs and the other RSUs and these items are also excluded from the weighted average exercise price calculation.
(4)	Consists entirely of shares of Danaher common stock available for future issuance under the 1998 Plan. Please see “—Employee Benefit Plans” for a description of the 1998 Plan.

Limitation of Officers’ and Directors’ Liability and Indemnification

Danaher’s Certificate of Incorporation requires it to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as a director or officer of Danaher, or by reason of serving at the request of Danaher as a director or officer of any other entity, subject to limited exceptions. In addition, Danaher’s Certificate of Incorporation contains provisions exculpating Danaher’s directors and officers from liability in certain circumstances. Danaher also has in effect insurance policies for general officers’ and directors’ liability insurance covering all of Danaher’s officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy

Danaher has adopted a written related persons transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, the Nominating and Governance Committee of the Board is required to review and if appropriate approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if Danaher management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction will be submitted to the Committee at the Committee’s next meeting. The Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended.

Relationships and Transactions

Steven Rales is Chairman of the Board of Danaher and also an executive officer of Danaher, and his brother, Mitchell Rales, is Chairman of the Executive Committee of the Board of Danaher and also an executive officer of Danaher. Steven Rales and Mitchell Rales are the co-founders of Danaher. For their service as executive officers, each receives an annual salary of $395,000 (increased from $295,000 effective January 1, 2007) and is entitled to participate in all of the benefits made generally available to salaried employees as well as all perquisites made generally available to Danaher’s executive officers. In 2006, Danaher made 401(k) contributions of $15,000 to each of the Rales’, provided tax and accounting services valued at approximately $156,634 in the form of one full-time employee (plus medical and dental benefits for the employee), and allowed the Rales’ to make personal use of designated Danaher office space valued at approximately $201,476. Danaher provided Steven Rales an additional $47,452 in perquisites in 2006 consisting of the following: $36,732 in car lease payments; $4,300 relating to a country club membership; and $6,420 in parking expenses. Danaher provided Mitchell Rales an additional $25,099 in perquisites in 2006 consisting of the following: $18,679 in car lease payments; and $6,420 in parking expenses. The Rales’ do not receive annual cash incentive compensation or equity awards.

Separately, in 2006, Equity Group Holdings LLC, which is controlled by Steven Rales and Mitchell Rales, paid Danaher approximately $157,856 for providing medical and dental coverage for, and as reimbursement for paying all or a portion of the salaries of, three employees of Equity Group Holdings LLC.

Steven Rales and Mitchell Rales also own a majority interest in Colfax Corporation, a privately-held company that makes and sells pumping and fluid handling systems. Philip Knisely, Executive Vice President of Danaher, owns approximately 4.5% of the equity of Colfax, and Patrick Allender, who served as an Executive Vice President of Danaher until his retirement in February 2007, and a trust for the benefit of Mr. Allender’s son own an aggregate equity interest of less than 1% in Colfax. Certain of our subsidiaries purchase products from and sell products to various subsidiaries of Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2006, our subsidiaries purchased approximately $134,000 of products from Colfax subsidiaries, and sold approximately $209,215 of products to Colfax subsidiaries. The amount of sales and amount of purchases in 2006 each was less than one percent of Colfax’s, and of Danaher's, gross revenues for 2006. Our subsidiaries intend to purchase products from and sell products to various Colfax subsidiaries in the future in the ordinary course of their businesses.

FJ900, Inc. (“FJ900”), an indirect, wholly-owned subsidiary of Danaher, is party to an airplane management agreement dated February 15, 2007 with Joust Capital, LLC (“Joust One”) and an identical agreement with Joust Capital II, LLC (“Joust Two” and together with Joust One, the “Joust entities”), which memorialize a pre-existing arrangement. The Joust entities are owned by Steven Rales and Mitchell Rales. Under the management agreements, FJ900 performs management services for the respective aircraft owned or leased by each of Joust One and Joust Two in like manner to the management services provided by FJ900 for the Danaher aircraft. The management services provided by FJ900 include the provision of aircraft management, pilot services, maintenance, record-keeping and other aviation services. FJ900 receives no compensation for its services under the agreement. Having FJ900 perform management services for all three aircraft enables Danaher and the Joust entities to share certain fixed expenses relating to the use, maintenance, storage, operation and supervision of their respective aircraft and utilize joint purchasing or joint bargaining arrangements where appropriate, allowing each party to benefit from efficiencies of scale and cost savings. We believe that this cost-sharing arrangement results in lower costs to us than if we incurred these fixed costs on a stand-alone basis. Under the agreement, FJ900 prorates all shared expenses annually among the Joust entities and Danaher based on total flight hours logged. The Joust entities pre-pay FJ900 on a quarterly basis for their estimated, prorated portion of such shared expenses, and the amounts are trued up at the end of the year. With respect to the year ended December 31, 2006, the Joust entities paid FJ900 approximately $864,121 for the Joust entities’ share of the fixed airplane management expenses shared with Danaher. Each Joust entity pays directly all expenses attributable to its aircraft that are not shared. Under the management agreements, each party is also required to maintain a prescribed amount of comprehensive aviation liability insurance and name the other party and its affiliates as additional named insureds, while the Joust entities must also maintain all-risk hull insurance for their aircraft. If either party suffers any losses in connection with the arrangements set forth in the management agreement, and such losses are due to the fault, negligence, breach or strict liability of the other party, the sole recourse of the party incurring the loss against the other party is to the available insurance proceeds. The management agreements have terms of five years, but may be terminated by either party upon 30 days notice.

In addition, Danaher is party to an airplane interchange agreement dated February 15, 2007 with Joust One and an identical agreement with Joust Two, which also memorializes a pre-existing arrangement. Under each interchange agreement, the Joust entity has agreed to lease its aircraft to Danaher and Danaher has agreed to lease the Danaher aircraft to the Joust entity, in each case on a non-exclusive, equal time basis. Neither party is charged for its use of the other party’s aircraft, the intent being that over the life of the contract each party’s usage of the other party’s aircraft will be generally equal. The owner of each aircraft, as operator of the aircraft, is responsible for providing a flight crew for all flights operated under the interchange agreement. Each owner/operator is required to maintain standard insurance, including all-risk hull insurance and a prescribed amount of comprehensive aviation liability insurance, and to name the other party and its affiliates as additional named insureds. With respect to any losses suffered by the party using the owner/operator’s plane, the using party’s recourse against the owner/operator is limited to the amount of available insurance proceeds. To the extent the using party or any third party suffers losses in connection with the using party’s use of the owner/operator’s aircraft, and recovers from the owner/operator an amount in excess of the available insurance proceeds, the using party will indemnify the owner/operator for all such excess amounts. The interchange agreements have terms of five years, but may be terminated by either party upon 10 days notice. Prior to 2007, if a party’s use of the other’s plane in a given year was unequal, the applicable party would reimburse the other party for the amount of the overage. As a result, for the year ended December 31, 2006, the Joust entities reimbursed Danaher $8,955 for the incremental cost of the Joust entities’ use of Danaher’s plane, net of Danaher’s use of the Joust entities’ plane.

Thomas Joyce is Executive Vice President of Danaher and has been employed in a variety of general management positions since joining Danaher in 1989. Thomas Joyce’s brother, Robert Joyce, is president of Danaher’s KaVo North America business and does not report directly or indirectly to Thomas Joyce. Robert Joyce has also served in a variety of general management positions since joining Danaher in 1993. In 2006, Robert Joyce received total cash compensation of approximately $440,000, participated in Danaher’s equity compensation program and received benefits comparable to those received by persons in similar management positions within Danaher.

PROPOSAL 2.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee on behalf of Danaher has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as independent registered public accounting firm for Danaher and its consolidated subsidiaries for the year ending December 31, 2007. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Danaher’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Danaher’s shareholders at the 2007 Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Danaher and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For information concerning fees paid to Ernst & Young LLP in 2005 and 2006, see “Fees Paid to Independent Registered Public Accounting Firm” below.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF DANAHER UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR DANAHER FOR 2007.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO DANAHER’S CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON STOCK

Our Board has voted to approve, and to recommend to our shareholders that they approve, an amendment to Paragraph I of Article Fourth of our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from five hundred million (500,000,000) to one billion (1,000,000,000) shares. We are not proposing any change to the authorized number of shares of preferred stock. Under Delaware corporate law, we are required to obtain approval from our shareholders to amend our certificate of incorporation to increase the number of shares of authorized common stock.

Reasons for Proposal

Our capital stock, prior to the approval of the amendment, consists of five hundred and fifteen million (515,000,000) shares, comprising five hundred million (500,000,000) shares of common stock, $.01 par value per share, and fifteen million (15,000,000) shares of preferred stock, without par value. As of the close of business on March 19, 2007, 342,079,999 shares of common stock were validly issued, including 309,098,673 shares of common stock outstanding and 32,981,326 shares of common stock held by Danaher in treasury. As of the close of business on March 19, 2007, no shares of preferred stock had been issued.

Our Board believes that it is important to have available for issuance a number of authorized shares of common stock sufficient to meet our future corporate needs. If our shareholders approve the proposed amendment to our certificate of incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including stock splits, acquisitions, capital-raising, stock dividends, issuances pursuant to the conversion of outstanding and future convertible securities, or issuances under current and future equity compensation plans. The shares would be issuable at the discretion of our Board, without further shareholder action except as may be required for a particular transaction by law or the rules of the New York Stock Exchange. Our Board believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining shareholder approval for a particular issuance. Our Board and management do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

Principal Effects on Outstanding Common Stock

Holders of Danaher common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, and they are entitled to receive proportionally any dividends declared by our Board, subject to any preferential dividend rights of any future outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. The proposed amendment to our charter to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing shareholder's proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Danaher. We are not aware of any attempts on the part of a third party to effect a takeover of Danaher, and the amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as a type of anti-takeover device.

The text of the proposed amendment is set forth in Appendix A attached to this proxy statement. If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation. In accordance with Delaware corporate law, notwithstanding shareholder approval of the amendment, at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, our Board may abandon the amendment without further action by the shareholders.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AMENDMENT TO DANAHER’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

PROPOSAL 4

APPROVAL OF THE DANAHER CORPORATION 2007 STOCK INCENTIVE PLAN

The Compensation Committee has reviewed and considered the proposed 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) and has recommended that the Board approve the plan and submit it to our shareholders for approval, and our Board has approved the plan and directed that the plan be submitted to our shareholders for approval.

Background

The 2007 Stock Incentive Plan would replace the Danaher Corporation 1998 Stock Option Plan (the “1998 Plan”), which was adopted by the Board on May 5, 1998 and subsequently amended and restated. The 1998 Plan is scheduled to expire on May 5, 2008. If the shareholders approve the replacement of the 1998 Plan with the 2007 Stock Incentive Plan, no further awards will be granted under the 1998 Plan following such shareholder approval, and the total number of shares of common stock that will be authorized and available for issuance under the 2007 Stock Incentive Plan will be 12 million shares, of which no more than 4 million shares may be issued in any form other than options or stock appreciation rights. According to Danaher’s records as of February 28, 2007, approximately 12,231,250 shares remained available for potential issuance under the 1998 Plan. The 2007 Stock Incentive Plan, if approved, will have a term of ten years from the date of its approval by Danaher’s shareholders. A vote in favor of the 2007 Stock Incentive Plan is a vote to approve the entire 2007 Stock Incentive Plan for a term of ten years from the date of its approval. A vote against the 2007 Stock Incentive Plan would have the effect of retaining the terms of the 1998 Plan, as in effect prior to this Proposal, including its scheduled expiration date of May 5, 2008.

Following is a summary of material terms of the 2007 Stock Incentive Plan. The complete terms of the 2007 Stock Incentive Plan are set forth in Appendix B hereto.

Purpose

Danaher uses equity compensation to attract skilled executives and encourage and reward loyalty to Danaher, long-term operational and financial performance, and long-term shareholder returns. The approval of this proposal will enable Danaher to continue providing equity compensation to its directors and employees. Danaher believes its use of equity awards in the employee compensation process has been a material factor in its success to date, and Danaher intends to continue the appropriate use of equity awards in the future.

Material Differences Between 2007 Stock Incentive Plan and 1998 Plan

Following are the material differences between the 1998 Plan and the 2007 Stock Incentive Plan:

•

Upon termination of a participant’s employment or service for reason other than death, disability, retirement or gross misconduct, the participant has three months under the 2007 Stock Incentive Plan, increased from 30 days under the 1998 Plan, to exercise any vested stock options or stock appreciation rights.

•

Upon termination of a participant’s employment or service due to death, all outstanding stock options and stock appreciation rights become fully vested as of the date of death under the 2007 Stock Incentive Plan, whereas under the 1998 Plan, the vesting of outstanding stock options and stock appreciation rights does not accelerate in the event of the participant’s death;

•

Upon termination of a participant’s employment or service due to death, the vesting of a portion of his or her outstanding restricted stock units and restricted stock is accelerated as of the date of death under the 2007 Stock Incentive Plan (with such portion determined on a pro-rata basis for each part of an award with a separate vesting period, by reference to the number of years between the date the restricted stock units or restricted stock were granted (with any partial year counting as a full year) and the date of death divided by the number of years in the vesting period), whereas under the 1998 Plan, the vesting of outstanding stock restricted stock units and restricted stock does not accelerate in the event of the participant’s death.

•

Upon the participant’s attainment of age 65 while employed or in service, irrespective of whether the participant then retires, the vesting of the participant’s outstanding awards is accelerated under the 1998 Plan, whereas under the 2007 Stock Incentive Plan, only time-based vesting conditions will automatically accelerate; performance-based vesting conditions will accelerate only in the discretion of the plan administrator (provided that such awards are not designated as subject to Internal Revenue Code (“Code”) Section 162(m)).

•

A change of a participant’s status from employee to independent contractor is not considered to be a termination of employment under the 1998 Plan but is considered a termination of employment under the 2007 Stock Incentive Plan (subject to the plan administrator’s discretion).

•

Under the 1998 Plan any outstanding awards held by a participant as of the date the Administrator grants the participant “early retirement” treatment remain outstanding and continue to vest for up to 5 years after retirement, subject to the terms of the award. Under the 2007 Stock Incentive Plan, unless otherwise provided by the Administrator, in the event the Administrator grants a participant “early retirement” treatment, the time-based vesting of any portion of any restricted stock unit or restricted stock grant scheduled to vest during the five-year period immediately following the retirement date is accelerated, and the balance of such restricted stock units or restricted stock grants terminates as of the retirement date.

Awards and Eligibility

As under the 1998 Plan, under the 2007 Stock Incentive Plan, the following awards may be granted: stock options, restricted stock, stock appreciation rights, restricted stock units, and other stock-based awards, as such terms are defined in the 2007 Stock Incentive Plan (collectively, all such awards are referred to as “Awards”). Neither Danaher nor any of its subsidiaries will receive any consideration for the granting of these Awards, other than, where required, par value. As under the 1998 Plan, all employees and non-employee directors (“directors”) are eligible to participate in the 2007 Stock Incentive Plan. As of February 28, 2007, there were seven non-employee directors and approximately 46,000 employees. An employee means any person employed as a common law employee of Danaher or a subsidiary.

Administration of Plan

The 2007 Stock Incentive Plan is administered by the Compensation Committee of the Board of Danaher (the “Administrator”). The 2007 Stock Incentive Plan requires that the Compensation Committee consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom is an “outside director” for purposes of Section 162(m) of the Code. The Administrator has the sole authority to grant Awards and sole and exclusive discretion to construe, interpret and administer the 2007 Stock Incentive Plan. The Administrator determines the employees and directors who will receive grants and the precise terms of the grants (including any provisions regarding acceleration of vesting and exercisability). The decisions of the Administrator shall be final and binding on all holders of Awards.

Stock Subject to Plan; Award Limits

As of the record date, the closing price of a share of Danaher’s common stock was $71.58. The total number of shares of common stock that will be authorized and available for issuance under the 2007 Stock Incentive Plan when it becomes effective is 12 million shares. According to Danaher’s records as of February 28, 2007, approximately 12,231,250 shares remained available for potential issuance under the 1998 Plan. If the shareholders approve the 2007 Stock Incentive Plan, no further awards will be granted under the 1998 Plan following such shareholder approval.

No more than 4 million of the shares available for issuance under the 2007 Stock Incentive Plan may be available for Awards granted in any form other than stock options or stock appreciation rights. If any Award issued under the 2007 Stock Incentive Plan expires, is canceled, or terminates for any other reason, the shares of common stock available under the Award will again become available for issuance under the 2007 Stock Incentive Plan, but any shares of Danaher common stock surrendered for the payment of the exercise price of stock options or stock appreciation rights or used to satisfy a withholding obligation, and shares of common stock repurchased in the open market with the proceeds of a stock option exercise, will not again become available for use, and any expirations, cancellations, or terminations will count against the Code Section 162(m) limit.

In the case of any Award intended to comply with Code Section 162(m), in any calendar year, no employee or director may be granted options or stock appreciation rights under the 2007 Stock Incentive Plan with respect to more than 10,000,000 shares of Danaher common stock or restricted stock grants or awards of restricted stock units which in the aggregate cover the cash value equivalent of more than 10,000,000 shares of common stock (measured as of the date of grant, less $0.01 par value per share of common stock). The 2007 Stock Incentive Plan eliminates the provision in the 1998 Plan limiting to 10 million the total number of shares that could be awarded under the Plan to any individual.

No further grants will be made under the 2007 Stock Incentive Plan on and after the earlier of (1) May 15, 2017, or (2) the date on which all shares of stock reserved for issuance under the 2007 Stock Incentive Plan have been issued or are no longer available for issuance. Danaher intends to use any proceeds it receives under Awards for general corporate purposes.

Adjustments

Upon any change in Danaher’s capitalization such as a common stock dividend or stock split, the Administrator will make a proportionate and appropriate adjustment to the number of shares underlying outstanding Awards as well as the number of shares reserved for issuance under the 2007 Stock Incentive Plan (including the limits regarding the number of shares available for Awards granted in any form other than options or SARs) and the number and type of shares specified as the annual per-participant limitation for purposes of Code Section 162(m).

Performance Rules

Awards under the 2007 Stock Incentive Plan may be subject to time-based and/or performance-based vesting conditions. Awards subject to performance-based vesting conditions may be designed to comply with Section 162(m) of the Code. Under the 2007 Stock Incentive Plan, an Award that is designed to comply with Code Section 162(m) will be subject to any one of, or a combination of, the following performance-based criteria (which may be based on Danaher and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results):

• earnings per share (on a fully diluted or other basis)	• stock price targets or stock price maintenance	• return on capital or return on invested capital

• pretax or after tax net income	• working capital	• earnings before interest, taxes, depreciation, and amortization (EBITDA)

• operating income • gross revenue • profit margin	• free cash flow • cash flow • return on equity

•        strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures.

To the extent that an Award is not intended to comply with Section 162(m) of the Code, it may be subject to these and/or other measures of performance selected by the Administrator.

The Administrator may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of Danaher (including the performance of one or more subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other unrelated companies. For Awards subject to Code Section 162(m), the measures used in setting performance goals under the 2007 Stock Incentive Plan will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) the impact of any change in accounting principles that occurs during one of the years included in the formula and the cumulative effect thereof (the Administrator may either apply the changed accounting principle to all periods included in the formula, or exclude the changed accounting principle from all periods included in the formula ), (iii) goodwill and other intangible impairment charges, (iv) gains or charges associated with discontinued operations or restructuring activities, (v) gains or charges related to the sale or impairment of assets, (vi) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (vii) the impact of any change in tax law that occurs during one of the years included in the formula which exceeds $10 million, and (viii) other objective income, expense, asset, and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by the Committee no later than the earlier of the 90th day of the performance period or the date on which 25% of the performance period has been completed; provided, that with respect to the gains and charges referred to in sections (iii) through (vi), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded.

In addition to the performance objectives established for any Award that is intended to comply with Code Section 162(m) and any time-based vesting provisions that may apply to such Award, any Award that is intended to comply with Code Section 162(m) will not vest under its terms unless Danaher has first achieved four consecutive fiscal quarters of positive net income during the period between the grant date and the tenth anniversary of the grant date and the Administrator has certified that such performance has been met. The Administrator will certify whether performance objectives are attained, and its determination will be final and conclusive. It may also use discretion to lower (but not increase) the vesting, level, or other benefits of a performance objective Award based on factors not listed above.

Termination of Employment

Unless the Administrator determines otherwise, any options or SARs that are vested as of a participant’s termination of employment (including any options or SARs the vesting of which accelerates as a result of the participant’s death) will remain exercisable until the earlier of the expiration of the award’s term or:

•	12 months after termination, if the termination results from the participant’s death or disability;

•	the time of termination, if the participant’s employment is terminated for gross misconduct;

•

five years after termination, if the participant voluntarily terminates employment (1) at or after reaching retirement age (age 65), or (2) before reaching age 65, if the Administrator determines that the termination constitutes an “early retirement”; or

•	3 months following the termination date, in all other situations.

Unless the Administrator determines otherwise, any portion of any RSU or restricted stock grant award that is vested as of a participant’s termination of employment (including any portion of any RSU or restricted stock grant award the vesting of which accelerates as a result of the participant’s death or the Administrator’s grant of “early retirement” treatment) will be settled upon termination. If an award survives for any period of time following termination of employment, it will nonetheless terminate as of the date that the participant violates any post-employment covenant between Danaher and the participant. Termination of employment does not include circumstances where Danaher immediately rehires the employee as an independent contractor.

Stock Options

The 2007 Stock Incentive Plan authorizes the grant of non-qualified stock options, which are not intended to satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the 2007 Stock Incentive Plan may not be less than the fair market value of a share of Danaher’s common stock on the date of grant except where a lower exercise price is required to comply with Code Section 409A in the event of a stock option substitution, as contemplated by Section 4(e) of the 2007 Stock Incentive Plan. The “fair market value” means the closing price per share of common stock on the New York Stock Exchange on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding trading day. Except for adjustments related to changes in capital structure or a substantial corporate change of Danaher, the Administrator may not, absent the approval of the shareholders, reduce the exercise price of any outstanding options. No stock option will be exercisable more than ten years after the date it is granted.

Stock Appreciation Rights

Under the 2007 Stock Incentive Plan, stock appreciation rights (“stock appreciation rights” or “SARs”) may be granted to employees and directors. When a SAR is exercised, the employee receives a payment determined by calculating the difference between the fair market value of a share of Danaher’s common stock on the date of exercise and the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant of the SAR. Payment of a SAR may be made in cash or stock, or a combination of cash and stock. Any cash payment is made from Danaher’s general assets. No SAR will be exercisable more than ten years after the date it is granted.

Restricted Stock Grants

A restricted stock grant is a direct grant of common stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded a restricted stock grant under the 2007 Stock Incentive Plan will have the same voting, dividend and other rights as Danaher’s other shareholders from the date of grant. Generally, any shares subject to unvested restricted stock grants are forfeited upon termination of employment (other than by reason of death or retirement). Unless otherwise specified by the Administrator, any performance-based vesting conditions relating to restricted stock grants must be satisfied, if at all, prior to the 10th anniversary of the date of grant.

Restricted Stock Units

The Administrator may also grant restricted stock units under which the participants will be entitled, at some future date, to receive shares of Danaher’s common stock. Shares of common stock shall be issuable to the participant only upon the lapse of the restrictions on the restricted stock units and satisfaction of any applicable vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded restricted stock units under the 2007 Stock Incentive Plan shall possess no incidents of ownership with respect to the underlying shares of common stock. Generally, any shares subject to unvested restricted stock units are forfeited upon termination of employment (other than by reason of death or retirement). Unless otherwise specified by the Administrator, any performance-based vesting conditions relating to restricted stock units must be satisfied, if at all, prior to the 10th anniversary of the date of grant.

Other Stock-Based Awards

Other Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Danaher’s common stock may also be granted to employees and directors.

Transferability

Generally, Awards under the 2007 Stock Incentive Plan may not be pledged, assigned or otherwise transferred or disposed of in any manner other than by will or the laws of descent or distribution. However, the Administrator has the authority to allow the transfer of Awards by gift to members of the participant’s immediate family, children, grandchildren, or spouse, trusts for the benefit of such family members, or partnerships whose only partners are such family members.

Corporate Changes

As defined in the 2007 Stock Incentive Plan, a substantial corporate change includes (i) Danaher’s dissolution or liquidation; (ii) a merger, consolidation, or reorganization in which Danaher is not the surviving entity; (iii) the sale of substantially all of Danaher’s assets to another person or entity; or (iv) any transaction approved by the Board (including a merger or reorganization in which Danaher survives) that results in any person or entity (other than any affiliate of Danaher as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of Danaher. Upon a substantial corporate change, the 2007 Stock Incentive Plan and any forfeitable portions of the Awards will terminate unless provision is made for the assumption or substitution of the outstanding Awards. Unless the Board determines otherwise, if any Award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each Award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of common stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

Foreign Jurisdictions

To comply with the laws in countries outside the United States in which the Danaher or any of its subsidiaries operates or has employees, the Administrator shall have the authority to determine which subsidiaries shall be covered by the 2007 Stock Incentive Plan and which employees outside the United States are eligible to participate in the 2007 Stock Incentive Plan, to modify the terms and conditions of any Award granted to employees outside the United States and to establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Amendment or Termination

The Board may amend, suspend or terminate the 2007 Stock Incentive Plan. However, no amendment may be effected without approval of Danaher’s shareholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not modify, amend or cancel, prospectively or retroactively, any grant made under the 2007 Stock Incentive Plan without the written consent of the participant if such action would adversely affect the participant, provided however, that the Board reserves the right to unilaterally alter or modify the Plan and any Awards made thereunder to ensure all Awards provided to participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A.

New Plan Benefits

The Awards that will be granted to eligible participants under the 2007 Stock Incentive Plan are subject to the discretion of the Administrator and, therefore, are not determinable at this time.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of transactions under the 2007 Stock Incentive Plan based on current federal income tax laws. The 2007 Stock Incentive Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to Danaher. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant’s death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.    With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and Danaher is entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under “Section 162(m) Limitation” below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. Income tax withholding from the participant is required on the income recognized by the participant upon exercise of a nonqualified stock option.

Stock Appreciation Rights.    Upon exercise of a stock appreciation right, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received, and if the SAR is paid in common stock, the fair market value of the common stock as of the date of exercise. Danaher generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m) of the Code). Income tax withholding from the participant is required on the income recognized by the participant upon exercise of a stock appreciation right.

Restricted Stock.    In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the shares as ordinary income (treated as compensation). The participant’s basis in the stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the stock is held after the restrictions end). Dividends received by the participant constitute ordinary income (treated as compensation) in the year received. Danaher generally will be entitled to a deduction equal to the fair market value of the stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on stock that remains subject to restrictions (in each case subject to the limits of Section 162(m) of the Code).

If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. Danaher generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) Danaher paid the participant for the restricted stock at the time it is forfeited.

Income tax withholding from the participant is required on the income recognized by the participant at the time of vesting of the restricted stock (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units.    A participant will not recognize any income at the time a restricted stock unit is granted, nor will Danaher be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received. Income tax withholding is required on the income recognized by the participant. Danaher will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Tax Withholding.    For any Award, the Administrator may provide that a participant may elect to satisfy minimum tax withholding requirements by having a reduced number of shares of Danaher’s common stock actually transferred to the participant under the 2007 Stock Incentive Plan.

Section 162(m) Limitation.    Under Section 162(m) of the Code, Danaher may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The 2007 Stock Incentive Plan contains provisions authorizing the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based Awards that may constitute performance-based awards within the meaning of Section 162(m).

Section 409A.    The 2007 Stock Incentive Plan has been written to comply, by its terms, with Section 409A of the Code; however, in the event that an Award issued under the plan constitutes a deferral of compensation under a nonqualified deferred compensation plan (as such term is defined under Section 409A) that does not comply with Section 409A, such Award may be modified to comply with the requirements of Section 409A (or a successor provision thereto).

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE DANAHER CORPORATION 2007 STOCK INCENTIVE PLAN.

PROPOSAL 5

APPROVAL OF 2007 EXECUTIVE CASH INCENTIVE COMPENSATION PLAN

The Compensation Committee has reviewed and considered the proposed new executive cash incentive compensation plan (the “2007 Cash Incentive Compensation Plan”) and has recommended that the Board approve the plan and submit it to our shareholders for approval, and our Board has approved the plan and directed that the plan be submitted to our shareholders for approval.

Background

If approved by the shareholders, the 2007 Cash Incentive Compensation Plan would replace Danaher’s existing executive cash incentive compensation plan (which was approved by Danaher’s shareholders in 2003 and expires in 2008 (the “2003 Plan”)), and no further amounts would be paid under the 2003 Plan. If Danaher’s shareholders do not approve the 2007 Plan, the 2003 Plan will remain in effect in accordance with its terms, including its scheduled expiration in 2008. The material terms of the 2007 Cash Incentive Compensation Plan are summarized below, as well as the material differences between the 2007 Cash Incentive Compensation Plan and the 2003 Plan and the reasons for replacing the 2003 Plan. The complete terms of the 2007 Cash Incentive Compensation Plan are attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, copies of the 2007 Cash Incentive Compensation Plan may be obtained from Danaher’s Secretary.

Purpose of the Plan

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, which we refer to collectively as covered employees, unless the compensation in excess of $1,000,000 is qualified as "performance-based" compensation. In order for compensation to qualify as “performance-based” compensation for purposes of Section 162(m), among other requirements, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders. Our Board believes it is important that cash incentive compensation payments to our covered employees be qualified as "performance-based" compensation in order to retain the corporate tax deductibility of the payments.

The purpose of this proposal is to adopt a new cash incentive compensation plan for executive officers of Danaher to replace the 2003 Plan. Danaher intends to use the new plan for the same purposes it has used the 2003 Plan, to motivate executives to achieve period-to-period improvement in key areas of operational and financial performance, and also to attract, motivate and retain skilled executives. Under the 2003 Plan, Danaher’s Compensation Committee (which administers the plan) is required to use earnings per share (“EPS”) as the sole performance criteria. The Committee continues to believe that period-to-period EPS performance is currently the appropriate performance goal to be used in determining annual cash incentive awards for executives. However, the Committee also believes that the revised plan would give the Committee flexibility to apply different performance goals in the future in the event that circumstances change.

Material Differences Between 2007 Cash Incentive Compensation Plan and 2003 Plan

The 2007 Cash Incentive Compensation Plan differs from the 2003 Plan in certain material respects, summarized as follows. Under the 2003 Plan, the maximum amount of cash incentive compensation payable to a named executive officer for a particular year is equal to the lesser of $5 million or the product of:

•	the officer’s base salary;

•	a percentage applicable to the officer’s particular position (i.e., 300% for the president; 150% for an executive vice president; and 100% for senior vice presidents and vice presidents); and

•	a company performance factor that is based on Danaher’s period-to-period EPS performance.

For a full description of the 2003 Plan, please see “Executive Compensation—Employee Benefit Plans.” Under the 2007 Cash Incentive Compensation Plan, the $5 million cap remains. Instead of being bound by an additional, formula-driven “sub cap” as described above, however, the Committee has discretion (within certain parameters) to determine for each performance period the particular performance goals and other award terms that will apply. The 2007 Cash Incentive Compensation Plan also establishes a requirement that Danaher have positive net income in the applicable period in order for any awards to be paid.

Eligibility and Administration

Our executive officers (other than Steven Rales and Mitchell Rales) would be eligible for awards under the 2007 Cash Incentive Compensation Plan; we have ten executive officers (excluding the Rales’) as of the date of this Proxy Statement. The 2007 Cash Incentive Compensation Plan will be administered by the Compensation Committee, which is composed entirely of two or more directors who meet the criteria of “outside director” under Section 162(m).

Awards and Performance Goals

The Committee will establish the terms of awards under the 2007 Cash Incentive Compensation Plan no later than the earlier of the 90th day of the performance period, or the date on which 25% of the performance period has been completed (the “applicable period”). A participant’s potential award may be expressed in dollars or may be based on a formula that is consistent with the provisions of the plan. Awards will be earned under the plan for a given performance period only if Danaher has positive net income for the period, as determined according to GAAP. If Danaher has positive net income for the period, the award amount payable to a participant for the performance period will equal the lesser of (1) five million dollars ($5,000,000) or (2) the amount earned pursuant to the performance goals and other award terms set by the Committee for the participant for the performance period, subject to any further negative discretion adjustments (up to and including elimination of the award) as the Committee may determine. The performance goals will be based on any one of, or a combination of, the following performance-based criteria, which may be based on Danaher and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform or operating unit results:

• earnings per share (on a fully diluted or other basis)	• stock price targets or stock price maintenance	• return on capital or return on invested capital

• pretax or after tax net income	• working capital	• earnings before interest, taxes, depreciation, and amortization (EBITDA)

• operating income • gross revenue • profit margin	• free cash flow • cash flow • return on equity

•        strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures.

The Committee may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of Danaher (including the performance of one or more subsidiaries, business platforms, and/or operating units) and/or the past or current performance of other companies. The measures used in setting performance goals under the plan will, to the extent applicable, be determined in accordance with GAAP and in a manner consistent with the methods used in Danaher’s audited financial statements, but without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) the impact of any change in accounting principles that occurs during one of the years included in the formula and the cumulative effect thereof (the Committee may either apply the changed accounting principle to all periods included in the formula, or exclude the changed accounting principle from all periods included in the formula ), (iii) goodwill and other intangible impairment charges, (iv) gains or charges associated with discontinued operations or restructuring activities, (v) gains or charges related to the sale or impairment of assets, (vi) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (vii) the impact of any change in tax law that occurs during one of the years included in the formula which exceeds $10 million, and (viii) other objective income, expense, asset, and/or cash flow adjustments that may be consistent with the purposes of the performance goals set for the given performance period and are specified by the Committee within the applicable period; provided, that with respect to the gains and charges referred to in sections (iii) through (vi), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded. At the end of the performance period, the Committee will certify the satisfaction of the net income requirement and the level of attainment of the performance goal(s). Any awards payable under the incentive plan will be paid in cash no later than March 15th of the calendar year following the end of the performance period.

Term and Amendment of the Incentive Plan

The incentive plan, if approved by shareholders, will be effective for all fiscal years beginning with fiscal 2007, but the continued effectiveness of the Plan will be subject to the approval of Danaher’s shareholders at such times as Section 162(m) may require. Danaher’s Board may amend, suspend or terminate the incentive plan at any time without the consent of the participants or their beneficiaries, but the Board must submit any plan amendment to Danaher’s shareholders if and to the extent such approval is required under Section 162(m).

Miscellaneous

Within the applicable period, the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on awards of a participant’s death, disability, voluntary termination of employment, termination by Danaher for cause, or termination by Danaher without cause. The Committee will administer the 2007 Cash Incentive Compensation Plan, and awards may be granted and paid, only in compliance with all applicable laws, rules and regulations. To the extent permitted by applicable law, the 2007 Cash Incentive Compensation Plan will be treated as amended to the extent necessary to conform to all applicable laws, rules and regulations. Except as and to the extent the law requires, or as the plan expressly provides, a participant’s rights under the plan may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy).

New Plan Benefits

Although the Committee has made contingent awards under the 2007 Cash Incentive Compensation Plan with respect to the 2007 fiscal year to each executive officer other than Steven Rales and Mitchell Rales, the actual amounts that will be paid pursuant to these contingent awards will depend on Danaher and individual performance and the Committee’s exercise of its negative discretion, and therefore cannot be determined at this time. Following is a description of the contingent awards that the Committee has made to the named executive officers under the 2007 Cash Incentive Compensation Plan.

In March 2007, the Committee adopted a performance formula for 2007 pursuant to the terms of the 2007 Executive Cash Incentive Compensation Plan. The formula consists of the same components as the formula used by the Committee under the 2003 plan (as described under “—Employee Benefit Plans — 2003 Executive Cash Incentive Compensation Plan”) except that the company financial factor is calculated as follows. First, the Committee will determine the average of (1) the compounded annual growth (or decline) rate of Danaher’s adjusted EPS for the three years ending December 31, 2007, and (2) the year-over-year growth (or decline) rate of Danaher’s adjusted EPS from 2006 to 2007. This average is referred to as the “EPS factor,” is expressed in decimal terms and can be a positive or negative number. The EPS factor is multiplied by a factor of four (4) if the EPS factor is a positive number, and two (2) if the EPS factor is a negative number. The resulting product is then added to ..9 to yield the company performance factor. If 2007 adjusted EPS declines by more than 15% compared to 2006 adjusted EPS, however, the company performance factor would equal zero and no bonus would be awarded. “Adjusted EPS” means fully diluted earnings per share as determined according to generally accepted accounting principles consistently applied, as adjusted for the items identified in sections (i) through (vii) in the last paragraph of “—Awards and Performance Goals” above and excluding all 2006 tax reserve reversals. The personal factor is assumed to be 2.0 for each executive officer, subject to the Committee’s exercise of negative discretion. The personal performance objectives for Mr. Culp and the other named executive officers for 2007 are substantially similar to the description of the 2006 personal performance objectives set forth under “Executive Compensation – Compensation Discussion & Analysis.” The Committee also established the 2007 baseline annual bonus percentage for each named executive officer as follows: Mr. Culp, 125%; Mr. Comas, 60%; Mr. Knisely, 75%; Mr. Simms, 75%; and Mr. Lico, 60%.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE 2007 EXECUTIVE CASH INCENTIVE COMPENSATION PLAN.

PROPOSAL 6

APPROVAL OF AMENDMENT TO

THE AMENDED AND RESTATED DANAHER CORPORATION & SUBSIDIARIES

EXECUTIVE DEFERRED INCENTIVE PROGRAM

The Compensation Committee has reviewed and considered the proposed Amendment and has recommended that the Board approve the Amendment and submit it to our shareholders for approval, and our Board has approved the Amendment and directed that the Amendment be submitted to our shareholders for approval.

Background

In 2003, Danaher’s shareholders approved the Amended and Restated Danaher Corporation & Subsidiaries Executive Deferred Incentive Program (the “EDIP”), a non-qualified, unfunded deferred compensation program for selected management associates of Danaher and its subsidiaries. Under the terms of the EDIP, we may issue up to 1,000,000 shares of Danaher common stock to satisfy any distribution requirements under the plan. As of March 19, 2007, we had issued approximately 50,500 shares of Danaher stock in connection with distributions under the EDIP. The EDIP does not contain an antidilution provision that automatically adjusts the number of shares available for issuance under the plan in the event of a stock split or other adjustment to Danaher’s capital stock. As a result, the number of shares available for issuance under the EDIP was not adjusted as a result of the two-for-one split of Danaher’s common stock in May 2004. Our Board is seeking shareholder approval to:

•

increase the number of shares of Danaher common stock available for issuance under the EDIP from 1,000,000 to 2,000,000, to adjust for the effect of the two-for-one split of Danaher’s common stock in May 2004; and

•

approve appropriate anti-dilution provisions for the EDIP to ensure that going forward, the amount of shares of Danaher common stock available for issuance under the EDIP is not proportionately reduced as a result of stock splits or other adjustments to Danaher’s capital stock.

Purpose

The EDIP has been important in our efforts to attract and retain skilled management associates. Our Board believes that it is in the best interests of Danaher and our shareholders to approve the proposed amendment to the EDIP so that we can continue to use the EDIP as an effective recruiting and motivational tool.

Summary of the EDIP

The following is a summary of the material terms of the EDIP as proposed to be amended. The complete terms of the EDIP as it is proposed to be amended are attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, copies of the EDIP may be obtained from Danaher’s Secretary. If the amendment is not approved, the EDIP will remain in effect with the number of shares currently authorized.

Administration

Danaher’s Corporate Director, Benefits administers the EDIP (the “Administrator”). Subject to any required shareholder approval, our Board may amend or terminate the EDIP at any time according to the EDIP’s terms. No amendment or termination of the EDIP, however, may adversely affect any participant’s rights as of the date of such amendment or termination, unless reasonably required to comply with applicable law or to preserve the tax treatment of benefits under the EDIP, or unless consented to by the affected participant.

Generally, the employees eligible to participate in the EDIP (numbering 154 persons as of March 19, 2007) are management associates of Danaher and its subsidiaries whom the Administrator selects for participation and who voluntarily elect to participate.

Voluntary Deferrals

Each EDIP participant may elect to defer all or a portion of his or her salary and bonus in a given plan year. Any compensation deferred is withheld from the participant’s salary or bonus, as applicable, and credited to the participant’s account in the EDIP. All amounts deferred under the EDIP are unfunded and unsecured obligations of Danaher, receive no preferential standing and are subject to the same risks as any of Danaher’s other general obligations. Participants may choose among alternative earnings rates for the amounts they voluntarily defer. The available earnings rates are the same as the earnings rates of the investment options offered under our 401(k) plan (except for any investment options that may only be offered under a tax qualified plan). Because the EDIP is an unfunded plan, the amounts deferred under the EDIP are not actually invested in the investments selected by the participant. Participants may change their earnings rates at any time, subject to the provisions described in the following paragraph regarding the Danaher common stock earnings rate.

One of the earnings rates available under the EDIP is an earnings rate that tracks the market value of Danaher common stock. For record-keeping purposes, any account balance that is subject to the Danaher stock earnings rate is converted into a number of notional shares of Danaher common stock based on the closing price of Danaher’s common stock as reported on the NYSE on the business day immediately preceding the date such earnings rate is first applied. These notional shares have no legal relation to a share of Danaher common stock and therefore do not entitle the participant to any voting, or other rights of a shareholder of Danaher common stock (although the Danaher common stock earnings rate does reflect the amount of dividends paid on Danaher common stock). If a participant elects the Danaher common stock earnings rate for any portion of his or her account, that portion of the account must remain subject to the Danaher common stock earnings rate until the account is distributed to the participant.

Danaher Contributions

As of the beginning of each plan year (or in the case of a new participant, as of such later date during the year when the person begins participating in the EDIP), we credit to the account of each participant an amount equal to the product of:

•	the total amount of the participant’s base salary and target bonus as of the end of the prior year; and

•

a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6% for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation.

The Danaher common stock earnings rate applies to all amounts that Danaher credits to a participant’s account.

Vesting

Participants are at all times fully vested in amounts they voluntarily defer into their accounts. A participant (other than “initial participants,” whose vesting rights are described below) vests in the amounts that Danaher contributes to his or her account as follows:

•

If the participant has both reached age fifty-five and completed at least five years of service with Danaher Corporation or its subsidiaries, the participant vests 100% in each contribution we make as soon as it is made.

•

If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).

•	If a participant dies while employed by Danaher, his or her vesting percentage equals 100%.

Participants who were employees of Danaher or its subsidiaries as of January 1, 1995 and were participants in the EDIP when it commenced in March 1995 (“initial participants”) vest in two-thirds of each contribution we make as of the end of the year in which the contribution is made. Once the initial participant reaches the date by which his or her vesting percentage under the vesting terms generally applicable to EDIP participants would equal or exceed two-thirds, the participant continues vesting under such generally applicable vesting terms (e.g., after completing twelve years of participation, the participant would be vested in 70% of the Danaher contribution, after thirteen years of participation the participant would be vested in 80% of the Danaher contribution, and so on).

If the Administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, he may determine that the employee’s vesting percentage with respect to all Danaher contributions is zero.

Distributions

A participant may not receive a distribution of his or her vested EDIP account balance until after his or her employment with Danaher terminates (although the Administrator may allow certain in-service distributions in the event a participant has an unforeseen emergency). The participant may only elect (or change) the timing and form of distribution of his or her vested balances at the time he or she makes his or her initial deferral election and at such other times as the Administrator provides in accordance with applicable law.

A participant may elect to receive distributions from his or her EDIP account in either a lump sum or, if the participant is 100% vested in the Danaher contributions that have been made to his or her account, in annual installments over two, five or ten years. Whether a participant elects to receive distributions in a lump sum or in annual installments, he or she may elect to receive his or her distribution in cash, shares of Danaher common stock or a combination of cash and shares of Danaher common stock; provided that all balances subject to the Danaher common stock earnings rate must be distributed in shares of Danaher common stock. If a participant dies before receiving all benefits under the EDIP, special distribution provisions apply as set forth in the EDIP.

Any shares of Danaher common stock distributed under the EDIP may come from authorized but unissued shares, authorized and issued shares, treasury shares or a combination of these alternatives. As noted above, 1,000,000 shares of Danaher common stock are currently authorized for issuance under the EDIP for this purpose and our Board is seeking shareholder approval to increase this amount to 2,000,000 shares.

The timing of all distributions under the EDIP is subject to the deduction limitations under Section 162(m) of the Internal Revenue Code. The Administrator may postpone any distribution until a later time to comply with applicable law and Danaher policy.

Proposed Amendment

Under the proposed amendment to the EDIP, the number of shares of Danaher common stock authorized for issuance under the EDIP would be increased from 1,000,000 to 2,000,000. In addition, the EDIP would be revised to provide that in the event of a nonreciprocal transaction between Danaher and our shareholders that causes the per-share fair value of Danaher’s common stock to change, the maximum number of shares of Danaher common stock authorized for issuance under the plan will be proportionately and appropriately increased. These changes would be implemented by amending and restating Section 6.2 of the EDIP as follows:

6.2 Shares to be Issued.    The aggregate number of shares of Common Stock that may be issued by the Plan Sponsor to satisfy the obligations under the Plan shall not exceed two million (2,000,000) shares of Common Stock. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Plan Sponsor reacquires, including shares it purchases on the open market. In the event of a nonreciprocal transaction between the Plan Sponsor and its shareholders that causes the per-share fair value of the Common Stock to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large nonrecurring cash dividend, this Section 6.2 of the Plan shall be deemed to be proportionately and appropriately amended to adjust the maximum number of shares of Common Stock subject to the Plan pursuant to this Section.

Income Tax Matters and Consequences

Compensation deferred by a participant and Danaher contributions on behalf of a participant are not includable in the participant’s taxable income for the year in which the compensation is deferred and/or the contributions are made (subject to employment taxes). Instead, a participant will recognize the taxable income, and we will be entitled to a tax deduction, when amounts are distributed to the participant. The Administrator has the right to deduct applicable taxes and/or withhold amounts required to satisfy withholding obligations from any EDIP distribution.

New Plan Benefits

The following table sets forth the amounts awarded to the individuals and groups of individuals described below under the EDIP with respect to 2007. These awards will apply in the same manner under the EDIP as it is proposed to be amended. The information below is based on the participants in the EDIP as of March 1, 2007, the base salaries and baseline annual bonuses in effect for such participants as of December 31, 2006, and the closing price of the Danaher common stock as reported on the New York Stock Exchange on December 29, 2006, which was $72.44 per share. The table below does not take into account any compensation a participant could have elected to voluntarily defer into the EDIP. Directors who are not executive officers are not eligible to participate in the EDIP.

Name and Position	Dollar Value ($)	Number of Units (#)
H. Lawrence Culp, Jr., President and Chief Executive Officer	$176,000	2,429
Daniel L. Comas, Executive Vice President and Chief Financial Officer	$56,320	777
Philip W. Knisely, Executive Vice President	$64,050	884
Steven E. Simms, Executive Vice President	$85,400	1,178
James A. Lico, Executive Vice President	$40,800	563
Executive Group	$610,935	8,434
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$2,705,434	37,352

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED DANAHER CORPORATION & SUBSIDIARIES EXECUTIVE DEFERRED INCENTIVE PROGRAM.

PROPOSAL 7

SHAREHOLDER PROPOSAL

Certain Danaher shareholders have notified us that they intend to present the following proposal for consideration at the Annual Meeting. The names, addresses and number of shares held by such shareholders are available upon request to Danaher’s Secretary. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which we accept no responsibility, is set forth below.

Resolved, that shareholders of Danaher Corporation (“Danaher”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs during their employment, and to report to shareholders regarding the policy before Danaher’s 2008 annual meeting of shareholders. The Committee should define “significant” (and provide for exceptions in extraordinary circumstances) by taking into account the needs and constraints of Danaher and its senior executives; however, the shareholders recommend that the Committee not adopt a percentage lower than 75% of net after tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

Supporting Statement

Equity-based compensation makes up a substantial portion of senior executive compensation at Danaher. In fiscal year 2003, President and CEO H. Lawrence Culp, Jr., was granted 1,150,000 stock options with a grant-date estimated value of $14,725,750 and a restricted share award of 777,220 shares valued at $27,299,150. As of December 31, 2005, Mr. Culp held unexercised (but exercisable) in-the-money options worth $83,766,320. Also in fiscal year 2003, Executive Vice President Philip Knisely was granted 600,000 stock options with a grant-date estimated value of $7,600,050.

Danaher claims that equity-based compensation promotes alignment between executive and shareholder interests. Unfortunately, we believe Danaher’s generous equity compensation programs have yet to translate into meaningful levels of share ownership. Despite exercising 96,000 options in fiscal years 2003 through 2005 and realizing over $4.73 million in profits, Danaher’s most recent proxy statement disclosed that Mr. Culp only owns 1,814 shares outright, held in a 401(k). Over the same time, Mr. Knisely has exercised 160,000 options, realizing over $5.6 million in profits, and yet he owns only 5,007 shares outright in a joint account with his wife. We believe that the alignment benefits touted by Danaher are not being fully realized.

We believe requiring senior executives to hold a significant portion of shares obtained through compensation plans would focus them on Danaher’s long-term success and would help align their interests with those of Danaher’s shareholders. A report by a commission of The Conference Board endorsed the idea of such a requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up share prices over the short-term to cash out options and making other potentially negative short-term decisions.” (See The Conference Board Commission on Public Trust and Private Enterprise, “Findings and Recommendations Part 1: Executive Compensation,” September 17, 2002, p.5)

As long-term shareholders, we believe it’s critical for compensation programs to incentivize executives to manage for the company’s long-term interests. The recent backdating scandal has, we think, reminded investors of the dangers of a short-term mentality in which executives extract value through equity-based compensation, and then cash out before the effects of their mismanagement become apparent to other shareholders.

Company’s Statement in Opposition

We strongly agree with the goal of motivating executives to deliver long-term value; we disagree with the means that the shareholder proposal recommends for accomplishing this goal. We believe that we already effectively motivate executives to build long-term shareholder value, as evidenced by our track record. As of December 31, 2006, Danaher had exceeded the performance of the S&P 500 index over the past one, three, five and ten year periods, with a compounded annual return over ten years of approximately 20.2% compared to a compounded annual return of approximately 6.6% for the S&P 500 index over the same period.

We believe that the composition of our executive compensation packages is critical in motivating executives to deliver long-term results. A significant portion of our executive compensation consists of stock option and RSU grants, and these grants are subject to time-based vesting periods that are longer than typical in our peer group. Our executive stock options typically vest ratably over a period of five years, and in certain cases do not vest at all until the fourth or fifth anniversary of the grant. The time-based vesting criteria for our executive RSU grants are typically even longer. The executive does not receive the full value of the award unless he remains with us through the final vesting date, which we believe strongly motivates our executives to remain with Danaher over the long-term and take a long-term view of our performance.

Our Board recently implemented a stock ownership policy to further reinforce the linkage between the long-term interests of our executives and the interests of our shareholders. In developing this policy, our Board utilized the research and guidance of an independent third-party compensation expert and adopted a policy that we believe closely tracks the guidelines in effect for the majority of the companies in our peer group. Danaher’s directors and executive officers beneficially own more than 20% of Danaher’s outstanding shares.

Not only is the shareholder proposal unnecessary given our clear track record of motivating management to build long-term value for shareholders; it may actually jeopardize our ability to continue delivering value to shareholders. The restrictive retention policy suggested by the shareholder proposal would put us at a significant disadvantage to many of our peer companies in our efforts attract and retain the talented executives we need to continue building shareholder value.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF DANAHER UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

OTHER MATTERS

Danaher’s management is not aware of any other business that may come before the meeting. Under our bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees for audit services rendered by Ernst & Young LLP to Danaher for fiscal 2006 and 2005 and fees billed by Ernst & Young LLP for services rendered during fiscal 2006 and 2005 for audit related, tax and other services rendered to Danaher.

	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
Audit Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of Danaher’s annual financial statements and Danaher’s internal control over financial reporting, the attestation of management’s report on the effectiveness of internal control over financial reporting, reviews of financial statements included in Danaher’s Quarterly Reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.	$7,868,000	$6,877,000

Audit-Related Fees. Aggregate fees for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Danaher’s financial statements and are not reported under “Audit Fees” above. The nature of the services comprising the fees disclosed under this category primarily include employee benefit plan audits, procedures performed by Ernst & Young LLP in connection with due diligence related to certain acquisition activities, advice regarding the application of generally accepted accounting principles to proposed transactions and services in connection with assisting Danaher in complying with its obligations under Section 404 of the Sarbanes Oxley Act and related regulations.	$207,000	$503,000

Tax Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for tax compliance and tax consulting. (1)	$2,202,000	$3,009,000

All Other Fees. Aggregate fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.	0	0

(1)	The nature of the services comprising the fees disclosed under “Tax Fees” include the following:

	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
Tax Compliance. Includes tax compliance fees charged by Ernst & Young LLP for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	$1,547,000	$1,753,000

Tax Consulting. Includes tax consulting services rendered by Ernst &Young LLP, including assistance related to tax credit studies and fees for preparation of expatriate tax return filings.	$655,000	$1,256,000

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining their independence and has concluded that such services do not impair their independence.

Pre-Approval Policy

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Danaher by its independent auditor. Each year, the Committee approves the independent auditor’s retention to audit Danaher’s financial statements before the filing of the preceding year’s annual report on Form 10-K. On a regular basis, the Committee evaluates other known potential engagements of the independent auditor and approves or rejects each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. The Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full Committee at its next scheduled meeting.

Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by the Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the Commission’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Danaher under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Danaher specifically incorporates this report by reference therein.

The Audit Committee assists the Board in overseeing the integrity of Danaher’s financial statements, Danaher’s compliance with legal and regulatory requirements, the qualifications and independence of Danaher’s independent auditors, and the performance of Danaher’s internal audit function and independent auditors. The Committee operates pursuant to a written charter adopted by the Board.

In fulfilling its responsibilities, the Committee has reviewed and discussed with Danaher’s management and Ernst & Young LLP Danaher’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2006, management’s assessment of the effectiveness of Danaher’s internal control over financial reporting and Ernst & Young LLP’s evaluation of Danaher’s internal control over financial reporting.

The Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended and as adopted by the PCAOB. In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as amended and as adopted by the PCAOB, and has discussed with Ernst & Young LLP its independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for Danaher for the fiscal year ended December 31, 2006 be included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Audit Committee of the Board of Directors

John T. Schwieters (Chairman)

Mortimer M. Caplin

Donald J. Ehrlich

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Danaher’s proxy statement for the 2008 annual meeting of shareholders must submit the proposal in writing to Danaher’s Secretary at Danaher’s principal executive offices, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, for receipt no later than December 12, 2007 in order to be considered for inclusion.

Under Danaher’s Bylaws, a shareholder who wishes to introduce a proposal (including any nomination for election to Danaher’s Board) to be voted on at Danaher’s 2008 Annual Meeting of Shareholders that is not included in Danaher’s proxy statement for the meeting must provide advance written notice to Danaher’s Secretary at the address set forth above. The Secretary must receive such notice (containing certain information specified in the Bylaws about the shareholder and the proposed action) at least 45 days before the date on which Danaher first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that the date of the current year’s annual meeting has changed by more than 30 days from the prior year’s annual meeting, a shareholder’s notice must be so received not later than the close of business on the later of (A) the 60th day prior to the current year’s annual meeting and (B) the tenth day following the day on which notice of the date of the current year’s annual meeting was mailed or public disclosure of the date of the current year’s annual meeting was made, whichever first occurs. Assuming that the 2008 annual meeting is held during the period from April 15, 2008, to June 14, 2008 (as it is expected to be), in order to comply with the time periods set forth Danaher’s Bylaws, appropriate notice would need to be provided to Danaher’s Secretary at the address noted above by February 25, 2008. If a shareholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting, the proxies provided to Danaher’s Board will have discretionary authority to vote on any such proposal which may come before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. O’REILLY

Secretary

Dated: April 10, 2007

COPIES OF DANAHER’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DANAHER OR BY ACCESSING THE REPORT ON DANAHER’S WEBSITE, WWW.DANAHER.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 2099 PENNSYLVANIA AVENUE, N.W., 12TH FLOOR, WASHINGTON, D.C. 20006.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF DANAHER CORPORATION

Pursuant to Section 242 of the General

Corporation Laws of the State of Delaware

Danaher Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment to Paragraph I of Article FOURTH of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of the Corporation for consideration thereof. The amendment is as follows:

FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 1,015,000,000 shares of which 1,000,000,000 shares, $.01 par value per share, shall be of a class designated “Common Stock” and of which 15,000,000 shares, without par value, shall be designated “Preferred Stock”.

SECOND: That thereafter, at the 2007 Annual Meeting of the Corporation, the necessary number of shares, as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

APPENDIX B

DANAHER CORPORATION

2007 STOCK INCENTIVE PLAN

1.	Purpose of the Plan. Danaher Corporation, a Delaware corporation, wishes to recruit and retain key Employees and outside Directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 2007 Stock Incentive Plan. Under the Plan, the Company may make grants of Options, Stock Appreciation Rights, Restricted Stock Units, and Other Stock-Based Awards. The Company may also make direct grants of Common Stock in the form of Restricted Stock Grants to Participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans. The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1998 Stock Option Plan.

2.	Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Board or the Compensation Committee of the Board, unless the Board specifies another committee.

“Applicable Period” with respect to any Performance Period for an Award means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards (each as defined below).

“Award Certificate” means a certificate setting forth the terms and conditions of an Award.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations issued with respect thereof.

“Committee” means the Compensation Committee of the Board in accordance with Section 4(a) of the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Danaher Corporation, a Delaware corporation.

“Covered Employees” means any person who is a “covered employee” within the meaning of Code Section 162(m).

“Date of Grant” will be the date as of which the Administrator grants an Award to a person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

“Early Retirement” means an employee voluntarily ceases to be an Employee and both (i) the employment termination occurs before the Employee reaches age sixty-five (65) and (ii) the Administrator determines that the cessation constitutes Retirement for purposes of this Plan. In deciding whether a termination of employment is an Early Retirement, the Administrator need not consider the definition under any other Company benefit plan.

“Eligible Director” (or “Director”) means a non-employee director of the Company or one of its Eligible Subsidiaries.

“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies.

“Employee” means any person employed as a common law employee of the Company or an Eligible Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Price” means, in the case of an Option, the value of the consideration that an Optionee must provide in exchange for one share of Common Stock. In the case of a SAR, “Exercise Price,” means an amount which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock for purposes of the Plan which will be determined as follows:

(i)	If the Common Stock is traded on the New York Stock Exchange or other national securities exchange, the closing sale price on that date;

(ii)	If the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date; if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator and in compliance with Code Section 409A.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

“Gross Misconduct” means the Participant has:

(i)	Committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii)	Been convicted of, or pled guilty or no contest to, (i) a felony, (ii) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (iii) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary thereof;

(iii)	Refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv)	Refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Standard of Conduct as amended from time to time.

“Incentive Stock Option” or “ISO” means a stock option intended to qualify as an incentive stock option within the meaning of Code Section 422.

“Normal Retirement” means an employee voluntarily ceases to be an Employee at or after reaching age sixty-five (65).

“Option” means a stock option granted pursuant to the Plan that is not an ISO, entitling the Optionee to purchase Shares.

“Optionee” means an Employee or Director who has been granted an Option under this Plan or, where appropriate, a person authorized to exercise an Option in place of the intended original Optionee.

“Other Stock-Based Awards” are Awards (other than Options, SARs, RSUs and Restricted Stock Grants) that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

“Participant” means Optionees and Recipients, collectively. The term “Participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original Optionee or Recipient.

“Performance Objectives” means one or more objective, measurable performance factors as determined by the Committee (as described in Section 4(b) of the Plan) with respect to each Performance Period based upon one or more of the factors set forth in Section 14 of the Plan.

“Performance Period” means a period for which Performance Objectives are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Committee, the Performance Period will be based on the calendar year.

“Plan” means this 2007 Stock Incentive Plan, as amended from time to time.

“Recipient” means an Employee or Director who has been granted an Award other than an Option under this Plan or, where appropriate, a person authorized to hold or receive such an Award in place of the intended original Recipient.

“Restricted Stock Grant” means a direct grant of Common Stock, as awarded under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an unfunded right to receive (if conditions are met) one share of Common Stock, as awarded under Section 9 of the Plan.

“Retirement” means both Early Retirement and Normal Retirement, as defined herein.

“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” means any right granted under Section 7 of the Plan.

“Subsidiary” means any corporation, limited liability company, partnership or other entity (other than the Company) in an unbroken chain beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of such entities (other than the last entity in the unbroken chain) owns stock or other equity possessing twenty percent (20%) or more of the total combined voting power of all classes of stock or equity in one of the other entities in such chain.

“1998 Plan” means the Amended and Restated Danaher Corporation 1998 Stock Option Plan, as amended.

3.	Eligibility. All Employees and Eligible Directors are eligible for Awards under this Plan. Eligible Employees and Directors become Optionees or Recipients when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan.

4.	Administration of the Plan.

(a)	The Administrator. The Administrator of the Plan will be the Compensation Committee of the Board, unless the Board specifies another committee. The Board may also act under the Plan as though it were the Committee. The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in subsection 4(d) below) to Employees, to the extent permitted under applicable Delaware corporate law.

(b)	Code Section 162(m) and Rule 16b-3 Compliance. The Administrator may, but is not required to, grant Awards that are intended to qualify as performance based compensation exempt from the deductibility limitations of Code Section 162(m). However, grants of Awards to Covered Employees intended to qualify as performance based compensation under Code Section 162(m) shall be made and certified only by a Committee (or a subcommittee of the Committee) consisting solely of two or more “outside directors” (as such term is defined under Code Section 162(m)). Awards to Section 16 Persons shall be made only by a Committee (or a subcommittee of the Committee) consisting solely of two or more non-employee Directors in accordance with Rule 16b-3.

(c)	Powers of the Administrator. The Administrator’s powers will include, but not be limited to, the power to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; amend, waive, or extend any provision or limitation of any Award (except as limited by the terms of the Plan); and, in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(d)	Granting of Awards. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine:

(i)	Optionees and the Recipients of other Awards;

(ii)	the terms of such Awards;

(iii)	the schedule for exercisability and nonforfeitability (including any requirements that the Participant or the Company satisfy performance criteria or Performance Objectives and the acceleration of the exercisability or nonforfeitability of the Awards);

(iv)	the time and conditions for expiration of the Awards, and

(v)	the form of payment due upon exercise or grant of Awards.

(e)	Substitutions. The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires. Notwithstanding anything in the foregoing to the contrary, any Award to any Participant who is a U.S. taxpayer will be adjusted appropriately pursuant to Code Section 409A.

(f)	Effect of Administrator’s Decision. The Administrator’s determinations under the Plan need not be uniform and need not consider whether actual or potential Participants are similarly situated. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

5.	Stock Subject to the Plan.

(a)	Share Limits; Shares Available. Except as adjusted below in the event of a Substantial Corporate Change (as defined in Section 16(a) of the Plan), the aggregate number of shares of Common Stock that may be issued under the Awards may not exceed twelve million (12,000,000) shares, of which no more than four million (4,000,000) shares may be available for Awards granted in any form other than Options or SARs. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards. Any shares of Common Stock surrendered for the payment of the Exercise Price or withholding taxes under Options or SARs and shares of Common Stock repurchased in the open market with the proceeds of an Option exercise, may not again be made available for issuance under the Plan.

(b)

Code Section 162(m) Limitations on Awards. Subject to the provisions of Section 15 relating to capitalization adjustments, in the case of any Award intended to comply with Code Section 162(m), no Employee or Director shall be eligible to be granted in any calendar year (i) one or more Options or Stock Appreciation Rights which in the aggregate cover more than ten million (10,000,000) shares of Common Stock or (ii) one or more Restricted Stock Grants or awards of Restricted Stock Units which in the aggregate cover the cash value equivalent of more than ten million (10,000,000) shares of Common Stock, measured as of the Date of Grant, less $0.01 par value per share of Common Stock. To the extent required by Code Section 162(m), in applying the foregoing limitation with respect to an

Employee or Director, if any Option, Stock Appreciation Right, Restricted Stock Grant or Restricted Stock Unit (in each case which is intended to comply with Code Section 162(m)) is canceled, the canceled Award shall continue to count against the maximum number of shares of Common Stock, or the value thereof, if applicable, with respect to which an Award may be granted to an Employee or Director.

(c)	Stockholder Rights. Except for Restricted Stock Grants, the Participant will have no rights of a stockholder with respect to the shares of Common Stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability, of an Award. No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise or nonforfeitability, as applicable.

(d)	Fractional Shares. The Company will not issue fractional shares of Common Stock pursuant to the exercise or vesting of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

6.	Terms and Conditions of Options.

(a)	General. Options granted to Employees and Directors are not intended to qualify as Incentive Stock Options. The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Section 15 below. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Options, including time-based and/or performance-based vesting conditions.

(b)	Exercise Price. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except where a lower Exercise Price is required to comply with Code Section 409A in the event of an Option substitution, as contemplated by Section 4(e) above, or as provided under Section 15 below. The Company may use the consideration it receives from the Optionee for general corporate purposes.

(c)	Exercisability. The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise of an Option beyond the tenth anniversary of its Date of Grant. Options will become exercisable at such times and in such manner as the Administrator determines; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Optionee may exercise any portion of an Option. If the Administrator does not specify otherwise at the Date of Grant, Options for Employees will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will be exercisable in full as of the Date of Grant.

No portion of an Option that is unexercisable at an Optionee’s termination of employment (for any reason other than Retirement) will thereafter become exercisable, unless the Administrator determines otherwise, either initially or by amendment. In the event the Participant reaches age sixty-five (65) while employed, irrespective of whether the Participant then retires, all time-based vesting conditions on outstanding Options will be deemed satisfied in full and the Options shall become fully vested once it has been determined that any performance-based vesting conditions or Performance Objectives have been satisfied.

(d)	Method of Exercise. To exercise any exercisable portion of an Option, the Optionee must:

(i)	Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue and specifying the number of shares of Common Stock underlying the portion of the Option the Optionee is exercising;

(ii)	Pay the full Exercise Price by cashier’s or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

(iii)	Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the shares of Common Stock issued upon the exercise be delivered, either in certificate form or in book entry form, to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the shares are delivered to the broker, either in certificate form or in book entry form, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual exercising the Option must have held the stock being tendered for at least six months at the time of surrender. Shares of Common Stock offered as payment will be valued, for purposes of determining the extent to which the Optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

(e)	Term. No one may exercise an Option more than ten years after its Date of Grant.

7.	Terms and Conditions of Stock Appreciation Rights.

(a)	General. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price, if any.

(b)	Exercise Price. The Administrator will establish in its sole discretion the Exercise Price of a SAR and all other applicable terms and conditions, including time-based and/or performance-based vesting conditions.

(c)	Exercisability. The Administrator will determine the times and conditions for exercise of each SAR but may not extend the period for exercise of a SAR beyond the tenth anniversary of its Date of Grant. SARs will become exercisable at such times and in such manner as the Administrator determines; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of a SAR. If the Administrator does not specify otherwise, SARs will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant.

No portion of a SAR that is unexercisable at a Participant’s termination of employment (for any reason other than Retirement) will thereafter become exercisable, unless the Administrator determines otherwise, either initially or by amendment. In the event the Participant reaches age sixty-five (65) while employed, irrespective of whether the Participant then retires, all time-based vesting conditions on outstanding SARs will be deemed satisfied in full and the SARs shall become fully vested once it has been determined that any performance-based vesting conditions or Performance Objectives have been satisfied.

(d)	Term. No one may exercise a SAR more than ten years after its Date of Grant.

8.	Terms and Conditions of Restricted Stock Grants.

(a)

General. A Restricted Stock Grant is a direct grant of Common Stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator and, with regard to Performance Objectives, determined and certified by the Committee (as described in

Section 4(b) of the Plan). The Company shall issue the shares to each Recipient of a Restricted Stock Grant either (i) in certificate form or (ii) in book entry form, registered in the name of the Recipient, with legends or notations, as applicable, referring to the terms, conditions, and restrictions applicable to the Award; provided that the Company may require that any stock certificates evidencing Restricted Stock Grants be held in the custody of the Company or its agent until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Grant, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.

(b)	Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the Restricted Stock Grant.

(c)	Lapse of Restrictions. The shares of Common Stock underlying such Restricted Stock Grants will become nonforfeitable at such times and in such manner as the Administrator determines; provided, however, that, except with respect to Awards the Committee designates as covered by Performance Objectives for purposes of Code Section 162(m), the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such Restricted Stock Grants will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on Restricted Stock Grants will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. However, in the event the Participant reaches age sixty-five (65) while employed, irrespective of whether the Participant then retires, all time-based vesting conditions on outstanding Restricted Stock Grants will be deemed satisfied in full and the Award shall become fully vested once it has been determined that any performance-based vesting conditions or Performance Objectives have been satisfied. Unless otherwise specified by the Administrator or by the Committee described in Section 4(b) of the Plan, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d)	Rights as a Stockholder. A Recipient who is awarded a Restricted Stock Grant under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. After the lapse of the restrictions without forfeiture in respect of the Restricted Stock Grant, the Company shall remove any legends or notations referring to the terms, conditions and restrictions on such shares of Common Stock and, if certificated, deliver to the Participant the certificate or certificates evidencing the number of such shares of Common Stock.

9.	Terms and Conditions of Restricted Stock Units.

(a)	General. RSUs shall be credited as a bookkeeping entry in the name of the Employee or Eligible Director in an account maintained by the Company. No shares of Common Stock are actually issued to the Participant in respect of RSUs on the Date of Grant. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such restrictions and satisfaction of such vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator, or in the case of Performance Objectives, determined and certified by the Committee (as described in Section 4(b) of the Plan).

(b)	Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for RSUs by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the RSUs.

(c)

Lapse of Restrictions. RSUs will vest and the underlying shares of Common Stock will become nonforfeitable at such times and in such manner as the Administrator determines; provided, however, that, except with respect to Awards the Committee designates as covered by Performance Objectives for purposes of complying with Code Section 162(m), the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such RSUs will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on RSUs will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. However, in the event the Participant reaches age sixty-five (65) while employed, irrespective of whether the Participant then retires, all time-based vesting conditions on outstanding RSUs will be deemed satisfied in full and the Award shall become fully vested once it has been determined that any performance-based vesting conditions or Performance Objectives have been satisfied. Unless otherwise specified by the Administrator or by the Committee described in Section 4(b) of the Plan, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d)	Rights as a Stockholder. A Recipient who is awarded RSUs under the Plan shall possess no incidents of ownership with respect to the underlying shares of Common Stock.

10.	Terms and Conditions of Other Stock-Based Awards. The Administrator may grant Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards and all other terms and conditions applicable to such Awards will be determined by the Administrator in its sole discretion.

11.	Termination of Employment. Unless the Administrator determines otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s employment, where termination of employment means the time when the active employer-employee or other active service-providing relationship between the Participant and the Company or an Eligible Subsidiary ends for any reason, including Retirement. Unless the Administrator provides otherwise, termination of employment will include instances in which a common law employee is terminated and immediately rehired as an independent contractor.

(a)	General. Upon termination of employment for any reason other than for death or Retirement, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any outstanding RSUs or Other Stock-Based Awards shall be settled upon termination and, except as set forth in subsections (b)—(g) below, the Participant shall have a period of three (3) months, commencing with the date the Participant is no longer actively employed, to exercise the vested portion of any outstanding Options or SARs, subject to the term of the Option or SAR.

(b)	Retirement. Upon termination of employment by reason of the Participant’s Retirement (Early Retirement or Normal Retirement) and unless contrary to applicable law:

(i)	Acceleration of Time-Based Vesting upon Age Sixty-Five (65). As set forth in Sections 6(c), 7(c), 8(c) and 9(c), in the event the Participant reaches age sixty-five (65) while, employed, irrespective of whether the Participant then retires, any time-based vesting conditions on any outstanding Awards will be deemed satisfied in full.

(ii)	Acceleration of Time-Based Vesting for RSUs and Restricted Stock Grants upon Early Retirement. Unless otherwise provided by the Administrator, in the event of a Participant’s Early Retirement, the time-based vesting of any portion of any RSU or Restricted Stock Grant scheduled to vest during the five-year period immediately following such Early Retirement shall be accelerated, and any portion of such Award subject to time-based vesting conditions not scheduled to vest until after the fifth anniversary of such Early Retirement shall be forfeited. For the avoidance of doubt, unless otherwise provided by the Administrator the terms set forth in this 11(b)(ii) shall not apply to any Award other than RSUs and Restricted Stock Grants.

(iii)	Survival of Options and SARs. Subject to the term of the Award, any Options or SARs held by the Participant will remain outstanding, continue to vest and may be exercised until the fifth anniversary of Retirement (or if earlier, the termination date of the Award).

(iv)	Survival to Determine Satisfaction of Performance Conditions. If any performance-based vesting conditions or Performance Objectives remain unsatisfied as of the Retirement date, the Award shall remain outstanding for up to five years after such date (or, if earlier, up to the termination date of the Award) to determine whether such conditions or objectives become satisfied and the Award shall become fully vested once it has been determined that such conditions or objectives have been satisfied within the applicable period (at which point, the vested shares of Common Stock will be delivered to the Participant). The Administrator shall have discretion to accelerate the vesting of all or a portion of such performance-based vesting conditions or Performance Objectives, except with respect to Awards the Committee designates as covered by Performance Objectives for purposes of complying with Code Section 162(m).

(c)	Death. Upon termination of employment by reason of the Participant’s death:

(i)	All unexpired Options and SARs will become fully exercisable and, subject to the term of the Option or SAR, may be exercised for a period of twelve months thereafter by the personal representative of the Participant’s estate or any other person to whom the Option or SAR is transferred under a will or under the applicable laws of descent and distribution.

(ii)	A portion of the outstanding RSUs and Restricted Stock Grants shall become vested which will be determined as follows. With respect to each portion of an Award of RSUs or Restricted Stock Grant that is scheduled to vest on a particular vesting date, upon the Participant’s death, a pro rata amount of the RSUs or the Restricted Stock Grant will vest based on the number of complete twelve-month periods between the Date of Grant and the date of death, (provided that any partial twelve-month period between the Date of Grant and the date of death shall also be considered a complete twelve-month period for purposes of this pro-ration methodology), divided by the total number of twelve-month periods between the Date of Grant and the particular, scheduled vesting date. Any fractional right to a share of Common Stock that results from applying the pro rata methodology described herein shall be rounded up to a right to a whole share. Notwithstanding anything in the Plan to the contrary, unless otherwise provided by the Administrator, this acceleration of the vesting will also apply to any RSUs or Restricted Stock Grants the Committee has designated as covered by Performance Objectives for purposes of complying with Code Section 162(m).

(iii)	With respect to any Award other than an Option, SAR, RSU or Restricted Stock Grant, all unvested portions of the Award shall be immediately forfeited without consideration, unless otherwise provided by the Administrator.

(d)	Disability. Upon termination of employment by reason of the Participant’s Disability, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any Option or SAR will remain outstanding and, subject to the term of the Option or SAR, may be exercised by the Participant at any time until the first anniversary of the Participant’s termination of employment for Disability. The vested portion of any Award other than an Option or SAR shall be settled upon termination of employment.

(e)	Gross Misconduct. Upon termination of employment by reason of the Participant’s Gross Misconduct, as determined by the Administrator, all unexercised Options and SARs, unvested portions of RSUs, unvested portions of Restricted Stock Grants and any Other Stock-Based Awards granted under the Plan shall terminate and be forfeited immediately without consideration.

(f)	Post-Termination Covenants. Notwithstanding any other provision in the Plan, to the extent any Award may remain outstanding under the terms of the Plan after termination of the Participant’s employment, the Award will nevertheless expire as of the date that the former Employee or Director violates any covenant not to compete or any other post-employment covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and any Subsidiary thereof, on the one hand, and the former Employee or Director on the other hand, as determined by the Administrator.

(g)	Leave of Absence. The active employer-employee or other active service-providing relationship between the Participant and the Company or an Eligible Subsidiary shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence, in each case to the extent approved by the Administrator. For the avoidance of doubt, the Administrator, in its sole discretion, may determine that a Participant’s leave of absence to complete a course of study will not constitute termination of employment for purposes of the Plan. Further, during any approved leave of absence, the Administrator shall have discretion to provide that the vesting of any Awards held by the Participant shall be frozen as of the first day of the leave and shall not resume until and unless the Participant returns to active employment prior to the expiration of the term (if any) of the Awards, subject to any requirements of applicable laws or contract. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of active employment or service.

12.	Award Certificates. The Administrator will communicate the material terms and conditions of an Award to the Participant in any form it deems appropriate, which may include the use of an Award Certificate and/or an Award agreement that the Administrator may require the Participant to sign. To the extent the Award Certificate or Award agreement is inconsistent with the Plan, the Plan will govern. The Award Certificates or Award agreements may contain special rules, particularly for Participants located outside the United States. To the extent the Administrator determines not to document the terms and conditions of an Award in an Award Certificate or Award agreement, the terms and conditions of the Award shall be as set forth in the Plan and in the Administrator’s records.

13.	Award Holder. During the Participant’s lifetime and except as provided under Section 21 below, only the Participant or his/her duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After the Participant’s death, the personal representative of his or her estate or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original Participant seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

14.	Performance Rules.

(a)	General. Subject to the terms of the Plan, the Committee will have the authority to establish and administer performance-based grant and/or vesting conditions and Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Committee specifies, before the Participant receives or retains an Award or before the Award becomes nonforfeitable. Where such Awards are granted to Covered Employees, the Committee (as described in Section 4(b) of the Plan) may designate the Awards as subject to the requirements of Code Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Code Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” However, the Committee retains the discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including the Performance Objectives or other performance-based vesting conditions that shall apply to such Awards. Notwithstanding satisfaction of applicable Performance Objectives, to the extent specified on the Date of Grant, the number of shares of Common Stock or other benefits received under an Award that are otherwise earned upon satisfaction of such Performance Objectives may be reduced by the Committee (but not increased) on the basis of such further considerations that the Committee in its sole discretion shall determine. No Award subject to Code Section 162(m) shall be granted or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Code Section 162(m), the extent to which the Performance Objectives for the Performance Period have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award.

(b)	Performance Objectives. Performance Objectives will be based on one or more of the following performance-based measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vi) working capital, (vii) free cash flow, (viii) cash flow, (ix) return on equity, (x) return on capital or return on invested capital, (xi) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xiv) any combination of these measures.

The Committee shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive. Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

For Awards intended to comply with Code Section 162(m), the measures used in setting Performance Objectives under the Plan for any given Performance Period will, to the extent applicable, be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (1) extraordinary or nonrecurring items in accordance with GAAP, (2) the impact of any change in accounting principles that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) and the cumulative effect thereof (provided that the Committee may either apply the changed accounting principle to all periods referenced in the Award, or exclude the changed accounting principle from all periods referenced in the Award), (3) goodwill and other intangible impairment charges, (4) gains or charges associated with discontinued operations or restructuring activities, (5) gains or charges related to the sale or impairment of assets, (6) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (7) the impact of any change in tax law that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) which exceeds $10 million, and (8) other objective income, expense, asset, and/or cash flow adjustments as may be consistent with the purposes of the Performance Objectives set for the given Performance Period and specified by the Committee within the Applicable Period, unless in each case the Committee decides otherwise within the Applicable Period; provided, that with respect to the gains and charges referred to in sections (3) through (6), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded. In addition to the Performance Objectives established for any Award that is intended to comply with Code Section 162(m) and any time-based vesting provisions that may apply to such Award, any Award that is intended to comply with Code Section 162(m) shall not vest under its terms unless the Company has first achieved four consecutive fiscal quarters of positive net income during the period between the grant date and the tenth anniversary of the grant date and the Administrator has certified that such performance has been satisfied.

15.

Adjustments upon Changes in Capital Stock. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration, the Administrator will make a proportionate and appropriate adjustment in the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (a) the number of shares of Common Stock underlying each outstanding Award; (b) the number of shares of Common Stock which thereafter may be made the subject of Awards including the limit specified in Section 5(a) regarding the number of shares available for Awards granted in any form other than Options or SARs; and (c) the number and type of shares of Common Stock specified as the annual per-Participant limitation under Section 5(b). Unless the Administrator determines another method would be appropriate, any such adjustment to an Option or SAR will not change the total price with respect to shares of Common Stock underlying the unexercised portion of an Option or SAR but will include a corresponding proportionate adjustment in the Option’s or SAR’s Exercise Price.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate to the items set forth in subsections (a)—(c) in the preceding paragraph.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Section 15 specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16.	Substantial Corporate Change.

(a)	Definition. A Substantial Corporate Change means:

(i)	the dissolution or liquidation of the Company; or

(ii)	the merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities in which the Company is not the surviving entity; or

(iii)	the sale of substantially all of the assets of the Company to another person or entity; or

(iv)	any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

(b)	Treatment of Awards. Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided. Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either:

(i)	provide that Optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable; or

(ii)	for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the Participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).

17.	Employees Outside the United States. To comply with the laws in other countries in which the Company or any of its Subsidiaries operates or has Employees, the Administrator, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees outside the United States;

(d)	Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any applicable government regulatory exemptions or approvals.

Although in establishing such sub-plans, terms or procedures, the Company may endeavor to (i) qualify an Award for favorable foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

18.	Legal compliance. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements imposed by federal, state, local and foreign securities laws and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. The Company shall have no obligation to issue shares of Common Stock issuable under the Plan or deliver evidence of title for shares of Common Stock issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary, and completion of any registration or other qualification of the shares of Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares of Common Stock. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by federal, state, local or foreign laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the U.S. Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted, vested and exercised, only in a way that conforms to such laws, rules, and regulations.

19.	Purchase for Investment and Other Restrictions. Unless a registration statement under the Securities Act covers the shares of Common Stock a Participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares of Common Stock are registered under the Securities Act, the Participant must acknowledge:

(a)	that the shares of Common Stock received under the Award are not so registered;

(b)	that the Participant may not sell or otherwise transfer the shares of Common Stock unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act; and

(c)	such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable federal, state, local and foreign securities laws, rules and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

20.	Tax Withholding. The Participant must satisfy all applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from the Participant’s compensation, the Participant must pay the Company, with a cashier’s check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the Participant may instead satisfy the withholding obligations (a) by directing the Company to retain shares of Common Stock from the Option exercise or release of the Award, (b) by directing the Company to sell or arrange for the sale of shares of Common Stock that the Participant acquires at the Option exercise or release of the Award, (c) by tendering previously owned shares of Common Stock, (d) by attesting to his ownership of shares of Common Stock (with the distribution of net shares), or (e) by having a broker tender to the Company cash equal to the withholding taxes, subject in each case to a withholding of no more than the minimum applicable tax withholding rate.

21.	Transfers, Assignments or Pledges. Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a Participant may transfer his Award, without receiving consideration, to (a) members of the Participant’s immediate family, children, grandchildren, or spouse, (b) trusts for the benefit of such family members, or (c) partnerships whose only partners are such family members.

22.	Amendment or Termination of Plan and Awards. The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment will have a materially detrimental affect on any Participant or beneficiary with respect to any previously declared Award, unless the Participant’s or beneficiary’s consent is obtained. Except as required by law or by Section 16 above in the event of a Substantial Corporate Change, the Administrator may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to adversely affect the Participant. No amendment, suspension, or termination of the Plan will, without the Participant’s or beneficiary’s consent, terminate or adversely affect any right or obligations under any outstanding Awards. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Plan and any Awards made thereunder to ensure all Awards, Award Certificates and Award agreements provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A including, but not limited to, the ability to reprice an Award (without the consent of the Participant) to the Fair Market Value on the date the Award was granted; provided, however that the Company makes no representations that the Plan or any Awards will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or any Award made thereunder.

23.	Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such Participant.

24.	Effect on Outstanding Options. All options outstanding under the 1998 Plan will remain subject to the terms of the 1998 Plan; provided, however, that limitations imposed on such options by Rule 16b-3 will continue to apply only to the extent Rule 16b-3 so requires.

25.	Effect on Other Plans. Whether receiving or exercising an Award causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

26.	Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, Employee, or agent of the Company or any of its Subsidiaries shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each Director, Employee, or agent of the Company or any of its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

27.	No Employment Contract. Nothing contained in this Plan constitutes an employment contract between the Company and any Participant. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the Participant’s employment.

28.	Governing Law. The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

29.	Duration of Plan. The Plan shall become effective upon its approval by Company shareholders. Unless the Board extends the Plan’s term, the Administrator may not grant Awards after May 15, 2017. The Plan will then terminate but will continue to govern unexercised and unexpired Awards. No additional Awards shall be granted under the Company’s 1998 Plan following the approval of the Plan by the Company’s shareholders.

APPENDIX C

DANAHER CORPORATION

2007 Executive Incentive Compensation Plan

PURPOSE	Danaher Corporation, a Delaware corporation (the “Company”), wishes to motivate, reward, and retain executive officers of the Company and its subsidiaries. To further these objectives, the Company hereby sets forth this Danaher Corporation 2007 Executive Incentive Compensation Plan (the “Plan”), effective as of January 1, 2007, to provide participants with performance-based bonus awards (“Awards”), in accordance with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “Code”). (All references to Section 162(m) or any other Code provision include successor provisions, related regulations, and amendments.)

PARTICIPANTS	The Participants in the Plan shall be the Executive Officers of the Company (including those of any subsidiary, operating unit, or division).

Executive Officer has the meaning set forth in Rule 3b-7 issued under the Securities Exchange Act of 1934, as amended from time to time, and anyone else the Committee determines to treat as an Executive Officer for purposes of this Plan.

ADMINISTRATOR	The Plan’s Administrator will be the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.

The Committee will include two or more members, each of whom qualifies as an “outside director” within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and determine the attainment of Performance Goals. The Committee may satisfy this requirement through (i) providing that persons who are not “outside directors” cannot vote on an issue, (ii) allowing those persons to abstain from voting, or (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan. If a Committee member intended to qualify as an outside director does not in fact so qualify, the mere fact of such nonqualification will not invalidate the payment of any Award or other action by the Committee under the Plan that was otherwise valid under the Plan.

The Committee is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Committee may exercise such powers and authority of the Board as the Committee may find necessary or appropriate to carry out its functions. The Committee will exercise its powers under the Plan in a manner that preserves the Company’s Federal income tax deduction for payments made under the Plan, in accordance with the requirements of Section 162(m), to the maximum practical extent.

GENERAL RESPONSIBILITIES OF THE COMMITTEE	Subject to the terms of the Plan, for each Performance Period the Committee will:
establish each Participant’s potential Award,

define Performance Goals and other Award terms and conditions for each Participant,

determine and certify in writing the Award amounts earned, based on actual performance as compared to the Performance Goals,

determine and make permitted Negative Discretion Adjustments to Awards otherwise earned, and decide whether, under what circumstances, and subject to what terms, Awards will be paid on a deferred basis (including automatic deferrals at the Committee’s election or elective deferrals at the election of Participants).

Unless the Plan otherwise expressly provides, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan and all Awards made under the Plan are within the sole and absolute discretion of the Committee and will be final, conclusive and binding on all persons, including the Company, Participants, and Beneficiaries or other persons having or claiming any rights under the Plan.

AWARDS	For any single Performance Period, an Award shall only be payable to a Participant if the Company has positive net income for such Performance Period as determined under GAAP and the amount payable to a Participant for such Performance Period shall equal the lesser of (1) five million dollars ($5,000,000.00), or (2) the amount earned pursuant to the Performance Goals and other Award terms and conditions established by the Committee with respect to such Performance Period; in each case, subject to any further Negative Discretion Adjustments as the Committee may determine. The Committee will establish each Participant’s potential Award, including the applicable Performance Goals and related terms and conditions, for each Performance Period within the Applicable Period. A Participant’s potential Award may be expressed in dollars or may be based on a formula that is consistent with the provisions of the Plan.

PERFORMANCE PERIOD	A Performance Period is a period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Committee, the Performance Period will be based on the calendar year.

PERFORMANCE GOALS	The Committee will have the authority to establish and administer Performance Goals with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as the Committee specifies, before a Participant receives an Award.

Performance Goals will be based exclusively on one or more of the following performance-based measures determined based on the Company and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results (subject to the Committee’s exercise of negative discretion):

earnings per share (on a fully diluted or other basis),

pretax or after tax net income,

operating income,

gross revenue,

profit margin,

stock price targets or stock price maintenance,

working capital,

free cash flow,

cash flow,

return on equity,

return on capital or return on invested capital,

earnings before interest, taxes, depreciation, and amortization (EBITDA),

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or any combination of these measures.

The Committee shall determine whether such Performance Goals are attained, and such determination will be final and conclusive.

Each Performance Goal may be expressed in absolute and/or relative terms, may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

The measures used in setting Performance Goals under the Plan for any given Performance Period will, to the extent applicable, be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) the impact of any change in accounting principles that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) and the cumulative effect thereof (provided that the Committee may either apply the changed accounting principle to all periods referenced in the Award, or exclude the changed accounting principle from all periods referenced in the Award), (iii) goodwill and other intangible impairment charges, (iv) gains or charges associated with discontinued operations or restructuring activities, (v) gains or charges related to the sale or impairment of assets, (vi) all charges directly related to acquisitions, including all contingent liabilities identified as of the acquisition date, (vii) the impact of any change in tax law that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) which exceeds $10 million, and (viii) other objective income, expense, asset, and/or cash flow adjustments as may be consistent with the purposes of the Performance Goals set for the given Performance Period and specified by the Committee within the Applicable Period, unless in each case the Committee decides otherwise within the Applicable Period; provided, that with respect to the gains and charges referred to in sections (iii) through (vi), only gains or charges that individually or as part of a series of related items exceed $10 million are excluded.

In all cases, Performance Goals are to be set in a manner that will satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time). Subject to any amendment to such regulation, such requirements include requirements that achieving Performance Goals be “substantially uncertain” at the time that they are established, that Performance Goals be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Goals have been met, and such a third party could determine the maximum amount of the resulting Award payable (subject to the Committee’s right to make Negative Discretion Adjustments).

The Applicable Period with respect to any Performance Period for an Award means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

Any action required under the Plan to be taken within the Applicable Period may be taken at a later date only if the provisions of Section 162(m) or the regulations thereunder are modified, or are interpreted by the Internal Revenue Service, to permit such later date. In such event, the definition of the Applicable Period under this Plan will be deemed to be amended accordingly.

PAYMENT OF AWARDS	Subject to the limitations set forth in this section, Awards determined under the Plan for a Performance Period will be paid to Participants in cash no later than the March 15th of the calendar year following the end of the Performance Period to which the Awards apply, unless deferred pursuant to the Plan.

CERTIFICATION	No Award will be paid unless and until the Committee, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants) to the extent applicable, has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been attained and has made and exercised its decisions regarding the extent of any Negative Discretion Adjustment of Awards for Participants for the Performance Period.

DEFERRAL	The Committee may specify that a portion of the Award for any given Performance Period will be paid on a deferred basis, in accordance with applicable law, including, but not limited to, Section 409A of the Code, and any Award payment rules the Committee may establish and announce for the Performance Period.

CONTINUED EMPLOYMENT	The Committee may require that Participants for a Performance Period must still be employed as of end of the Performance Period and/or as of the later date that the Awards for the Performance Period are communicated to be eligible for an Award for the Performance Period. Any such requirement must be established and announced within the Applicable Period, and may be subject to such exceptions as the Committee may specify within the Applicable Period.

FORFEITURE OR PRORATION	Within the Applicable Period and subject to the Committee certification required for payment of Awards, the Committee may adopt such forfeiture, proration, or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on Awards of a Participant’s death, Disability, voluntary Termination of Employment, Termination of Employment by the Company and its subsidiaries other than for Cause, or Termination of Employment by the Company and its subsidiaries for Cause.

Termination of Employment means the time when the employer-employee relationship between the Participant and the Company and its subsidiaries ends for any reason. The Committee, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment.

A Participant shall be considered to have a Disability if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

Cause means where the Participant:

commits any act of fraud, willful misconduct, embezzlement, dishonesty or gross negligence in connection with his employment or that injures the Company or its subsidiaries; breaches any other material provision of any agreement between the Participant and the Company or a subsidiary of the Company relating to the Participant’s employment or breaches any fiduciary duty to the Company or its subsidiaries;

fails, refuses, or neglects to timely perform any material duty or obligation relating to his position;

commits a material violation of any law, rule, regulation, or bylaw of any governmental authority (state, Federal, or foreign), any securities exchange or association or other regulatory or self regulatory body or agency applicable to the Company or its subsidiaries;

commits a material violation of any general policy or directive of the Company or its subsidiaries; or

is convicted of, or pled guilty or no-contest to, a crime involving dishonesty, fraud, or unethical business conduct, or a felony.

NEGATIVE DISCRETION ADJUSTMENTS	The Committee’s powers include the power to make Negative Discretion Adjustments, which are adjustments that eliminate or reduce (but not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative Discretion Adjustment may cause an Award to fail to qualify as “performance based compensation” under Section 162(m).

OTHER PLANS	A Participant in this Plan may not also participate in the Company’s general bonus plans during any Performance Period if such participation would cause an Award under this Plan to fail to qualify as “performance based” under Section 162(m).

Awards will not be treated as compensation for purposes of any other compensation or benefit plan, program, or arrangement of the Company or any subsidiary unless and except to the extent that the Board or the Committee determines in writing.

Neither the adoption of this Plan nor the submission of the Plan to the Company’s shareholders for approval will be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as either may otherwise deem appropriate.

LEGAL COMPLIANCE	The Company will not make payments of Awards until all applicable requirements imposed by Federal and state laws, rules, and regulations, and by any applicable regulatory agencies, have been fully met. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

The Plan is intended to conform with all provisions of Section 162(m) and Treas. Reg. § 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance-based compensation.”

Notwithstanding anything in the Plan to the contrary, the Committee must administer the Plan, and Awards may be granted and paid, only in a manner that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

TAX WITHHOLDING	The Company may make all appropriate provisions for the withholding of Federal, state, and local taxes imposed with respect to Awards, which provisions may vary with the time and manner of payment.

NONTRANSFER OF RIGHTS	Except as and to the extent the law requires, or as the Plan expressly provides, a Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person.

BENEFICIARY DESIGNATIONS	Each Participant may designate in a written form filed with the Committee (or another designated recipient) the person or persons (the “Beneficiary” or “Beneficiaries”) to receive the amounts (if any) payable under the Plan if the Participant dies before the Award payment date for a Performance Period. A Beneficiary designation filed under this section will not be considered a prohibited transfer of rights.

A Participant may change a Beneficiary designation at any time without the Beneficiary’s consent (unless otherwise required by law) by filing a new written Beneficiary designation with the Committee. A Beneficiary designation will be effective only if the Company is in receipt of the designation before the Participant’s death.

If no effective Beneficiary designation is made, the beneficiary of any amounts due will be the Participant’s estate.

AMENDMENT OR TERMINATION OF PLAN	Subject to the limitations set forth in this section, the Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their Beneficiaries.

The Board or the Committee may make any amendments necessary to comply with applicable regulatory requirements, including Section 162(m) and regulations thereunder.

The Board must submit any Plan amendment to the Company’s shareholders for their approval if and to the extent such approval is required under Section 162(m).

LIMITATIONS ON LIABILITY	No member of the Committee and no other individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, Beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan. No member of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Award under the Plan. If a Committee member intended to qualify as an ‘outside director’ under Section 162(m) does not in fact so qualify, the mere fact of such nonqualification will not invalidate any award or other action made by the Committee under the Plan that otherwise was validly made under the Plan.

NO EMPLOYMENT CONTRACT	Nothing contained in this Plan constitutes an employment contract between the Company and the Participants. The Plan does not give any Participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the Participant’s employment or other relationship with the Company.

APPLICABLE LAW	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF THE PLAN	The Plan will remain effective until terminated by the Board, provided, however, that the continued effectiveness of the Plan will be subject to the approval of the Company’s shareholders at such times and in such manner as Section 162(m) may require.

DISCLOSURE AND APPROVAL OF THE PLAN	The Plan must be submitted to Company shareholders for their approval. The specific terms of the Plan, including the class of employees eligible to be Participants, the Performance Goals, and the terms of payment of Awards, must be disclosed to the shareholders to the extent Section 162(m) requires. The shareholders must approve the Plan by a separate vote after such disclosure. If the shareholders do not approve the Plan, the Plan will be treated as void and of no effect.

APPENDIX D

AMENDED AND RESTATED DANAHER CORPORATION & SUBSIDIARIES

EXECUTIVE DEFERRED INCENTIVE PROGRAM

WHEREAS, the Plan Sponsor established this Plan, effective as of March 1, 1995, to further the long-term growth of the Plan Sponsor and its subsidiary Employers by offering deferred compensation in addition to current compensation to a select group of management and highly compensated employees of the Plan Sponsor and its subsidiary Employers who are involved in such growth; and

WHEREAS, under Section 7.1 of this Plan, the Plan Sponsor has reserved unto itself the right to amend this Plan; and

WHEREAS, the Plan Sponsor previously amended this Plan effective January 1, 1997; and

WHEREAS, the Plan Sponsor now desires to amend and restate this Plan, generally effective as of August 1, 2003, except as otherwise provided herein, by modifying the Plan’s design to provide a more competitive retirement benefit for the select group of management and highly compensated employees of the Plan Sponsor and its subsidiary Employers.

NOW, THEREFORE, in order to accomplish such purpose, the Plan Sponsor has adopted, by appropriate resolutions, this amended and restated Plan effective as of August 1, 2003. It is intended that this Plan, together with the Trust Agreement, shall be unfunded for purposes of the Code and shall constitute an unfunded pension plan maintained for a select group of management and highly compensated employees for purposes of Title I of ERISA.

ARTICLE I

DEFINITIONS

As used in this Plan, each of the following terms shall have the respective meaning set forth below unless a different meaning is plainly required by the content.

1.1 Administrator. The individual or committee appointed by the Plan Sponsor to administer the Plan pursuant to Article V.

1.2 Applicable Percentage. With respect to a Participant for a Performance Cycle, the applicable percentage determined from the table in Appendix A depending on (a) the Participant’s Target Compensation for the Performance Cycle and (b) the Participant’s exact age on the Cycle Beginning Date or, if later, the Participant’s Participation Date. Effective January 1, 2004, with respect to a Participant for a Performance Cycle beginning on or after January 1, 2004, the applicable percentage determined from the table in Appendix A depending on the Participant’s Years of Participation as of the Cycle Beginning Date.

1.3 Beneficiary. An individual or entity entitled to receive any benefits under this Plan that are payable upon a Participant’s death.

1.4 Benefit Account. With respect to a Participant, the account maintained on behalf of the Participant to record any Benefit Amounts and Performance Shares credited thereto or forfeited therefrom, any earnings credited thereto and any losses debited therefrom in accordance with the terms of this Plan.

1.5 Benefit Amount. With respect to a Participant for a Performance Cycle, the Performance Shares credited pursuant to Section 3.4 and any dollar amounts calculated and credited pursuant to Section 3.4.

1.6 Bonus. With respect to a Participant for a Plan Year, the amount (if any) of the Participant’s Target Bonus for the Plan Year that shall be determined to have been earned by the Participant in accordance with the Plan Sponsor’s bonus program, excluding any amount thereof that shall be contributed on the Participant’s behalf as a Salary Deferral Contribution to the 401(k) Plan.

1.7 Bonus Deferral Amount. With respect to a Participant for a Plan Year, an amount of the Participant’s Target Bonus or Bonus for the last preceding Plan Year that the Participant has elected to defer pursuant to Section 3.3.

1.8 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.

1.9 Common Stock. The common stock of the Plan Sponsor.

1.10 Common Stock Price. With respect to a specified date as of which the price of shares of Common Stock shall be determined, the closing price on the New York Stock Exchange of one (1) share of Common Stock on the business day last preceding the specified date. Notwithstanding the foregoing, with respect to the calculation of any Option Gain with respect to any Options exercised by a Participant and the crediting of any Gain Shares to a Participant’s Option Shares Account, the Common Stock Price determined as of any time shall be the most recent closing price on the New York Stock Exchange of one (1) share of Common Stock.

1.11 Cycle Beginning Date. With respect to a Performance Cycle, the first (1st) day of the Performance Cycle.

1.12 Cycle Ending Date. With respect to a Performance Cycle, the last day of the Performance Cycle or, if earlier, the date during the Performance Cycle as of which this Plan shall terminate.

1.13 Deferral Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the Salary Deferral Amounts (if any) and Bonus Deferral Amounts (if any) that have been credited on the Participant’s behalf and any earnings credited thereto in accordance with the terms of this Plan.

1.14 Distributable Amount. With respect to any specified date coincident with or subsequent to the Eligibility Termination Date of a Participant or a deceased Participant, the balance (if any) as of the specified date in the Participant’s Distribution Account (subsequent to any crediting thereof pursuant to Section 3.6 as of such Eligibility Termination Date).

1.15 Distribution Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record the amounts to be distributed to the Participant or his or her Beneficiary or Beneficiaries and any earnings credited thereto in accordance with the terms of this Plan.

1.16 Distribution Date. With respect to a Participant or a deceased Participant whose Employment Termination Date has occurred, the date as of which the Distributable Amount and the Participant’s Option Shares Account shall be paid to the Participant or the deceased Participant’s Beneficiary or Beneficiaries, as applicable, or the date as of which the first (1st) installment of the Distributable Amount and the Participant’s Option Shares Account shall be paid to the Participant.

1.17 Dividend Share. One (1) Notional Share credited to a Participant’s Option Shares Account pursuant to Section 3.2.

1.18 ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.19 Earnings Credit. With respect to a Participant, a nominal amount determined pursuant to Sections 3.3(f), 3.4(d), 3.5(b), and 3.6(b) of this Plan for crediting to or deducting from the Participant’s Deferral Account, Benefit Account, Rollover Account, and Distribution Account pursuant to Sections 3.3(f), 3.4(d), 3.5(b), and 3.6(b) respectively, of this Plan; provided, however, that, notwithstanding the foregoing, the Plan Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings.

1.20 Earnings Crediting Rate. With respect to a Participant, the rate at which nominal earnings shall be credited to, or nominal losses shall be deducted from, all or a designated portion of the Participant’s Deferral Account, Benefit Account, Rollover Account and Distribution Account, as determined pursuant to Sections 3.3, 3.4, 3.5, and 3.6 respectively, of this Plan; provided, however, that, notwithstanding the foregoing, the Plan Sponsor acknowledges that increases and decreases in the value of the Notional Shares and other amounts credited to any of the aforementioned Accounts that are invested in the Common Stock investment option shall arise from increases and decreases in the value of Common Stock rather than from the crediting of earnings.

1.21 Effective Date. August 1, 2003, except as otherwise provided. The original effective date of this Plan is March 1, 1995.

1.22 Eligible Compensation.

(a) Cycle Beginning Date Prior to January 1, 2004. With respect to a Participant for a Performance Cycle beginning prior to January 1, 2004:

(i) Eligible Employee on Cycle Beginning Date. If the Participant’s Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle and the Participant is an Eligible Employee on such Cycle Beginning Date, the product (rounded to two (2) decimal places) of (i) the Applicable Percentage, (ii) PV Factor 1+2+3, and (iii) the Participant’s Target Compensation.

(ii) Eligible Employee After Cycle Beginning Date. If the Participant’s Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the product (rounded to two (2) decimal places) of the Applicable Percentage and the amount determined in accordance with Paragraphs (i) through (iii) below, as applicable, depending on the Plan Year in the Performance Cycle during which the Participant’s Participation Date occurs:

(A) First Plan Year. If the Participant’s Participation Date occurs during the first (1st) Plan Year in the Performance Cycle, such amount shall equal the sum of (A) the product of (I) PV Factor 0 based on the Months Factor, (II) the Participant’s Target Compensation, (III) the Months Factor, and (IV) one-twelfth (1/12) and (B) the product of (I) PV Factor 1+2 and (II) the Participant’s Target Compensation.

(B) Second Plan Year. If the Participant’s Participation Date occurs during the second (2nd) Plan Year in the Performance Cycle, such amount shall equal the sum of (A) the product of (I) PV Factor 0 based on the Months Factor, (II) the Participant’s Target Compensation, (III) the Months Factor, and (IV) one-twelfth (1/12) and (B) the product of (I) PV Factor 1 and (II) the Participant’s Target Compensation.

(C) Third Plan Year. If the Participant’s Participation Date occurs during the third (3rd) Plan Year in the Performance Cycle, such amount shall equal the product of (A) PV Factor 0 based on the Months Factor, (B) the Participant’s Target Compensation, (C) the Months Factor, and (D) one-twelfth (1/12).

(b) Cycle Beginning Date on or After January 1, 2004. With respect to a Participant for a Performance Cycle beginning on or after January 1, 2004:

(i) Eligible Employee on Cycle Beginning Date. If the Participant’s Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle and the Participant is an Eligible Employee on such Cycle Beginning Date, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage and (II) the Participant’s Target Compensation.

(ii) Eligible Employee After Cycle Beginning Date. If the Participant’s Participation Date occurs after the Cycle Beginning Date but during the Performance Cycle, the product (rounded to two (2) decimal places) of (I) the Applicable Percentage, (II) the Participant’s Target Compensation, and (III) the Months Factor for the month in which the Participant’s Participation Date occurs.

1.23 Eligible Employee. (a) An Employee who was hired on or before January 1, 1995, and who is an Initial Participant, (b) an Employee who was hired after January 1, 1995, and whose employment position is listed in the records prepared and maintained by the Administrator, or (c) effective on and after January 1, 1998, an Employee who is a Rollover Participant. Notwithstanding the foregoing sentence, the Administrator, in his or her sole discretion, may determine that an Employee who was hired on or before January 1, 1995, and who is not an Initial Participant shall become an Eligible Employee under such circumstances as the Administrator, in his or her sole discretion, may deem appropriate so long as the Employee has an employment position that is listed in the records prepared and maintained by the Administrator.

1.24 Eligibility Termination Date. With respect to a Participant who is an Eligible Employee, the earliest of (a) the Participant’s Employment Termination Date, or (b) the date that the Participant is no longer an Eligible Employee as defined in Section 1.23(b).

1.25 Employee. An individual who performs services for an Employer.

1.26 Employer. (a) The Plan Sponsor or (b) an employer that is a member of the Plan Sponsor’s “controlled group of corporations, trades, or businesses,” as such term shall be defined in Code Sections 414(b) and 414(c), and that has adopted this Plan by executing an adoption agreement with the Plan Sponsor, the terms of which shall thereupon be incorporated by reference as a part of the Plan.

1.27 Employment Termination Date. With respect to a Participant, the earlier of the date that the Participant ceases being an Employee or the date as of which this Plan is terminated.

1.28 Gain Share. One (1) Notional Share credited to a Participant’s Option Shares Account pursuant to Section 3.2(d).

1.29 Initial Participant. An Employee who became a Participant as of March 1, 1995, and is designated as an initial participant in the records prepared and maintained by the Administrator.

1.30 Long-term Rate. With respect to a Performance Cycle, the closing price of the ten (10)-year Treasury bond rate on the business day last preceding the Cycle Beginning Date of the Performance Cycle or such other long-term interest rate as shall be determined for the remainder of the Performance Cycle by the Administrator in his or her sole discretion.

1.31 Months Factor. With respect to a Performance Cycle and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the number of months between the Participant’s Participation Date and the last day of the Plan Year during such Performance Cycle in which his or her Participation Date occurred as provided in Appendix B.

1.32 Notional Share. One (1) notional share equivalent in value to one (1) share of Common Stock.

1.33 Option. With respect to a Participant, a nonqualified stock option in which the Participant is vested under any stock option plan maintained by the Plan Sponsor.

1.34 Option Exercise Date. With respect to Options held by a Participant, the date (if any) as of which the Participant exercises the Options.

1.35 Option Gain. With respect to the Options exercised by a Participant as of an Option Exercise Date, the product of (a) the number of Options exercised and (b) the difference between (i) the Common Stock Price on the Option Exercise Date and (ii) the exercise price per share of Common Stock.

1.36 Option Shares Account. With respect to a Participant, the account (if any) maintained on behalf of the Participant to record any Gain Shares and any Dividend Shares that have been credited on his or her behalf under this Plan.

1.37 PV Factor 0. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on the applicable Months Factor and an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.

1.38 PV Factor 1. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the second (2nd) Plan Year during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.

1.39 PV Factor 1+2. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance

Cycle but during the first (1st) Plan Year during the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.

1.40 PV Factor 1+2+3. With respect to a Performance Cycle with a Cycle Beginning Date before January 1, 2004, and a Participant whose Participation Date occurs on or before the Cycle Beginning Date of the Performance Cycle, a present value factor applicable in determining the Participant’s Eligible Compensation for the Performance Cycle, which shall be (a) the factor provided in Appendix B based on an interest rate of eight percent (8%) per annum, compounded annually, or (b) such other factor as shall be similarly calculated as shall be determined by the Administrator in his or her sole discretion.

1.41 Participant. An Eligible Employee or former Eligible Employee who is participating in this Plan pursuant to Article II.

1.42 Participation Date. With respect to an Eligible Employee, the date (if any) as of which the Eligible Employee shall become a Participant as determined pursuant to Section 2.1.

1.43 Payroll Period. With respect to an Eligible Employee, a period with respect to which the Eligible Employee receives a pay check or otherwise is paid for services that he or she performs during the period for an Employer.

1.44 Pension Plan. Danaher Corporation & Subsidiaries Pension Plan or any successor plan thereto, as it may be amended from time to time.

1.45 Performance Cycle. The three (3) consecutive Plan Years beginning on March 1, 1995 or any successive period of three (3) consecutive Plan Years. Effective January 1, 2004, a period of one (1) Plan Year.

1.46 Performance Share. One (1) Notional Share.

1.47 Performance Shares Account. With respect to a Participant, the account maintained on behalf of the Participant to record the Performance Shares (if any) that have been credited on the Participant’s behalf for a Performance Cycle.

1.48 Plan. Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, as it is set forth herein and as it may be amended from time to time.

1.49 Plan Sponsor. Danaher Corporation.

1.50 Plan Year. The period beginning on March 1, 1995 and ending on December 31, 1995, or a calendar year beginning on or after January 1, 1996.

1.51 Rollover Account. With respect to a Rollover Participant, the account (if any) maintained on behalf of the Rollover Participant to record the Rollover Amount (if any) that has been credited on the Rollover Participant’s behalf and any earnings credited thereto in accordance with the terms of this Plan.

1.52 Rollover Amount. With respect to a Rollover Participant, the nonforfeitable dollar amount as of a specified date that the Administrator has permitted to be credited under this Plan pursuant to Section 3.5 of this Plan.

1.53 Rollover Participant. An Employee who elects to transfer to this Plan a nonforfeitable dollar amount previously granted to the Employee under another arrangement maintained by an employer as permitted by the Administrator in his or her sole discretion.

1.54 Salary. With respect to a Participant for a Payroll Period, the total cash compensation (if any) that is payable to the Participant by any Employer during the Payroll Period and that would be reportable on the Participant’s federal income tax withholding statement (Form W-2), including, but not limited to, salary and overtime pay, but excluding any Bonus that is payable to the Participant during the Payroll Period and any amount of such cash compensation that shall be contributed on the Participant’s behalf as a Salary Deferral Contribution to the 401(k) Plan.

1.55 Salary Deferral Amount. With respect to a Participant for a Plan Year, an amount of the Participant’s Salary for a Payroll Period during the Plan Year that the Participant has elected to defer pursuant to Section 3.3.

1.56 Salary Deferral Contribution. The term “Salary Deferral Contribution” shall be defined in this Plan as it shall be defined in the 401(k) Plan.

1.57 Target Bonus. With respect to a Participant for a Plan Year, the target bonus (if any) that may be earned by the Participant for the Plan Year as determined in accordance with the Plan Sponsor’s bonus program applicable to such Participant as from time to time in effect.

1.58 Target Compensation. With respect to a Participant for a Performance Cycle, the sum of (a) the Participant’s annual base salary for the first (1st) Plan Year in the Performance Cycle or, if later, the Plan Year in the Performance Cycle during which the Participant’s Participation Date occurs and (b) the Participant’s Target Bonus for the same such Plan Year. Effective January 1, 2004, with respect to a Participant for a Performance Cycle, the sum of (a) the Participant’s annual base salary for the Performance Cycle and (b) the Participant’s Target Bonus for the same such Performance Cycle.

1.59 Trust Agreement. Trust Agreement for the Danaher Corporation & Subsidiaries Executive Deferred Incentive Program, as it may be amended from time to time.

1.60 Valuation Date. The monthly or other more frequent periodic date selected by the Administrator to value Benefit Accounts, Deferral Accounts, Rollover Accounts, and Distribution Accounts; provided, however, that the first Valuation Date shall be August 1, 2003. With respect to a Participant whose Eligibility Termination Date does not coincide with a Valuation Date defined in the preceding sentence, the Participant’s Eligibility Termination Date shall be deemed a Valuation Date solely with respect to that Participant.

1.61 Valuation Period. A period beginning on a Valuation Date and ending on the day before the next succeeding Valuation Date.

1.62 Vesting Percentage. With respect to a Benefit Amount and Performance Shares credited to a Participant’s Benefit Account, the percentage to be applied to such Benefit Amount and Performance Shares to determine the amount thereof to which the Participant shall have a nonforfeitable right, subject to any provision to the contrary in Section 3.4 or 5.9 or the Trust Agreement.

1.63 Vesting Year of Participation. Effective January 1, 2004, with respect to a Participant other than a Rollover Participant, a twelve (12)-consecutive month period beginning on (A) the later of (i) January 1, 2004 or (ii) the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains an Eligible Employee, where the term “Eligible Employee” shall be defined only as in Sections 1.23(a) and (b) of this Plan; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.64 Year of Participation. With respect to a Participant other than a Rollover Participant, (i) the ten (10)-consecutive month period beginning on March 1, 1995, and (ii) a twelve (12)-consecutive month period beginning on (A) the Participant’s Participation Date, or (B) an anniversary thereof during which the Participant remains an Eligible Employee, where the term “Eligible Employee” shall be defined only as in Sections 1.23(a) and (b) of this Plan; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Eligible Employee for purposes of this Section and the date as of which any future Years of Participation shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.65 Year of Service. With respect to a Participant, a twelve (12)-consecutive month period beginning on the Participant’s employment date with an Employer or an anniversary thereof during which the Participant remains an Employee; provided, however, that, in the case of a Participant who shall be absent from employment with an Employer for any reason for more than six (6) consecutive weeks, unless otherwise determined by the Administrator in his or her sole discretion, the Participant shall not be deemed to have remained an Employee for purposes of this Section and the date as of which any future Years of Service shall be determined for the Participant shall begin on the date of his or her return (if any) from such absence.

1.66 401(k) Plan. Danaher Corporation & Subsidiaries Savings Plan or any successor thereto, as it may be amended from time to time.

ARTICLE II

PARTICIPATION

2.1 Commencement of Participation. An Eligible Employee who is an Initial Participant may become a Participant as of March 1, 1995, and any other Eligible Employee may become a Participant as of the date that is the first (1st) day of a month and that coincides with or follows the later of March 1, 1995, or the date that the individual became an Eligible Employee; provided that the Eligible Employee completes an enrollment form and files it with the Administrator within the time period specified by the Administrator.

2.2 Termination of Participation.

(a) Participant Ceases Being an Eligible Employee. A Participant who ceases being an Eligible Employee but remains an Employee shall cease being a Participant as of his or her Eligibility Termination Date if the Participant’s Distributable Amount as of such date (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.6 as of such date) equals zero (0) and his or her Option Shares Account (if any) has a zero (0) balance.

(b) Participant Ceases Being an Employee. A Participant who ceases being an Employee shall cease being a Participant as of the earlier of the Participant’s date of death or the date as of which the Participant’s Distributable Amount (as determined subsequent to any crediting of his or her Distribution Account pursuant to Section 3.6 as of his or her Eligibility Termination Date) equals zero (0) and his or her Option Shares Account (if any) has a zero (0) balance.

ARTICLE III

ACCOUNTS AND VESTING

3.1 Performance Share Accounts.

(a) Award of Performance Shares. With respect to each Performance Cycle, the Administrator shall credit Participants’ Performance Shares Accounts with Performance Shares in accordance with the following:

(i) Eligible Employee on Cycle Beginning Date. With respect to each Participant whose Participation Date occurred on or before the Cycle Beginning Date of the Performance Cycle, if the Participant shall be an Eligible Employee on the Cycle Beginning Date, the Administrator shall credit the Participant’s Performance Shares Account as of the Cycle Beginning Date (but subsequent to any zeroing of such account pursuant to Section 3.4) with a number of Performance Shares equal to the quotient (rounded to the nearer whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Cycle Beginning Date.

(ii) Eligible Employee After Cycle Beginning Date. With respect to each Participant whose Participation Date occurs after the Cycle Beginning Date of the Performance Cycle but during the Performance Cycle, the Administrator shall credit the Participant’s Performance Shares Account as of his or her Participation Date with a number of Performance Shares equal to the quotient (rounded to the nearer whole number) of (A) the Participant’s Eligible Compensation and (B) the Common Stock Price as of the Participant’s Participation Date.

(b) Limitations With Respect To Performance Shares.

(i) No Shareholder Rights. A Performance Share has no legal relation to a share of Common Stock and, accordingly, no Participant who has a balance in his or her Performance Shares Account shall be entitled to any dividend, voting, or other rights of a shareholder of Common Stock with respect to the Performance Shares in his or her Performance Shares Account.

(ii) No Right to Payment. No payment shall be made for any one (1) or more of the Performance Shares in a Participant’s Performance Shares Account except as provided in Section 4.2.

(iii) Cancellation of Performance Shares. The Administrator may cancel all or any number of the Performance Shares in a Participant’s Performance Shares Account with the written consent of the Participant.

(iv) Adjustments to Performance Shares. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, if the Administrator shall determine, in his or her sole discretion, that such change requires adjustments in the number of Performance Shares then credited to Participants’ Performance Shares Accounts, the Administrator shall make such adjustments.

3.2 Option Share Accounts.

(a) Exercise of Options. With respect to any Option Gain deferred under this Plan, it is the Plan Sponsor’s intent that: (i) the Participant first exercise the associated Options in a stock-for-stock exercise under the terms of the applicable stock option plan maintained by the Plan Sponsor; (ii) the shares to be returned to the Participant in connection with the stock-for-stock exercise of the Options under the stock option plan shall be issued from the shares of Common Stock available under such stock option plan and shall be equal in number to the shares initially tendered by the Participant in connection with the Option exercise; (iii) with respect to the aggregate market value of the Option Gain, (A) the value of such Option Gain shall be credited to the Participant’s Option Shares Account under this Plan, (B) the stock option plan shall not issue any shares of Common Stock thereunder with respect to such Option Gain, and (C) this Plan shall issue any such shares of Common Stock with respect to the Option Gain from the shares of Common Stock available for issuance under this Plan in accordance with the terms of this Plan.

(b) Election to Defer. Subject to this Section, a Participant who is an Eligible Employee (i) may elect prior to the last day of a Plan Year to defer any Option Gain realized as a result of any exercise by the Participant of any Options during the last six (6) months of the next succeeding Plan Year, or (ii) may elect prior to the last day of the sixth (6th) month of a Plan Year to defer any Option Gain realized as a result of any exercise by the Participant of any Options during the first six (6) months of the next succeeding Plan Year.

(c) Election Procedures. Subject to any further procedures established by the Administrator pursuant to Article V, a Participant shall make any deferral election that he or she desires to make pursuant to Subsection (b) above by properly completing an election form and filing the form with the Administrator. A Participant may not, at any time, revoke a deferral election made pursuant to this Section.

(d) Crediting of Gain Shares. Subject to Subsection (e) below, with respect to each Participant who exercises Options subject to a deferral election made pursuant to Subsection (b) above, if the Participant shall be an Eligible Employee on the respective Option Exercise Date, as soon as administratively possible after the Administrator shall have received notice that the Options have been exercised, the Administrator shall credit the Participant’s Option Shares Account with a number of Gain Shares equal to the quotient (rounded to the nearer hundredth) of (i) the Participant’s Option Gain from the exercise of the Options and (ii) the Common Stock Price as of the Option Exercise Date.

(e) No Crediting of Gain Shares. Notwithstanding Subsection (d) above, Gain Shares shall be credited to a Participant’s Option Shares Account with respect to the Participant’s exercise of Options subject to a deferral election made pursuant to Subsection (b) above only in the event that: (i) the Participant shall have delivered pursuant to the applicable stock option plan maintained by the Plan Sponsor shares of Common Stock that the Participant has held for at least six (6) months with an aggregate value equal to the aggregate exercise price of the Options exercised (or proof that the Participant owns such shares); (ii) the Participant shall deliver to the Administrator a check for any federal employment taxes applicable to the deferral of the Option Gain on the exercise of the Options; (iii) the Participant shall have exercised at least 1,000 Options; (iv) the Participant has not already exercised any Options in the same calendar month; and (v) the Option Gain is at least $25,000.

(f) Crediting of Dividend Shares. With respect to each Participant who has an Option Shares Account, as soon as administratively possible after any dividend payment date with respect to the Common Stock, the Administrator shall credit the Participant’s Option Shares Account with a number of Dividend Shares equal to the quotient (rounded to the nearer hundredth) of (i) the product of (A) the dividend amount per share of Common Stock and (B) the number of Option Shares credited to his or her Option Shares Account and (ii) the Common Stock Price as of the dividend payment date.

(g) Limitations With Respect to Option Shares.

(i) No Shareholder Rights. No Option Share shall have any legal relation to a share of Common Stock and, accordingly, no Participant who has a balance in his or her Option Shares Account shall be entitled to any dividend, voting, or other rights of a shareholder of Common Stock with respect to the Option Shares in his or her Option Shares Account except as otherwise provided in Subsection (f) above.

(ii) No Right to Payment. No payment shall be made for any of the Option Shares in a Participant’s Option Shares Account except as provided in Section 4.3.

(iii) Adjustments to Option Shares. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, if the Administrator shall determine, in his or her sole discretion, that such change requires adjustments in the number of Option Shares then credited to Participants’ Option Shares Accounts, the Administrator shall make such adjustments.

3.3 Deferral Accounts.

(a) Election to Defer. Subject to this Section:

(i) Bonus Deferral Amounts. A Participant who is an Eligible Employee may elect to have an amount of his or her Target Bonus for a Plan Year, a percentage of his or her Bonus for a Plan Year, or any amount of his or her Bonus as exceeds a specified amount deferred as a Bonus Deferral Amount for the next succeeding Plan Year; provided that the actual amount deferred shall not exceed the Participant’s Bonus.

(ii) Salary Deferral Amounts. A Participant who is an Eligible Employee may elect to have an amount of his or her Salary for each Payroll Period in a Plan Year during which he or she shall be an Eligible Employee deferred as a Salary Deferral Amount.

(b) Election Procedures. Subject to any further procedures established by the Administrator pursuant to Article V, any election made by a Participant pursuant to Subsection (a) above shall be subject to the procedures described in Paragraphs (i) through (iv) below:

(i) Initial Opportunity to Defer.

(A) Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for the Plan Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1.

(B) Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s Salary for the Plan Year in which the Participant’s Participation Date occurs by so indicating on the enrollment form required pursuant to Section 2.1. Such election shall be effective for Payroll Periods during such Plan Year or the remainder of such Plan Year, as applicable, beginning as soon as administratively possible on or after the latest of (I) April 1, 1995, (II) the Participant’s Participation Date, or (III) the date that the Participant files the properly completed enrollment form with the Administrator.

(ii) Subsequent Opportunities to Defer.

(A) Bonus Deferral Amounts. The Participant may elect to have a Bonus Deferral Amount deferred on his or her behalf with respect to the Participant’s Target Bonus or Bonus for a Plan Year subsequent to the Plan Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Plan Year.

(B) Salary Deferral Amounts. The Participant may elect to have Salary Deferral Amounts deferred on his or her behalf with respect to the Participant’s Salary for a Plan Year subsequent to the Plan Year in which the Participant’s Participation Date occurs by properly completing an election form and filing the form with the Administrator prior to the first (1st) day of such subsequent Plan Year. Such election shall be effective for Payroll Periods during the respective Plan Year beginning as soon as administratively possible on or after the first (1st) day of the Plan Year.

(iii) No Revocations. A Participant may not, at any time, revoke a previous election with respect to a Bonus Deferral Amount or Salary Deferral Amounts.

(iv) Termination of Election. A Participant’s election concerning a Bonus Deferral Amount or Salary Deferral Amounts shall terminate on the earlier of (A) the date as of which the last amount or the only amount, as applicable, designated to be withheld under such election shall be withheld or (B) the Participant’s Eligibility Termination Date.

(c) Withholding by Employer.

(i) Bonus Deferral Amounts. The Employer of a Participant who has in effect an election with respect to a Bonus Deferral Amount pursuant to Subsection (b) above shall withhold the designated Bonus Deferral Amount from the Participant’s Bonus and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof.

(ii) Salary Deferral Amounts. The Employer of a Participant who has in effect an election with respect to Salary Deferral Amounts pursuant to Subsection (b) above for a Payroll Period shall withhold the designated Salary Deferral Amount from the Participant’s Salary for the Payroll Period and shall notify the Administrator that such amount was withheld as soon as administratively possible after the withholding thereof; provided, however, that, after the first such notice by the Employer to the Administrator, the Employer shall only notify the Administrator of any change in the withholding of Salary Deferral Amounts.

(d) Crediting of Deferral Amounts. As soon as administratively possible after the Administrator shall have received notice (or shall be deemed to have received notice pursuant to Subsection (c)(ii) above) that a Bonus Deferral Amount or a Salary Deferral Amount has been withheld on behalf of a Participant, the Administrator shall credit the Participant’s Deferral Account by such amount.

(e) Crediting of Additional Amounts.

(i) In General. As of the last day of each Plan Year and as soon as administratively possible thereafter, the Administrator shall credit to the Deferral Account of each Participant with respect to whom the requirements in Paragraph (ii) below shall be met an amount (if any) that shall be determined by the Administrator in his or her sole discretion and that shall be intended to compensate for employer contributions that may have been foregone by the Participant under the 401(k) Plan, the Pension Plan, or any other qualified plan maintained by an Employer due to the fact that a Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Plan Year.

(ii) Requirements for Additional Amount. A Participant shall be eligible to have an amount credited to his or her Deferral Account for a Plan Year in accordance with Paragraph (i) above if the following requirements are met with respect to the Participant:

(A) A Bonus Deferral Amount and/or Salary Deferral Amounts were credited to the Participant’s Salary Deferral Account for the Plan Year;

(B) The Participant had completed at least one (1) One Year of Service uninterrupted by a One-year Break in Service as of July 1 of the Plan Year;

(C) The Participant’s Eligibility Termination Date had not occurred as of the last day of the Plan Year; and

(D) The Participant’s Basic Compensation for the Plan Year does not exceed the Compensation Limitation for the Plan Year;

where, for purposes of this Paragraph, the terms “One Year of Service,” “One-year Break in Service,” “Basic Compensation” and “Compensation Limitation” shall be as defined in the 401(k) Plan, the Pension Plan, or other qualified plan maintained by an Employer, as applicable.

(f) Crediting of Earnings.

(i) Elections. A Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Participant’s Deferral Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Participant makes his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Participant’s Deferral Account by properly completing an investment option form and filing it with the Administrator. A Participant who has filed an investment option form with the Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Participant’s Deferral Account and/or the investment of all or a designated portion of the current balance of the Participant’s Deferral Account by so designating on a new investment option form and filing the form with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election with respect to Common Stock and any such election of the Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Plan. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after August 31, 2003, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Participant files the investment option form with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made. Notwithstanding the foregoing, with respect to any Participant who is required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, if the Participant has elected Common Stock as an investment option that shall apply to all or a portion of his or her Deferred Account, such investment option and Earnings Crediting Rate shall not become effective with respect to any amounts deferred until the earlier of the April 30, July 31, October 31, or January 31 immediately following the date such amounts were deferred, and during the period from the date of deferral until such April 30, July 31, October 31, or January 31, as applicable, the investment options and Earnings Crediting Rate that shall apply to such deferred amounts shall be the fixed income fund investment option, or such other investment option as the Administrator shall determine.

The Administrator shall adopt and may amend procedures to be followed by Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(ii) No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Deferral Account of any Participant who has not made an investment option election pursuant to Subparagraph (i) above.

(iii) Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Deferral Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Deferral Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv) Accounting. As of each Valuation Date, the balance in each Deferral Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Deferral Account as of the later of the last preceding Valuation Date or the date as of which the Deferral Account was established; plus

(B) Any amounts credited to the Deferral Account pursuant to Sections 3.3(d) and 3.3(e) of this Plan during the Valuation Period ending on the Valuation Date; plus

(C) Any positive Earnings Credit determined for the Deferral Account pursuant to Section 3.3(f)(iii) of this Plan during the Valuation Period ending on the Valuation Date; less

(D) Any negative Earnings Credit determined for the Deferral Account pursuant to Section 3.3(f)(iii) during the Valuation Period ending on the Valuation Date.

(g) Vesting of Deferral Accounts. With respect to a Participant, the Participant’s Deferral Account shall be at all times nonforfeitable.

3.4 Benefit Accounts.

(a) Cyclical Accounting for Performance Cycle Ending December 31, 2003.

(i) Crediting of Benefit Amounts. As of December 31, 2003, with respect to a Participant who has a balance in his or her Performance Shares Account, the Administrator shall credit the Participant’s Benefit Account as follows: (1) with a Benefit Amount for the Performance Cycle ending on December 31, 2003, where such Benefit Amount shall equal fifty percent (50%) (rounded to two (2) decimal places) of the product of (i) the number of Performance Shares in the Participant’s Performance Shares Account as of December 31, 2003, and (ii) the Common Stock Price as of December 31, 2003; and (2) with a number of Performance Shares equal to fifty percent (50%) of the number of Performance Shares in the Participant’s Performance Share Account as of December 31, 2003; provided that the Administrator shall account separately for each Benefit Amount credited to a Participant’s Account pursuant to this Subsection.

(ii) Effect on Performance Shares Account. The Administrator shall reduce the number of Performance Shares in the Participant’s Performance Shares Account to zero (0).

(iii) Annual Accounting. As of December 31, 2003, with respect to each Benefit Amount (if any) in a Participant’s Benefit Account as of such date, the Administrator shall credit earnings on fifty percent (50%) of such Benefit Amount to the Participant’s Benefit Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (i) the Long-term Rate for the Performance Cycle in which the Plan Year occurs and (ii) the sum of (A) fifty percent (50%) of such Benefit Amount and (B) the aggregate amount (if any) of earnings thereon previously credited to the Participant’s Benefit Account pursuant to this Subsection.

(b) Conversion of Other Benefit Amounts to Performance Shares. As of January 1, 2004, the Administrator shall convert all of the Benefit Amounts in a Participant’s Benefit Account that previously were not credited with earnings at the Long-term Rate for a Performance Cycle under Paragraph (a)(iii) above to Performance Shares by crediting the Participant’s Benefit Account with a number of Performance Shares equal to the quotient of (1) the aggregate of such Benefit Amounts, divided by (2) the Common Stock Price on January 1, 2004, and then debiting the Participant’s Benefit Account by the aggregate of such Benefit Amounts.

(c) Cyclical Accounting for Performance Cycles Beginning on or After January 1, 2004. Effective January 1, 2004, as of each Cycle Beginning Date of a Performance Cycle, or Participation Date, that the Participant’s Performance Shares Account is credited with Performance Shares pursuant Section 3.1(a), the Administrator shall credit each Participant’s Benefit Account with the number of Performance Shares in the Participant’s Performance Share Account as of such date and then the Administrator shall reduce the number of Performance Shares in the Participant’s Performance Share Account to zero (0).

(d) Earnings Credits.

(i) Performance Shares. The investment option and Earnings Crediting Rate applicable to the Performance Shares in the Benefit Account of each Participant shall be Common Stock. As of each

Valuation Date on or after January 1, 2004, the Administrator shall determine the Earnings Credit applicable to the Performance Shares in the Benefit Account of each Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Deferral Account was maintained): the Earnings Credit for the Common Stock investment option shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Benefit Account as of the later of the last preceding Valuation Date or the date as of which the Benefit Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(ii) Benefit Amounts. As of the last day of each Plan Year beginning on or after January 1, 2004, with respect to each Benefit Amount (if any) in a Participant’s Benefit Account as of the first (1st) day of such Plan Year other than Benefit Amounts consisting of Performance Shares, the Administrator shall credit earnings on such Benefit Amount to the Participant’s Benefit Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (i) the Long-term Rate for the Performance Cycle in which the Plan Year occurs and (ii) the sum of (A) such Benefit Amount and (B) the aggregate amount (if any) of earnings thereon previously credited to the Participant’s Benefit Account.

(iii) Accounting. As of each Valuation Date, the balance in each Benefit Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Benefit Account as of the later of the last preceding Valuation Date or the date as of which the Benefit Account was established; plus

(B) Any amounts credited to the Benefit Account pursuant to Section 3.4(c) of this Plan during the Valuation Period ending on the Valuation Date; plus

(C) Any amounts credited to the Benefit Account pursuant to Section 3.4(e) of this Plan during the Valuation Period ending on the Valuation Date; plus

(D) Any positive Earnings Credit determined for the Benefit Account pursuant to Section 3.4(d)(i) and 3.4(d)(ii) of this Plan during the Valuation Period ending on the Valuation Date; less

(E) Any negative Earnings Credit determined for the Benefit Account pursuant to Section 3.4(d)(i) during the Valuation Period ending on the Valuation Date.

(e) Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) through (iv) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Subsections (c) and (d):

(i) Discretionary Crediting of Performance Shares. If the Participant’s Eligibility Termination Date precedes the Cycle Ending Date of a Performance Cycle, the Administrator may, in his or her sole discretion, credit the Participant’s Benefit Account with a number of Performance Shares for the Performance Cycle in which such Eligibility Termination Date occurs equal to the number of Performance Shares credited to such Benefit Account on the Cycle Beginning Date of such Performance Cycle.

(ii) Effect on Performance Shares Account. Except as otherwise provided in Paragraph (i) above, unless the Participant’s Eligibility Termination Date coincides with the Cycle Ending Date of a Performance Cycle, the Administrator shall reduce the number of Performance Shares in the Participant’s Benefit Account by the number of Performance Shares credited to such Benefit Account on the Cycle Beginning Date for the Performance Cycle or, if later, the Participant’s Participation Date.

(iii) Determination of Vesting Percentages. The Administrator shall determine the Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon in the Participant’s Benefit Account, in accordance with the following:

(A) Age and Service Vesting.

(1) If the Participant has both attained age fifty-five (55) and completed at least five (5) Years of Service, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be one hundred percent (100%).

(2) Effective January 1, 2004, if such Paragraph (A)(1) above does not apply and if the Participant has completed at least five (5) Years of Participation, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be determined as follows:

VESTING YEARS OF PARTICIPATION	VESTING PERCENTAGE
1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%

(B) Vesting at Death. If the Participant has died, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon shall be one hundred percent (100%).

(C) Partial Vesting for Initial Participants. If the Participant is an Initial Participant and neither Subparagraph (A)(1) nor Subparagraph (B) above applies to the Participant, the Participant’s Vesting Percentage applicable to the Benefit Amounts including Performance Shares and any earnings thereon that correlate with the Benefit Amounts previously credited for the Performance Cycle beginning on March 1, 1995 shall be sixty-six and two-thirds percent (66-2/3%); provided, however, that an Initial Participant’s Vesting Percentage may increase based upon his or her Vesting Years of Participation pursuant to Subparagraph (A)(2) above (e.g., after completion of five (5) Years of Participation and seven (7) Vesting Years of Participation, an Initial Participant’s Vesting Percentage will be seventy percent (70%)).

(D) No Vesting. Except as otherwise provided in Subparagraph (A), (B), or (C) above, the Participant’s Vesting Percentage applicable to each such Benefit Amount including Performance Shares plus any such earnings thereon shall be zero percent (0%).

(E) Gross Misconduct Exception to Vesting. Notwithstanding Subparagraph (A), (B) or (C) above, if the Administrator determines, in his or her sole discretion, that the circumstances of and/or surrounding the Participant’s ceasing to be an Eligible Employee constitute gross misconduct on the part of the Participant, the Administrator may, in his or her sole discretion, determine that the Participant’s Vesting Percentage applicable to the Benefit Amounts and the Performance Shares and earnings thereon shall be zero percent (0%).

(iv) Forfeiture and Reduction of Benefit Account. If the Administrator determines pursuant to Paragraph (ii) above that the Participant’s Vesting Percentage with respect to the Benefit Amounts including Performance Shares and earnings thereon, is less than one hundred percent (100%), the Administrator shall forfeit all or a portion of such Benefit Amount including Performance Shares plus any earnings thereon by (A) reducing pro rata the Benefit Amounts and Performance Shares by the product (rounded to two (2) decimals) of (I) the Benefit Amounts and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage and (B) reducing any such earnings by the product (rounded to two (2) decimals) of (I) the amount of such earnings and (II) the difference between one hundred percent (100%) and the applicable Vesting Percentage.

(v) Crediting of Earnings and Debiting of Losses. In the event that a Participant’s Eligibility Termination Date is neither a Valuation Date nor the last day of a Plan Year, such Eligibility Termination Date shall be deemed to be a Valuation Date and the last day of the Plan Year, and the Administrator shall determine the applicable Earnings Credits (if any) and value the Participant’s Benefit Account in accordance with Section 3.4(d).

3.5 Rollover Accounts.

(a) Crediting of Rollover Amount. As soon as administratively possible following the Administrator’s determination of the Rollover Amount with respect to a Rollover Participant, the Administrator shall credit to the Rollover Account of the Rollover Participant the Rollover Amount (if any) that shall be determined by the Administrator in his or her sole discretion.

(b) Crediting of Earnings.

(i) Elections. A Rollover Participant may elect as the Earnings Crediting Rate that shall apply to all or a designated portion of the Rollover Participant’s Rollover Account the earnings rate on one (1) of the investment options that the Administrator shall from time to time designate. A Rollover Participant make his or her initial election of the Earnings Crediting Rate(s) that shall apply to the Rollover Participant’s Rollover Account by properly completing an investment option form and filing it with the Administrator. A Rollover Participant who has filed an investment option form with the Administrator may elect to change his or her investment election with respect to either the investment of future amounts credited to the Rollover Participant’s Rollover Account and/or the investment of all or a designated portion of the current balance of the Rollover Participant’s Rollover Account by so designating on a new investment option form and filing the form with the Administrator or, in accordance with procedures adopted by the Administrator, by so notifying the Administrator in any manner acceptable to the Administrator; provided, however, that a Participant may not change his or her investment election of Common Stock and any such election of Common Stock as an investment option shall be irrevocable and remain in effect until the Participant’s Distributable Amount is distributed pursuant to Section 4.2 of this Plan. Except as otherwise provided by the Administrator with respect to one (1) or more investment options, any initial investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after August 31, 2003, and any subsequent investment election made pursuant to this Paragraph shall be effective as soon as administratively possible after the date that the Rollover Participant files the investment option form with the Administrator or otherwise notifies the Administrator of his or her election, and each investment election shall continue in effect until the effective date of a subsequent investment election properly made.

The Administrator shall adopt and may amend procedures to be followed by Rollover Participants in electing Earnings Crediting Rate(s) and, pursuant thereto, the Administrator may, among other actions, format investment option forms and establish deadlines for elections.

(ii) No Election. The Administrator shall from time to time designate a fixed income fund or other investment option that shall be used to establish the Earnings Crediting Rate that shall apply to the Rollover Account of any Rollover Participant who has not made an investment option election pursuant to Subparagraph (i) above.

(iii) Earnings Credits. As of each Valuation Date, the Administrator shall determine the Earnings Credit applicable to the Rollover Account of each Rollover Participant for the Valuation Period ending on the Valuation Date (or the portion thereof during which the Rollover Account was maintained): (i) if only one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, the Earnings Credit shall equal (A) the Earnings Crediting Rate (on an annual basis) times (B) the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365; and (ii) if more than one (1) Earnings Crediting Rate shall have applied to the Rollover Account pursuant to Subsection (i) above, as applicable, the Earnings Credit shall equal the sum of each amount determined as (A) the Earnings Crediting Rate (on an annual basis) times (B) the portion of the balance in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established to which such rate applied times (C) the days in the Valuation Period (or portion thereof) divided by (D) 365.

(iv) Accounting. As of each Valuation Date, the balance in each Rollover Account maintained as of the Valuation Date shall be determined as the amount calculated in accordance with the following:

(A) The balance (if any) in the Rollover Account as of the later of the last preceding Valuation Date or the date as of which the Rollover Account was established; plus

(B) Any positive Earnings Credit determined for the Rollover Account pursuant to Section 3.5(b)(iii) of this Plan during the Valuation Period ending on the Valuation Date; less

(C) Any negative Earnings Credit determined for the Rollover Account pursuant to Section 3.5(b)(iii) during the Valuation Period ending on the Valuation Date.

3.6 Distribution Accounts.

(a) Accounting at Eligibility Termination Date. As of the Eligibility Termination Date of a Participant, the Administrator shall take consecutively the actions in Paragraphs (i) and (ii) below, as applicable, which such actions shall be taken subsequently to the actions to be taken by the Administrator pursuant to Sections 3.3(f), 3.4(d), 3.4(e), and 3.5(b):

(i) Crediting of Distributable Amount. The Administrator shall credit to the Participant’s Distribution Account the sum of (A) the balance (if any) in his or her Benefit Account, and (B) the balance (if any) in his or her Deferral Account (if any), and (C) the balance (if any) in his or her Rollover Account (if any), and any and all investment elections in effect with respect to each of such balances as of the Participant’s Eligibility Termination Date shall be maintained in full force and effect.

(ii) Effect on Benefit Account, Deferral Account, and Rollover Account. The Administrator shall reduce the balance (if any) in the Participant’s Benefit Account, the balance (if any) in the Participant’s Deferral Account (if any), and the balance (if any) in the Participant’s Rollover Account (if any) to zero dollars ($0).

(b) Crediting of Earnings.

(i) Performance Shares. With respect to the Performance Shares in a Participant’s Distribution Account, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to the Performance Share in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.4(d)(i) of this Plan.

(B) Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) to the Performance Shares in the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.4(d)(i) of this Plan.

(ii) Prior Deferral Account and Rollover Account Balances. With respect to the portion of a Participant’s Distribution Account previously transferred from his or her Deferral Account and/or Rollover Account and not consisting of Performance Shares, the Administrator shall take the following actions during the period beginning on a Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Accounting on Valuation Dates. As of each Valuation Date during the aforementioned period, the Administrator shall credit earnings (if any) to such portion of the Participant’s Distribution Account in accordance with the methodology set forth under Section 3.3(f)(iii).

(B) Accounting at Employment Termination Date. In the event that a Participant’s Employment Termination Date is not a Valuation Date, such Employment Termination Date shall be deemed to be a Valuation Date and the Administrator shall credit earnings (if any) on such portion of a Participant’s Distribution Account in accordance with Section 3.3(f)(iii) and/or 3.5(b)(iii), as applicable.

(iii) Balance of Distribution Account. With respect to the balance of a Participant’s Distribution Account after the crediting of earnings under Paragraphs (i) and (ii) above, the Administrator shall take the following actions during the period beginning on the Participant’s Eligibility Termination Date and ending on the Participant’s Employment Termination Date:

(A) Annual Accounting Before Employment Termination Date. As of the last day of each Plan Year during the aforementioned period, the Administrator shall credit earnings to the Distribution Account (if any) of each Participant whose Employment Termination Date has not occurred by the last day of the Plan Year, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Plan Year occurs, (B) the sum of the monthly balances in the Distribution Account during the Plan Year not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during the Plan Year in which the Distribution Account had a balance, and (II) twelve (12).

(B) Accounting at Employment Termination Date. As of the Employment Termination Date of a Participant, if such date is later than the Participant’s Eligibility Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which the Participant’s Employment Termination Date occurred, (B) the sum of the monthly balances in the Participant’s Distribution Account during the Plan Year in which his or her Employment Termination Date occurred not otherwise credited with earnings under Paragraph (i) or (ii) above, and (C) the quotient (rounded to four (4) decimal places) of (I) the number of whole months during such Plan Year in which the Participant’s Distribution Account had a balance, and (II) twelve (12).

(iv) Annual Accounting Following Employment Termination Date. With respect to a Participant whose Employment Termination Date has occurred but who is receiving, or a deceased Participant whose Beneficiary or Beneficiaries are receiving, installment distributions of the Participant’s Distributable Amount pursuant to Section 4.2, as of each anniversary date of the Participant’s Employment Termination Date, the Administrator shall credit earnings to the Participant’s Distribution Account, where the amount of such earnings shall equal the product (rounded to two (2) decimal places) of (A) the Long-term Rate for the Performance Cycle in which such anniversary date occurs and (B) the balance in the Participant’s Distribution Account as of such anniversary date.

ARTICLE IV

DISTRIBUTION OF BENEFITS

4.1 Election of Form and Medium of Distribution to Participant. At the time a Participant completes the enrollment form required by Section 2.1 and at any other such times as the Administrator, in his or her sole discretion, may prescribe:

(a) The Participant may elect, in accordance with procedures established by the Administrator, to receive the Participant’s Distributable Amount (if any) and/or any shares of Common Stock representing a distribution of the Participant’s Option Shares Account (if any) payable upon his or her Employment Termination Date in one of the following forms of distribution:

(i) a lump-sum distribution; or

(ii) if the Participant has (A) both attained age fifty-five (55) and completed at least five (5) Years of Service or (B), effective January 1, 2004, completed fifteen (15) Years of Participation, annual installments over two (2), five (5) or ten (10) years.

(b) The Participant may elect, in accordance with procedures established by the Administrator, to receive any such lump-sum distribution or annual installments in cash, in shares of Common Stock, or partially in cash and partially in shares of Common Stock; provided, however, that any Performance Shares and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as an investment option shall be paid in shares of Common Stock in accordance with Section 4.2(d).

4.2 Distributions Upon Termination of Employment. Subject to Article V:

(a) Available Benefits. Upon the Employment Termination Date of a Participant, the Participant or his or her Beneficiary or Beneficiaries, if the Participant has died, shall be eligible to receive payment of the Distributable Amount.

(b) Form and Medium of Payment.

(i) Payment to Participant. A Participant who is eligible for payment of the Distributable Amount pursuant to Subsection (a) above shall receive the Distributable Amount in the form and medium elected by the Participant on the most recent election form filed by the Participant pursuant to Section 4.1 prior to the Plan Year in which his or her Employment Termination Date occurs; provided, however, that:

(A) any Performance Shares and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option shall be paid in shares of Common Stock; and

(B) subject to Paragraph (A) above, if no such election form was filed with the Administrator, the Distributable Amount shall be paid as a lump-sum distribution in cash.

(ii) Payment to Beneficiary. A Beneficiary of a deceased Participant who is eligible for payment of all or part of the Distributable Amount pursuant to Subsection (a) above shall receive all or such part, as applicable, of the Distributable Amount as a lump-sum distribution in cash and in shares of Common Stock to the extent of the Performance Shares (if any) and any other portion of the Participant’s Distributable Amount with respect to which the Participant previously elected Common Stock as the investment option.

(c) Timing of Payment. The Distribution Date for payment of the Distributable Amount in accordance with Subsections (a) and (b) above shall be the earliest date administratively possible within the ninety (90)-day period following the respective Participant’s Employment Termination Date.

(d) Payment in Common Stock. If all or part of a Participant’s Distributable Amount shall be paid in shares of Common Stock (treasury shares, authorized and unissued shares, authorized and issued shares, or a combination of the foregoing), the Administrator shall calculate the number of such shares of Common Stock as follows and the whole number of shares so calculated shall be paid in shares of Common Stock and the value of any fractional shares shall be paid in cash.

(i) With respect to the portion of the Distributable Amount not represented by Performance Shares, as the quotient (rounded to two decimal places) of (A) such portion of the Distributable Amount and (B) the Common Stock Price as of the Participant’s Employment Termination Date.

(ii) With respect to the portion of the Distributable Amount represented by Performance Shares, as the product of (A) the number of Performance Shares and (B) the Common Stock Price as of the Participant’s Employment Termination Date.

(e) Payment of Installment Distributions. After the Distribution Date of a Participant who shall receive installment distributions of the Distributable Amount, each subsequent installment distribution that shall be due shall be paid to the Participant as of the next succeeding anniversary of the Participant’s Employment Termination Date; provided, however, that, in the event of the death of the Participant before all such installment distributions shall be made, all or part, as applicable, of the total of the remaining installment distributions shall be paid as of the next succeeding anniversary of the Participant’s Employment Termination Date to the Participant’s Beneficiary or each of his or her Beneficiaries, as applicable; provided, however, that if the Participant elected to receive the Distributable Amount in the form of annual installments and the Participant dies prior to receiving all of such annual installments, the Administrator may, in his or her sole discretion, allow the Beneficiary of the deceased Participant to continue receiving installment payments rather than receiving such remaining payments as a lump sum.

(f) Administrative Matters. Subject to Section 8.5, the Administrator may, in his or her sole discretion, delay the Distribution Date for the benefits payable to or on behalf of a Participant to the extent necessary to determine the benefits properly.

4.3 Distribution of Option Shares Accounts. Subject to Article V:

(a) Available Benefits. Upon the Employment Termination Date of a Participant, the Participant or his or her Beneficiary or Beneficiaries, if the Participant has died, shall be eligible to receive payment of the Option Shares in the Participant’s Option Shares Account in accordance with this Section.

(b) Form of Payment.

(i) Payment to Participant. As of the Distribution Date defined in accordance with Section 4.2(c), a Participant who is eligible for payment of the Option Shares in the Participant’s Option Shares Account pursuant to Subsection (a) above shall receive, calculated as of the Participant’s Employment Termination Date, either (A) one (1) payment of a number of shares of Common Stock equal to the whole number of Option Shares in the Participant’s Option Shares Account and cash equal to the value of any fractional Option Shares, or (B) one (1) installment payment of a number of shares of Common Stock equal to the quotient of: (1) the number of Option Shares in the Participant’s Option Shares Account and (2) the number of installment payments elected by the Participant on the most recent election form filed by the Participant pursuant to Section 4.1 prior to the Plan Year in which his or her Employment Termination Date occurs; provided, however, that, if no such election form was filed with the Administrator, a lump-sum distribution shall be paid.

(ii) Payment to Beneficiary. As of the Distribution Date determined in accordance with Section 4.2(c), a Beneficiary of a deceased Participant who is eligible for payment of all or some of the Option Shares in the Participant’s Option Shares Account pursuant to Subsection (a) above shall receive, calculated as of the Participant’s Employment Termination Date, the Beneficiary’s share of the number of shares of Common Stock as equals the number of Option Shares in the Participant’s Option Shares Account and cash equal to the value of any fractional Option Shares.

(c) Payment of Installment Distributions. After the Distribution Date of a Participant who shall receive installment distributions of the Option Shares in the Participant’s Option Shares Account, each subsequent installment distribution that shall be due shall be paid to the Participant as of the next succeeding anniversary of the Participant’s Employment Termination Date, where the amount of each installment distribution shall be equal to the amount of the first such installment distribution, as calculated pursuant to Subsection (b)(i) above, except that an installment distribution due after any additional Dividend Shares are credited to a Participant’s Option Shares Account pursuant to Section 3.2 shall include such Dividend Shares and a cash payment shall be made of the value of any fractional Option Shares remaining when the final installment distribution shall be paid; provided, however, that, in the event of the death of the Participant before all such installment distributions shall be made, all or part, as applicable, of the total of the remaining installment distributions shall be paid as of the next succeeding anniversary of the Participant’s Employment Termination Date to the Participant’s Beneficiary or each of his or her Beneficiaries, as applicable; provided, however, that if the Participant elected to receive the Option Shares in the form of installments and the Participant dies prior to receiving all of such installments, the Administrator may, in his or her sole discretion, allow the Beneficiary of the deceased Participant to continue receiving installment payments rather than receiving such remaining payments as a lump sum.

(d) Cash for Withholding Taxes. Notwithstanding Subsections (b) and (c) above, a Participant or a Beneficiary of a deceased Participant may request, in accordance with procedures established by the Administrator, that a distribution in cash be made to the extent required for him or her to pay any withholding taxes attributable thereto.

(e) Administrative Matters. Subject to Section 8.5, the Administrator may, in his or her sole discretion, delay the distribution date for the benefits payable to or on behalf of a Participant to the extent necessary to determine the benefits properly.

4.5 In-service Distribution from Deferral Accounts. The Administrator may, but shall not be required to, establish procedures under which an in-service distribution may be made to a Participant of Bonus Deferral Amounts or Salary Deferral Amounts in his or her Deferral Account (if any) in the event that the Participant has an unforeseeable emergency, as described in Subsection (a) below, and the distribution is reasonably needed to satisfy the unforeseeable emergency, as described in Subsection (b) below:

(a) Unforeseeable Emergency. With respect to a Participant, an unforeseeable emergency is severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a “dependent” of the Participant, as such term shall be defined in Code Section 152(a); loss of the Participant’s property due to casualty; or another similar extraordinary and unforeseeable set of circumstances arising as a result of events beyond the control of the Participant.

(b) Distribution Reasonably Necessary to Satisfy Emergency. A distribution shall be deemed to be reasonably necessary to satisfy a Participant’s unforeseeable emergency if the following requirements are met:

(i) The distribution does not exceed the amount of the Participant’s financial need plus amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution;

(ii) The Participant’s financial need cannot be relieved:

(A) Through reimbursement or compensation by insurance or otherwise,

(B) By liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause severe financial hardship, or

(C) By the termination of the Participant’s election (if any) with respect to a Bonus Deferral Amount or Salary Deferral Amounts.

4.6 Beneficiaries. The Administrator shall provide to each new Participant a form on which he or she may designate (a) one or more Beneficiaries who shall receive all or a portion of the Distributable Amount upon the Participant’s death, including any Beneficiary who shall receive any such amount only in the event of the death of another Beneficiary; and (b) the percentages to be paid to each such Beneficiary (if there is more than one). A

Participant may change his or her or her Beneficiary designation from time to time by filing a new form with the Administrator. No such Beneficiary designation shall be effective unless and until the Participant has properly filed the completed form with the Administrator, and a Beneficiary designation form that designates the spouse of a Participant as his Beneficiary (whether or not any other Beneficiary is also designated) shall be void with respect to the designation of the spouse upon the divorce of the Participant and the spouse with the result that the Participant’s former spouse shall not be a Beneficiary unless the Participant files a new form with the Administrator and designates his or her former spouse as a Beneficiary.

If a deceased Participant is not survived by a designated Beneficiary or if no Beneficiary was effectively designated, upon the Participant’s death, any benefit to which the Participant was then entitled shall be paid in a lump-sum distribution in cash to the Participant’s spouse and, if there is no spouse, to the Participant’s estate. If a designated Beneficiary is living at the death of the Participant but dies before receiving any or all of the benefit to which the Beneficiary was entitled, such benefit or the remaining portion of such benefit shall be paid in a lump-sum distribution in cash to the estate of the deceased Beneficiary.

ARTICLE V

CLAIMS AND ADMINISTRATION

5.1 Applications. A Participant or the Beneficiary of a deceased Participant who is or may be entitled to benefits under this Plan shall apply for such benefits in writing if and as required by the Administrator, in his or her sole discretion.

5.2 Information and Proof. A Participant or the Beneficiary of a deceased Participant shall furnish all information and proof required by the Administrator for the determination of any issue arising under the Plan including, but not limited to, proof of marriage to a Participant or a certified copy of the death certificate of a Participant. The failure by a Participant or the Beneficiary of a deceased Participant to furnish such information or proof promptly and in good faith, or the furnishing of false or fraudulent information or proof by the Participant or Beneficiary, shall be sufficient reason for the denial, suspension, or discontinuance of benefits thereto and the recovery of any benefits paid in reliance thereon.

5.3 Notice of Address Change. Each Participant and any Beneficiary of a deceased Participant who is or may be entitled to benefits under this Plan shall notify the Administrator in writing of any change of his or her address.

5.4 Claims Procedure.

(a) Claim Denial. The Administrator shall provide adequate notice in writing to any Participant or Beneficiary of a deceased Participant whose application for benefits, made in accordance with Section 5.1 of this Plan, has been wholly or partially denied. Such notice shall include the reason(s) for denial, including references, when appropriate, to specific Plan or Trust Agreement provisions; a description of any additional information necessary for the claimant to perfect the claim, if applicable and an explanation of why such information is necessary; and a description of the claimant’s right to appeal under Subsection (b) below.

The Administrator shall furnish such notice of a claim denial within ninety (90) days after the date that the Administrator received the claim. If special circumstances require an extension of time for deciding a claim, the Administrator shall notify the claimant in writing thereof within such ninety (90)-day period and shall specify the date a decision on the claim shall be made, which shall not be more than one hundred eighty (180) days after the date that the Administrator received the claim. Then, the Administrator shall furnish any denial notice on the claim by the later date so specified.

(b) Appeal Procedure. A claimant or his or her duly authorized representative shall have the right to file a written request for review of a claim denial within sixty (60) days after receipt of the denial, to review pertinent documents, records and other information relevant to his or her claim without charge (including items used in the determination, even if not relied upon in making the final determination and items demonstrating consistent application and compliance with this Plan’s administrative processes and safeguards), and to submit comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination.

(c) Decision Upon Appeal. In considering an appeal made in accordance with Subsection (b) above, the Administrator shall review and consider any written comments, documents, records, and other information relating to the claim, even if the information was not submitted or considered in the initial determination by the claimant or his or her duly authorized representative. The claimant or his or her representative shall not be entitled to appear in person before any representative of the Administrator.

The Administrator shall issue a written decision on an appeal within sixty (60) days after the date the Administrator receives the appeal together with any written comments relating thereto. If special circumstances require an extension of time for a decision on an appeal, the Administrator shall notify the claimant in writing thereof within such sixty (60)-day period. Then, the Administrator shall furnish a written decision on the appeal as soon as possible but no later than one hundred twenty (120) days after the date that the Administrator received the appeal. The decision on the appeal shall be written in a manner calculated to be understood by the claimant and shall include specific references to the pertinent Plan provisions on which the decision is based. If the claimant loses on appeal, the decision shall include the following information provided in a manner calculated to be understood by the claimant: (1) the specific reason(s) for the adverse determination; (2) reference to the specific Plan provisions on which the determination is based; (3) a statement of the claimant’s right to receive at no cost information and copies of documents relevant to the claim, even if such information was not relied upon in making determinations; and (4) a statement of the claimant’s rights to sue under ERISA.

5.5 Status, Responsibilities, Authority and Immunity of Administrator.

(a) Appointment and Status of Administrator. The Plan Sponsor shall appoint the Administrator. The Plan Sponsor may remove the Administrator and appoint another Administrator or, if the Administrator is a committee, the Plan Sponsor may remove any or all members of the committee and appoint new members. The Administrator shall be the “administrator” of the Plan, as such term shall be defined in Section 3(16)(A) of ERISA.

(b) Responsibilities and Discretionary Authority. The Administrator shall have absolute and exclusive discretion to manage the Plan and to determine all issues and questions arising in the administration, interpretation, and application of the Plan and the Trust Agreement, including, but not limited to, issues and questions relating to a Participant’s eligibility for Plan benefits and to the nature, amount, conditions, and duration of any Plan benefits. Furthermore, the Administrator shall have absolute and exclusive discretion to formulate and to adopt any and all standards for use in calculations required in connection with the Plan and rules, regulations, and procedures that he or she deems necessary or desirable to effectuate the terms of the Plan; provided, however, that the Administrator shall not adopt a rule, regulation, or procedure that shall conflict with this Plan or the Trust Agreement. Subject to the terms of any applicable contract or agreement, any interpretation or application of this Plan or the Trust Agreement by the Administrator, or any rules, regulations, and procedures duly adopted by the Administrator, shall be final and binding upon Employees, Participants, Beneficiaries, and any and all other persons dealing with the Plan.

(c) Delegation of Authority and Reliance on Agents. The Administrator may, in his or her discretion, allocate ministerial duties and responsibilities for the operation and administration of the Plan to one or more persons, who may or may not be Employees, and employ or retain one or more persons, including accountants and attorneys, to render advice with regard to any responsibility of the Administrator.

(d) Reliance on Documents. The Administrator shall incur no liability in relying or in acting upon any instrument, application, notice, request, letter, or other paper or document believed by the Administrator to be genuine, to contain a true statement of facts, and to have been executed or sent by the proper person.

(e) Immunity and Indemnification of Administrator. The Administrator shall not be liable for any of his or her acts or omissions, or the acts or omissions of any employee or agent authorized or retained pursuant to Subsection (c) above by the Administrator, except any act of the Administrator or any such person as constitutes gross negligence or willful misconduct. The Plan Sponsor shall indemnify the Administrator, to the fullest extent permitted by law, if the Administrator is ever made a party or is threatened to be made a party to any threatened, pending, or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, any action by or in the right of the Plan Sponsor), by reason of the fact that the Administrator is or was, or relating to the Administrator’s actions as, the Administrator, against any expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement that the Administrator incurs as a result of, or in connection with, such action, suit, claim, or proceeding, provided that the Administrator had no reasonable cause to believe that his or her conduct was unlawful.

5.6 Enrollment, Deferral Election and Other Procedures. The Administrator shall adopt and may amend procedures to be followed by Eligible Employees and Participants in electing to participate in this Plan, in electing to have Bonus Deferral Amounts and Salary Deferral Amounts made on their behalf, in selecting a form of distribution of any Distributable Amount, and in taking any other actions required thereby under this Plan.

5.7 Correction of Prior Incorrect Allocations. Notwithstanding any other provisions of this Plan, in the event that an adjustment to a Performance Shares Account, Benefit Account, Deferral Account, Option Shares Account, Rollover Account, or Distribution Account shall be required to correct an incorrect allocation to such account, the Administrator shall take such actions as he or she deems, in his or her sole discretion, to be necessary or desirable to correct such prior incorrect allocation.

5.8 Facility of Payment. If the Administrator shall determine that a Participant or the Beneficiary of a deceased Participant to whom a benefit is payable is unable to care for his or her affairs because of illness, accident or other incapacity, the Administrator may, in his or her discretion, direct that any payment otherwise due to the Participant or Beneficiary be paid to the legal guardian or other representative of the Participant or Beneficiary. Furthermore, the Administrator may, in his or her discretion, direct that any payment otherwise due to a minor Participant or Beneficiary of a deceased Participant be paid to the guardian of the minor or the person having custody of the minor. Any payment made in accordance with this Section to a person other than a Participant or the Beneficiary of a deceased Participant shall, to the extent thereof, be a complete discharge of the Plan’s obligation to the Participant or Beneficiary.

5.9 Unclaimed Benefits. If the Administrator cannot locate a Participant or the Beneficiary of a deceased Participant to whom payment of benefits under this Plan shall be required, following a diligent effort by the Administrator to locate the Participant or Beneficiary, such benefit shall be forfeited.

ARTICLE VI

STATUS OF PLAN AND TRUST AGREEMENT

6.1 Unfunded Status of Plan. The Plan constitutes a mere promise by the Plan Sponsor to pay benefits in accordance with the terms of the Plan, and, to the extent that any person acquires a right to receive benefits from the Plan Sponsor under this Plan, such right shall be no greater than any right of any unsecured general creditor of the Plan Sponsor. Subject to Section 6.2, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed so as to create a trust of any kind, or a fiduciary relationship between the Plan Sponsor and any Participant, Beneficiary, or other person.

6.2 Shares to be Issued. The aggregate number of shares of Common Stock that may be issued by the Plan Sponsor to satisfy the obligations under the Plan shall not exceed two million (2,000,000) shares of Common Stock. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Plan Sponsor reacquires, including shares it purchases on the open market. In the event of a nonreciprocal transaction between the Plan Sponsor and its shareholders that causes the per-share fair value of the Common Stock to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large nonrecurring cash dividend, this Section 6.2 of the Plan shall be deemed to be proportionately and appropriately amended to adjust the maximum number of shares of Common Stock subject to the Plan pursuant to this Section.

6.3 Existence and Purposes of Trust Agreement.

(a) Existence of Trust Agreement. In accordance with Section 6.1, the Plan Sponsor may enter into a Trust Agreement with a trustee to hold a trust fund that may become the source of Plan benefits as provided in the Trust Agreement, and such trust fund may hold shares of Common Stock. In such event, the trustee would have such powers to hold, invest, reinvest, control, and disburse such trust fund as shall, at such time and from time to time, be set forth in the Trust Agreement or this Plan.

(b) Integration of Trust Agreement. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants and Beneficiaries of deceased Participants under this Plan shall be subject to the provisions of the Trust Agreement, if and as applicable.

(c) Rights to Any Trust Fund Assets. No Participant or Beneficiary of a deceased Participant, nor any other person, shall have any right to, or interest in, any assets of the trust fund maintained under the Trust Agreement upon termination of such Participant’s employment or otherwise, except as may be specifically provided from time to time in this Plan, the Trust Agreement, or both, and then only to the extent so specifically provided.

ARTICLE VII

PLAN AMENDMENT OR TERMINATION

7.1 Right to Amend. The Plan Sponsor reserves the right to amend the Plan, by action duly taken by its Board of Directors, at any time and from time to time to any extent that the Plan Sponsor may deem advisable, and any such amendment shall take the form of an instrument in writing duly executed by one or more individuals duly authorized by the Board of Directors. Without limiting the generality of the foregoing, the Plan Sponsor specifically reserves the right to amend the Plan retroactively as may be deemed necessary. Notwithstanding the foregoing sentences, the Plan Sponsor shall not amend the Plan so as to change the method of calculating the Benefit Amount attributable to any Performance Shares in any Participant’s Performance Shares Account as of the date that such an amendment would otherwise be effective; so as to reduce the balance in the Deferral Account, Benefit Account, Option Shares Account, Rollover Account, or Distribution Account of any Participant as of such otherwise effective date; or so as to reduce the Vesting Percentage applicable to any Benefit Amount of any Participant that shall have been credited to the Participant’s Benefit Account (plus any earnings credited thereon) prior to such otherwise effective date (whether or not such Vesting Percentage shall have been determined pursuant to Section 3.4 as of such date), unless any such amendment shall be reasonably required to comply with applicable law or to preserve the tax treatment of benefits provided under the Plan or is consented to by the affected Participant.

7.2 Right to Terminate. The Plan Sponsor reserves the right to terminate the Plan, by action duly taken by its Board of Directors, at any time as the Plan Sponsor may deem advisable. Upon termination of the Plan, (a) if the trust fund maintained under the Trust Agreement has not become the source for Plan benefits, the Plan Sponsor shall pay or provide for the payment of all liabilities with respect to Participants and Beneficiaries of deceased Participants by distributing amounts to and on behalf of such Participants and Beneficiaries; and (b) if the trust fund maintained under the Trust Agreement has become the source for Plan benefits, the Plan Sponsor shall direct the trustee thereof to pay to or provide for the payment of all reasonable administrative expenses of the Plan and trust fund, and thereafter the Plan Sponsor shall direct such trustee to use and apply the remaining assets of the trust fund to provide for liabilities thereof with respect to Participants and Beneficiaries of deceased Participants by continuing the trust fund and making provision under the Trust Agreement for the payment of such liabilities or by distributing amounts from the trust fund to and on behalf of such Participants and Beneficiaries; provided that, if, after payment or provision for payment of all reasonable administrative expenses of the Plan and trust fund maintained under the Trust Agreement and satisfaction of all liabilities of such trust fund with respect to Participants and Beneficiaries of deceased Participants, there shall be excess assets remaining, the trustee thereof shall pay such excess assets to the Plan Sponsor.

ARTICLE VIII

MISCELLANEOUS

8.1 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employee and the Plan Sponsor or any Employer, as a right of any Employee to be continued in any employment position with, or the employment of, the Plan Sponsor or any Employer, or as a limitation of the right of the Plan Sponsor or any Employer to discharge any Employee.

8.2 Nonalienation of Benefits. Any benefits or rights to benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability that is for alimony or other payments for the support of a Beneficiary or former Beneficiary, or for the support of any other relative, before payment thereof is received by the Participant, Beneficiary of a deceased Participant, or other person entitled to the benefit under the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under this Plan shall be void; provided, however, that this Section shall not prohibit the Administrator from offsetting, pursuant to Section 8.3 of this Plan, any payments due to a Participant, the Beneficiary of a deceased Participant, or any other person who may be entitled to receive a benefit under this Plan.

8.3 Offset of Benefits. Notwithstanding anything in this Plan to the contrary, in the event that a Participant or the Beneficiary of a deceased Participant owes any amount to the Plan, the Plan Sponsor, or any other Employer, whether as a result of an overpayment or otherwise, the Administrator may, in his or her discretion, offset the amount owed or any percentage thereof in any manner against any payments due from the Plan to the Participant or Beneficiary.

8.4 Taxes. Neither the Plan Sponsor nor any Employer represents or guarantees that any particular federal, state, or local income, payroll, personal property or other tax consequence will result from participation in this Plan or payment of benefits under this Plan. Notwithstanding anything in this Plan to the contrary, the Administrator may, in his or her sole discretion, deduct and withhold applicable taxes from any payment of benefits under this Plan. The Administrator also may permit such obligations to be satisfied by the transfer to the Plan Sponsor or any Employer of cash, shares of Common Stock, or other property.

8.5 Timing of Distributions. The provisions of this Section 8.5 shall apply notwithstanding any provisions of the Plan to the contrary. The timing of all distributions under the Plan is subject to the Plan Sponsor’s and any Employer’s deduction limitations under Code Section 162(m). Distributions instituted during a period during which the Plan Sponsor prevents trading in Common Stock (a “blackout period”) will not be effective until the first business day following the end of the blackout period. The Administrator also may, in his or her sole discretion, postpone any distribution to comply with applicable law or internal policies of the Plan Sponsor.

8.6 Not Compensation Under Other Benefit Plans. No amounts in a Participant’s Benefit Account or Deferral Account shall be deemed to be salary or compensation for purposes of the 401(k) Plan or any other employee benefit plan of the Plan Sponsor or any Employer except as and to the extent otherwise specifically provided in any such plan.

8.7 Merger or Consolidation of Plan Sponsor. If the Plan Sponsor is merged or consolidated with another organization, or another organization acquires all or substantially all of the Plan Sponsor’s assets, such organization may become the “Plan Sponsor” hereunder by action of its board of directors and by action of the board of directors of the Plan Sponsor if still existent. Such change in plan sponsors shall not be deemed to be a termination of this Plan.

8.8 Savings Clause. If any term, covenant, or condition of this Plan, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Plan, or the application of any such term, covenant, or condition to persons or circumstances other than those as to which it has been held to be invalid or unenforceable, shall not be affected thereby, and, except to the extent of any such invalidity or unenforceability, this Plan and each term, covenant, and condition hereof shall be valid and shall be enforced to the fullest extent permitted by law.

8.9 Governing Law. This Plan shall be construed, regulated and administered under the laws of the District of Columbia to the extent not pre-empted by ERISA or any other federal law.

8.10 Construction. As used in this Plan, the masculine and feminine gender shall be deemed to include the neuter gender, as appropriate, and the singular or plural number shall be deemed to include the other, as appropriate, unless the context clearly indicates to the contrary.

8.11 Headings No Part of Agreement. Headings of articles, sections and subsections of this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction of the Plan.

IN WITNESS WHEREOF, the Plan Sponsor has executed this Plan, this              day of             ,             .

PLAN SPONSOR

ATTEST:		DANAHER CORPORATION

By:		By:

	Name:	Name:

DANAHER CORPORATION & SUBSIDIARIES

EXECUTIVE DEFERRED INCENTIVE PROGRAM

APPENDIX A

APPLICABLE PERCENTAGE

I.	EFFECTIVE PRIOR TO JANUARY 1, 2004:

	AGE OF PARTICIPANT
TARGET COMPENSATION	Under 40	40 and Over
Less than $150,000	3.5%	4.5%
Greater than or equal to $150,000	5.5%	6.5%

II.	EFFECTIVE ON AND AFTER JANUARY 1, 2004:

YEARS OF PARTICIPATION	APPLICABLE PERCENTAGE
0-10	6%
11-15	8%
Greater than 15	10%

DANAHER CORPORATION & SUBSIDIARIES

EXECUTIVE DEFERRED INCENTIVE PROGRAM

APPENDIX B

PRESENT VALUE FACTORS

PV Factor 1+2+3	2.6
PV Factor 1+2	1.8
PV Factor 1.9

I.	EFFECTIVE PRIOR TO JANUARY 1, 2004:

MONTHS FACTORS

Months Factor	PV Factor O
12	.9
11	.8
10	.8
9	.8
8	.8
7	.9
6	1.0
5	1.0
4	1.0
3	1.0
2	1.0
1	1.0

II.	EFFECTIVE PRIOR TO JANUARY 1, 2004:

MONTHS FACTORS

Eligibility Date	Prorata Factor
January 1st	1.00
February 1st	0.92
March 1st	0.83
April 1st	0.75
May 1st	0.67
June 1st	0.50
July 1st	0.50
August 1st	0.42
September 1st	0.33
October 1st	0.25
November 1st	0.17
December 1st	0.08

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007.

Vote by Internet

•   Log on to the Internet and go to

    www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States,

    Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors to serve with a term expiring in 2010:		01 - Steven M. Rales		02 - John T. Schwieters	03 - Alan G. Spoon

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03
☐	For All EXCEPT -	To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. ☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 – 6 and AGAINST Proposal 7.

2.	To ratify the selection of Ernst & Young LLP as Danaher’s independent registered public accounting firm for the year ending December 31, 2007.	For	Against	Abstain	3.	To approve an amendment to Danaher’s Certificate of Incorporation to increase the number of authorized shares of common stock of Danaher to a total of one billion (1,000,000,000) shares, $.01 par value per share.	For	Against	Abstain
		☐	☐	☐			☐	☐	☐

4.	To approve the 2007 Stock Incentive Plan.	For	Against	Abstain	5.	To approve the 2007 Executive Cash Incentive Compensation Plan.	For	Against	Abstain
		☐	☐	☐			☐	☐	☐

6.	To approve an amendment to Danaher’s Amended and Restated Executive Deferred Incentive Program.	For	Against	Abstain	7.	To act upon a shareholder proposal urging the Compensation Committee of the Board of Directors to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs during their employment, and to report to shareholders regarding the policy before Danaher’s 2008 annual meeting of shareholders.	For	Against	Abstain
		☐	☐	☐			☐	☐	☐

IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment or adjournments thereof.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Danaher Corporation

ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER CORPORATION

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated April 10, 2007, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the “Company”) to be held May 15, 2007, and at any adjournment or adjournments thereof.

PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5 AND 6, “AGAINST” PROPOSAL 7 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

C Non-Voting Items

Change of Address — Please print your new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box